Exhibit 10.1

Execution Version

Deal CUSIP Number:  10536TAJ7
Revolver CUSIP Number:  10536TAK4

AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

among

BRANDYWINE REALTY TRUST and

BRANDYWINE OPERATING PARTNERSHIP, L.P.,

as Borrowers

and

THE LENDERS IDENTIFIED HEREIN

and

BANK OF AMERICA, N.A.,

as Administrative Agent and Issuing Lender

and

CITIBANK, N.A.,

as Syndication Agent and Issuing Lender

and

BANK OF MONTREAL, THE BANK OF NEW YORK MELLON, CITIZENS BANK, N.A.,

PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA and
SUNTRUST BANK,

as Co-Documentation Agents

and

BARCLAYS BANK PLC, CAPITAL ONE, NATIONAL ASSOCIATION,

TD BANK, N.A., U.S. BANK NATIONAL ASSOCIATION and
WELLS FARGO BANK, N.A.,

as Senior Managing Agents

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated and CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners

DATED AS OF July 17, 2018

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Page

Section 1.	DEFINITIONS AND ACCOUNTING TERMS1
1.1	Definitions.1
1.2	Computation of Time Periods and Other Definition Provisions.29
1.3	Accounting Terms.30
1.4	Joint Venture Investments.30
Section 2.	CREDIT FACILITY31
2.1	Revolving Loans.31
2.2	Competitive Bid Option.34
2.3	Letter of Credit Subfacility.38
2.4	Joint and Several Liability of the Borrowers.47
2.5	Appointment of BOP.49
2.6	Non-Recourse.50
2.7	Incremental Facilities.50
Section 3.	GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT54
3.1	Interest.54
3.2	Place and Manner of Payments.54
3.3	Prepayments.56
3.4	Fees.57
3.5	Payment in full at Maturity; Extension of Maturity.58
3.6	Computations of Interest and Fees.59
3.7	Pro Rata Treatment.60
3.8	Sharing of Payments.60
3.9	Capital Adequacy.61
3.10	Inability To Determine Interest Rate.62
3.11	Illegality.64
3.12	Requirements of Law.65
3.13	Taxes.66
3.14	Compensation.70
3.15	Mitigation; Mandatory Assignment.71
Section 4.	[RESERVED]72
Section 5.	CONDITIONS PRECEDENT72
5.1	Closing Conditions.72
5.2	Conditions to All Extensions of Credit.75
Section 6.	REPRESENTATIONS AND WARRANTIES76
6.1	Financial Condition.76
6.2	No Material Change.77
6.3	Organization and Good Standing.77

i

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(continued)

Page

6.4	Due Authorization.77
6.5	No Conflicts.77
6.6	Consents.78
6.7	Enforceable Obligations.78
6.8	No Default.78
6.9	Ownership.78
6.10	Indebtedness.78
6.11	Litigation.78
6.12	Taxes.78
6.13	Compliance with Law.79
6.14	Compliance with ERISA.79
6.15	Organization Structure/Subsidiaries.80
6.16	Use of Proceeds; Margin Stock.80
6.17	Government Regulation.80
6.18	Environmental Matters.81
6.19	Solvency.82
6.20	[Reserved].82
6.21	Location of Properties.82
6.22	Disclosure.82
6.23	Licenses, etc.82
6.24	No Burdensome Restrictions.82
6.25	Eligible Subsidiaries.83
6.26	OFAC.83
6.27	Anti-Corruption Laws.83
6.28	EEA Financial Institutions.83
6.29	Beneficial Ownership Certification.83
Section 7.	AFFIRMATIVE COVENANTS83
7.1	Information Covenants.83
7.2	Financial Covenants.87
7.3	Preservation of Existence.88
7.4	Books and Records.88
7.5	Compliance with Law.88
7.6	Payment of Taxes and Other Indebtedness.88
7.7	Insurance.89
7.8	Maintenance of Assets.89
7.9	Performance of Obligations.89
7.10	Use of Proceeds.89
7.11	Audits/Inspections.89
7.12	Additional Credit Parties.90
7.13	Anti-Corruption Laws.90
7.14	Construction.90
Section 8.	NEGATIVE COVENANTS90

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(continued)

Page

8.1	Indebtedness.90
8.2	Liens.91
8.3	Nature of Business.91
8.4	Consolidation and Merger.91
8.5	Sale or Lease of Assets.92
8.6	[Intentionally Omitted.]92
8.7	Restricted Payments.92
8.8	Transactions with Affiliates.92
8.9	Fiscal Year; Organizational Documents.92
8.10	Limitations.93
8.11	Other Negative Pledges.93
8.12	Sanctions.93
8.13	Anti-Corruption Laws.94
Section 9.	EVENTS OF DEFAULT94
9.1	Events of Default.94
9.2	Acceleration; Remedies.97
9.3	Allocation of Payments After Event of Default.98
Section 10.	AGENCY PROVISIONS99
10.1	Appointment and Authority.99
10.2	Rights as a Lender.99
10.3	Exculpatory Provisions.99
10.4	Reliance by Administrative Agent.100
10.5	Delegation of Duties.101
10.6	Resignation of Administrative Agent.101
10.7	Non-Reliance on Administrative Agent and Other Lenders.103
10.8	No Other Duties, Etc.103
10.9	Certain ERISA Matters103
Section 11.	MISCELLANEOUS105
11.1	Notices.105
11.2	Right of Set-Off.108
11.3	Benefit of Agreement.108
11.4	No Waiver; Remedies Cumulative.113
11.5	Payment of Expenses; Indemnification.113
11.6	Amendments, Waivers and Consents.114
11.7	Counterparts/Electronic Execution.116
11.8	Headings.117
11.9	Defaulting Lender.117
11.10	Survival of Indemnification and Representations and Warranties.120
11.11	Governing Law; Jurisdiction.120
11.12	Waiver of Jury Trial.121

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(continued)

Page

11.13	Times of Day; Rates.121
11.14	Severability.121
11.15	Entirety.121
11.16	Binding Effect.122
11.17	Confidentiality.122
11.18	Further Assurances.124
11.19	Release of Guarantors.124
11.20	USA PATRIOT Act.124
11.21	Limitation on Liability.124
11.22	No Fiduciary Duty.125
11.23	Additional Guaranties.125
11.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions126
11.25	Transitional Arrangements126

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SCHEDULES

Schedule EGEligible Ground Leases

Schedule 2.2	Existing Competitive Bid Loans
Schedule 2.3(c)	Existing Letters of Credit

Schedule 6.15Organization Structure/Subsidiaries

Schedule 6.21Properties

Schedule 6.25Eligible Unencumbered Property Subsidiaries

Schedule 8.2Existing Liens

Schedule 11.1Notices

EXHIBITS

Exhibit 1.1(a)Revolving Loan Commitments and Commitment Percentages

Exhibit 1.1(b)LOC Commitments

Exhibit 2.1(c)Form of Notice of Borrowing

Exhibit 2.1(f)Form of Notice of Continuation/Conversion

Exhibit 2.1(h)Form of Revolving Note

Exhibit 2.2(b)Form of Competitive Bid Quote Request

Exhibit 2.2(c)Form of Invitation for Competitive Bid Quotes

Exhibit 2.2(d)(ii)Form of Competitive Bid Quote

Exhibit 3.13-1Form of U.S. Tax Compliance Certificate

Exhibit 3.13-2Form of U.S. Tax Compliance Certificate

Exhibit 3.13-3Form of U.S. Tax Compliance Certificate

Exhibit 3.13-4Form of U.S. Tax Compliance Certificate

Exhibit 7.1(c)Form of Officer’s Certificate

Exhibit 7.12Form of Guaranty

Exhibit 11.3(b)Form of Assignment Agreement

Exhibit 11.3(e)-1Form of Designation Agreement

Exhibit 11.3(e)-2Form of Designated Bank Note

v

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AMENDED AND RESTATED
REVOLVING CREDIT AGREEMENT

THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Credit Agreement”) is entered into as of July 17, 2018 among BRANDYWINE REALTY TRUST (“BRT”), a Maryland real estate investment trust, BRANDYWINE OPERATING PARTNERSHIP, L.P. (“BOP”), a Delaware limited partnership (collectively, the “Borrowers”), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders and Issuing Lenders.

RECITALS

WHEREAS, the Borrowers, the Administrative Agent and the lenders party thereto have entered into a Revolving Credit Agreement dated as of May 15, 2015 (the “Existing Credit Agreement”), pursuant to which those lenders provide a revolving credit facility to the Borrowers;

WHEREAS, the Borrowers have requested that the Administrative Agent and the lenders party thereto amend and restate the Existing Credit Agreement to, among other things, extend the maturity date thereof;

WHEREAS, the Administrative Agent and the Lenders party hereto have agreed to amend and restate the Existing Credit Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:

Section 1.

DEFINITIONS AND ACCOUNTING TERMS

1.1Definitions.

As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires.  Defined terms herein shall include in the singular number the plural and in the plural the singular:

“Acquisition Property” means, as of any date of determination, a Property owned by a Borrower or a Subsidiary thereof for fewer than 24 months since the date of acquisition (regardless of whether such date of acquisition occurs prior to or after the Closing Date), unless the Borrowers have made a one-time election to treat such Property as a Stabilized Property for purposes of calculating Total Asset Value and Unencumbered Value.

“Additional Guarantees” has the meaning set forth in Section 11.23.

“Additional Guarantors” has the meaning set forth in Section 11.23.

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“Adjusted Eurodollar Rate” means the Eurodollar Rate plus the Applicable Percentage for Eurodollar Loans.

“Adjusted NOI” means NOI less (a) an annual sum of $0.25 per square foot for all Properties and (b) all interest income of the Combined Parties for the applicable period.

“Administrative Agent” means Bank of America, N.A. or any successor administrative agent appointed pursuant to Section 10.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by or under direct or indirect common control with such Person.  A Person shall be deemed to control a corporation, partnership, limited liability company or real estate investment trust if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or real estate investment trust or to vote 10% or more of the partnership or membership interests of such partnership or limited liability company or (ii) to direct or cause direction of the management and policies of such corporation, trust, limited liability company or partnership, whether through the ownership of voting securities, as managing member or general partner, by contract or otherwise.

“Agency Services Address” means 135 S. LaSalle St. / Mail Code:  IL4-135-09-51 Chicago, IL  60603, Attn:  Loan and Agency, or such other address as may be identified by written notice from the Administrative Agent to the Borrowers.

“Agent-Related Persons” means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Annualized Modified Adjusted NOI” means an amount equal to Adjusted NOI for the prior fiscal quarter for all Properties owned during such fiscal quarter multiplied times four.

“Applicable Percentage” means, with respect to any Loans or the Facility Fees, if (a) BOP has two Unsecured Senior Debt Ratings in effect, the appropriate applicable percentages corresponding to the Pricing Level in the table below based upon the higher of the two Unsecured Senior Debt Ratings or (b) if BOP has one Unsecured Senior Debt Rating in effect, the appropriate applicable percentages corresponding to the Pricing Level in the table below based on such Unsecured Senior Debt Rating; provided that if BOP does not have at least one Unsecured Senior Debt Rating in effect, the Applicable Percentage and Facility Fee Rate shall be based on Pricing Level V below:

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Pricing Level	Unsecured Senior Debt Rating	Applicable Percentage for Eurodollar Loans and LIBOR Loans	Facility Fee Rate	Applicable Percentage for Base Rate Loans
I	A- / A3 or higher	0.775%	0.125%	0%
II	BBB+ / Baa1	0.825%	0.150%	0%
III	BBB / Baa2	0.900%	0.200%	0%
IV	BBB- / Baa3	1.100%	0.250%	0.100%
V	< BBB- / Baa3 or NR	1.450%	0.300%	0.450%

The Applicable Percentage for Revolving Loans shall be determined and adjusted on the date (each a “Calculation Date”) on which BOP obtains an Unsecured Senior Debt Rating from either of S&P or Moody’s or the date on which there is a change in any Unsecured Senior Debt Rating of BOP that would cause a change in the Applicable Percentage, in each case promptly after the Administrative Agent receives notice regarding such Unsecured Senior Debt Rating.  Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Applicable Percentage shall be applicable both to new Revolving Loans made and to all existing Revolving Loans.  As of the Closing Date, Pricing Level IV shall apply.

The Borrowers shall promptly deliver to the Administrative Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address, information regarding any change in the Unsecured Senior Debt Rating that would change the existing Pricing Level for the Applicable Percentage as set forth above.

“Approved Fund” means a fund administered or managed by a Lender, an Affiliate thereof or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Credit Agreement) and Citigroup Global Markets Inc., collectively, in their capacity as joint lead arrangers and joint bookrunners.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 2.3(a).

“Auto-Reinstatement Letter of Credit” has the meaning set forth in Section 2.3(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

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“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, as long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, the fluctuating rate per annum equal to (i) the highest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect on such day or (c) the Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. London time on such day (provided that if such highest rate shall be less than zero, such rate shall be deemed zero for purposes hereof) plus (ii) the Applicable Percentage for Base Rate Loans.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, respectively.

“Base Rate Loan” means a Loan bearing interest based on a rate determined by reference to the Base Rate.

‘Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BOP” means Brandywine Operating Partnership, L.P., a Delaware limited partnership, together with any successors and permitted assigns.

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“Borrower Materials” has the meaning set forth in Section 11.1(d)(iii).

“Borrowers” means BRT and BOP and “Borrower” means either one of them.

“BRT” means Brandywine Realty Trust, a Maryland real estate investment trust, together with any successors and permitted assigns.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in Dollar deposits in the London interbank market.

“Calculation Date” has the meaning set forth in the definition of Applicable Percentage in this Section 1.1.

“Capital Expenditures” means all expenditures of the Borrowers and their Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be classified and accounted for as a capital lease (under FASB ASC Topic 840) or as a financing lease (under FASB ASC Topic 842) on the balance sheet of that Person.

“Capital Percentage” means, with respect to the interest of a Borrower or one of its Subsidiaries in another Person, the percentage interest of such Person based on the aggregate amount of net capital contributed by such Borrower or such Subsidiary in such Person at the time of determination relative to all capital contributions made in such Person at such time of determination.

“Capitalization Rate” means 6.50% for improved Properties located in the City of Philadelphia, Pennsylvania, improved Properties located in the City of Austin, Texas and improved Properties located in Fairfax County, Virginia, and 7.50% for all other Properties.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time and demand deposits and certificates of deposit of (i) any Lender or any of its Affiliates, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements

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with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Borrower or one of its Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (d).

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following:  (a) the adoption or taking effect of any Requirement of Law or governmental or quasi-governmental rule, regulation or treaty, (b) any change in any Requirement of Law or governmental or quasi-governmental rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following events:

(a)

any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of any contingency), by way of merger, consolidation or otherwise, of 20% or more of the voting power of BRT on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of BRT convertible into or exercisable for voting power of BRT (whether or not such securities are then currently convertible or exercisable); or

(b)

during any period of up to twelve (12) consecutive months commencing on or after the Closing Date, (i) individuals who were trustees of BRT at the beginning of such period (the “Continuing Trustees”), plus (ii) any new trustees whose election or appointment was approved by a majority of the Continuing Trustees then in office, shall cease for any reason to constitute a majority of the Board of Trustees of BRT; or

(c)	BRT fails to directly own at least 75% of the aggregate ownership interests in BOP (giving effect to any convertible interests with respect thereto).

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“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.  References to sections of the Code shall be construed also to refer to any successor sections.

“Combined Parties” means the Borrowers and their Subsidiaries and all joint ventures or partnerships to which a Borrower or one of its Subsidiaries is a party.

“Commitment” or “Commitments” means (a) with respect to each Lender, its Revolving Loan Commitment or New Term Loan Commitment (if any), and (b) with respect to each Issuing Lender, its LOC Commitment, individually or collectively, as applicable.

“Committed Loans” means Revolving Loans.

“Communications” has the meaning set forth in Section 11.1(d)(ii).

“Competitive Bid Lender” means, as to each Competitive Bid Loan, the Revolving Loan Lender funding such Competitive Bid Loan.

“Competitive Bid Loan” means a loan made or to be made by a Revolving Loan Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 3.10).

“Competitive Bid Margin” has the meaning set forth in Section 2.2(d)(i)(C).

“Competitive Bid Quote” means an offer by a Revolving Loan Lender to make a Competitive Bid Loan in accordance with Section 2.2(d).

“Competitive Bid Quote Request” has the meaning set forth in Section 2.2(a).

“Construction-in-Process” means a Property or portion thereof on which construction of improvements (excluding tenant improvements and excluding work prior to erection of the structure of the building) has commenced and is proceeding to completion in the ordinary course, but has not yet been completed (as such completion shall be evidenced by a temporary or permanent certificate of occupancy permitting use of such Property or portion thereof by the general public).  Any such Property or portion thereof shall be treated as Construction-in-Process for twenty-four (24) months from the date of completion (as evidenced by a certificate of occupancy permitting use of such Property or portion thereof by the general public), unless the Borrowers have made a one-time election (by written notice to the Administrative Agent in the certificate delivered pursuant to Section 7.1(c)) to treat such Property or portion thereof as a Stabilized Property for purposes of calculating Total Asset Value and Unencumbered Value.

“Continuing Trustees” has the meaning set forth in the definition of Change of Control.

“Credit Agreement” means this Revolving Credit Agreement.

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“Credit Documents” means this Credit Agreement, the Notes, each Guaranty (if any), any Notice of Borrowing, any Competitive Bid Quote Request, any Notice of Continuation/Conversion and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

“Credit Exposure” has the meaning set forth in the definition of Required Lenders in this Section 1.1.

“Credit Parties” means the Borrowers and any Guarantors and “Credit Party” means any one of them.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to the last paragraph of Section 11.9, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, or the Issuing Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the

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enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 11.9)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the Issuing Lender and each other Lender promptly following such determination.

“Designated Bank” means a special purpose corporation that (i) shall have become a party to this Credit Agreement pursuant to Section 11.3(e) and (ii) is not otherwise a Lender.

“Designated Bank Notes” means promissory notes of the Borrowers, substantially in the form of Exhibit 11.3(e)-2 hereto, evidencing the obligation of the Borrowers to repay Competitive Bid Loans made by Designated Banks, as the same may be amended, supplemented, modified or restated from time to time, and “Designated Bank Note” means any one of such promissory notes issued under Section 11.3(e) hereof.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designating Lender” shall have the meaning set forth in Section 11.3(e) hereof.

“Designation Agreement” means a designation agreement in substantially the form of Exhibit 11.3(e)-1 attached hereto, entered into by a Revolving Loan Lender and a Designated Bank and accepted by the Administrative Agent.

“Dollars” and “$” each means the lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

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“Eligible Assignee” means (a) any Lender, any Affiliate of a Lender or any Approved Fund (other than a Defaulting Lender); (b) a commercial bank having total assets in excess of $5,000,000,000; (c) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (d) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $500,000,000 or is otherwise acceptable to the Administrative Agent.  None of a Borrower, any Affiliate of the Borrowers or any natural person shall qualify as an Eligible Assignee.

“Eligible Cash 1031 Proceeds” means the cash proceeds held by a “qualified intermediary” from the sale of Property, which proceeds are intended to be used by such qualified intermediary to acquire one or more “replacement properties” that are of “like‑kind” to such Property in an exchange that qualifies as a tax-free exchange under Section 1031 of the Code, and no portion of which proceeds any Combined Party has the right to receive, pledge, borrow or otherwise obtain the benefits of until such time as provided under the applicable “exchange agreement” (as such terms in quotations are defined in Treasury Regulations Section 1.1031(k)-1(g)(4) (the “Regulations”)) or until such exchange is terminated.  Upon the cash proceeds no longer being held by such qualified intermediary pursuant to the Regulations or otherwise no longer qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds.

“Eligible Ground Lease” means a ground lease that (a) has a minimum remaining term of twenty-five (25) years, including tenant controlled options, as of any date of determination, (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord’s fee interest, and (c) is otherwise acceptable for non-recourse leasehold mortgage financing under customary prudent lending requirements.  The Eligible Ground Leases as of the date of this Credit Agreement are listed on Schedule EG.

“Eligible Land” means undeveloped land which is owned or leased under an Eligible Ground Lease by a Combined Party, which is zoned for office, industrial, residential, parking or hotel use and which is not subject to a building moratorium or other restriction on construction.

“Eligible Subsidiary” means any Subsidiary of the Borrowers which has no Recourse Indebtedness and has not provided a guaranty of any other Funded Debt of the Borrowers.

“Eligible Unencumbered Property Subsidiary” means an Eligible Subsidiary that owns or ground-leases any Property that is treated as Unencumbered Property, Unencumbered Construction-in-Process or Unencumbered Eligible Land under this Credit Agreement.

“Environmental Claim” means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a

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Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

“Environmental Laws” means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. 2601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq., Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., National Environmental Policy Act of 1969, 42 U.S.C. 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means an entity, whether or not incorporated, which is under common control with a Borrower or any of its Subsidiaries within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes a Borrower or any Subsidiary of a Borrower and which is treated as a single employer under subsections (b) or (c) of Section 414 of the Code.

“ERISA Event” means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the

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adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Loan” means a Revolving Loan bearing interest based on a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, for any Interest Period for a Eurodollar Loan or Competitive Bid Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Credit Agreement; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.  In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for a Eurodollar Loan or a Competitive Bid Loan cannot be determined and the provisions of Section 3.10 shall apply.  In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Reserve Percentage with respect to Eurodollar deposits of the Person serving as the Administrative Agent, then for any period during which such Eurodollar Reserve Percentage shall apply, the Eurodollar Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Eurodollar Reserve Percentage.

“Eurodollar Reserve Percentage” means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurodollar liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined) with respect to member banks of the Federal Reserve System, whether or not any Lender has any Eurodollar liabilities subject to such reserve requirement at that time.  Eurodollar Loans shall be deemed to constitute Eurodollar liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender.  The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” means any of the events or circumstances described in Section 9.1.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, modified, succeeded or replaced from time to time, and the rules and regulations promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:  (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 3.15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.13(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the Recitals.

“Existing Letters of Credit” means the letters of credit described on Schedule 2.3(c).

“Extension of Credit” means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance, increase or extension of, or participation in, a Letter of Credit by such Lender.

“Facility Fee Rate” has the meaning set forth in Section 3.4(a).

“Facility Fees” means the fees payable to the Lenders pursuant to Section 3.4(a).

“Facility Increase” has the meaning set forth in Section 2.7(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent.

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“Fee Letters” means those certain letter agreements, each dated as of June 12, 2018, among the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BOP and BRT and among Citigroup Global Markets Inc., BOP and BRT, each as amended, modified, supplemented or replaced from time to time.

“Fixed Charge Coverage Ratio” means, as of the end of any fiscal quarter of the Borrowers, the ratio of (a) Annualized Modified Adjusted NOI for the quarter then ended  to (b) the sum of (i) Principal Payments and all dividends on preferred shares of beneficial interest of BRT or preferred operating partnership units of BOP (not owned by BRT) for the period of twelve (12) months ending on such date plus (ii) Interest Expense and any letter of credit fees for the quarter then ended multiplied by four.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Funded Debt” means, without duplication, the sum of (a) all Indebtedness of the Combined Parties for borrowed money, (b) all purchase money Indebtedness of the Combined Parties, (c) the principal portion of all obligations of the Combined Parties under Capital Leases, (d) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business), whether or not drawn, and banker’s acceptances issued for the account or upon the application of a Combined Party (it being understood that, to the extent an undrawn letter of credit supports another obligation constituting Indebtedness, in calculating aggregated Funded Debt only such other obligation shall be included), (e) all Guaranty Obligations of the Combined Parties with respect to the indebtedness of another Person of the types described in this definition, (f) all indebtedness of another Person of the types described in this definition that is secured by a Lien on any property of the Combined Parties whether or not such indebtedness has been assumed by a Combined Party, (g) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of a Combined Party where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease in accordance with GAAP, (h) all obligations of the Combined Parties in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate or commodity price hedging agreements and (i) all take out loan commitments to the extent such take out commitment is not supported by a financial commitment from a third party containing standard terms and conditions; provided that Funded Debt shall not include intercompany items or trade payables incurred in the ordinary course of business; and provided further that, for purposes of calculating the Leverage Ratio, the Secured Debt Ratio, the Unsecured Debt limitation and the Unencumbered Cash Flow Ratio, to the extent Funded Debt includes Indebtedness in respect of Construction-in-Process, the amount of such Funded Debt shall be deemed to be the total construction costs incurred for the Construction-in-Process as of such date.  The calculation of Funded Debt of the Combined Parties shall be subject to Section 1.4.

“Funds From Operations”, when used with respect to any Person, shall have the meaning given to such term in, and shall be calculated in accordance with, standards promulgated by the National Association of Real Estate Investment Trusts in effect from time to time.

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“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

“Governmental Authority” means any Federal, state, local or provincial court or governmental agency, authority, instrumentality or regulatory body.

“Guarantors” means any Persons who may from time to time execute a Guaranty, as required by Section 7.12 or otherwise, together with their successors and assigns; in each case unless released as a Guarantor pursuant to Section 8.5(b) or Section 11.19.

“Guaranty” means the guaranty of payment provided by a Subsidiary of a Borrower in favor of the Administrative Agent and the Lenders in the form of Exhibit 7.12.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.  The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.  It is understood and agreed that for purposes of any “completion guaranty” provided by a Borrower or one of its Subsidiaries, the amount of Indebtedness associated with such completion guaranty shall be none unless such completion guaranty is enforced (or written notice of the intent to enforce such completion guaranty has been received) at which time the Indebtedness associated with such completion guaranty shall equal the remaining cost to complete the project plus ten percent until such time as a certificate of occupancy is issued.

“Hazardous Materials” means any substance, material or waste defined or regulated in or under any Environmental Laws.

“ICC” has the meaning set forth in Section 2.3(g).

“Increased Amount Date” has the meaning set forth in Section 2.7(a).

“Incremental Commitments” has the meaning set forth in Section 2.7(a).

“Incur” has the meaning set forth in Section 8.1.

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“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes, but is classified as an operating lease in accordance with GAAP, (h) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, or other interest or exchange rate or commodity price hedging agreements, (i) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account or upon the application of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (j) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date; provided that Indebtedness shall not include preferred stock which carries a defined term if its conversion or redemption occurs solely through the issuance of additional equity or from the proceeds of an equity offering, (k) all obligations evidenced by take out commitments, (l) the aggregate amount of uncollected accounts receivables of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP and (m) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares or forward equity purchase contracts; provided, however, that Indebtedness shall not include intercompany items or trade payables incurred in the ordinary course of business.  Subject to Section 1.4, the Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

“Indemnified Taxes” means  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrowers under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indenture” means the Indenture, First Supplemental Indenture, Second Supplemental Indenture and Third Supplemental Indenture dated as of October 22, 2004, May 25, 2005, October 4, 2006, and April 5, 2011, respectively, among BOP, as Issuer, BRT, as Parent Guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee.

“Information” has the meaning set forth in Section 11.17.

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“Interest Expense” means, for any period, with respect to the Combined Parties, all net interest expense, whether paid or accrued (including that portion applicable to Capital Leases in accordance with GAAP) plus capitalized interest, but excluding non-cash interest expense with respect to convertible debt.

“Interest Payment Date” means (a) as to Base Rate Loans and LIBOR Loans, the last Business Day of each month and the Revolving Loan Maturity Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less or as to any Competitive Bid Loan, the last day of such Interest Period and the Revolving Loan Maturity Date, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is three months after the first day of such Interest Period, the last day of such Interest Period, and the Revolving Loan Maturity Date.

“Interest Period” means, (i) as to Eurodollar Loans, a period of one, two, three or six months’ duration as the Borrowers may elect or (ii) as to Competitive Bid Loans, a period of one, two or three months’ duration as the Borrowers may elect, commencing, in each case, on the date of the borrowing (including, as applicable, continuations thereof and conversions thereto); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Scheduled Revolving Loan Maturity Date, (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, and (d) no Interest Period shall extend beyond the Scheduled Revolving Loan Maturity Date unless the Scheduled Revolving Loan Maturity Date has been extended pursuant to Section 3.5(b).

“Investment” in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership interests, membership interests, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

“Investment Grade Rating” means an Unsecured Senior Debt Rating of (a) BBB- or better from S&P, or (b) Baa3 or better from Moody’s, as applicable.

“Invitation for Competitive Bid Quotes” means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit 2.2(c).

“ISP98” has the meaning set forth in Section 2.3(g).

“Issuing Lender” means Bank of America, N.A., Citibank, N.A., any successor Person serving as Administrative Agent and/or any other Revolving Loan Lender designated by the

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Administrative Agent and which accepts such designation as an Issuing Lender.  Any reference in this Credit Agreement to the Issuing Lender shall be deemed to be a reference to the applicable Issuing Lender that has issued or is issuing the Letter of Credit in question.

“Issuing Lender Fees” has the meaning set forth in Section 3.4(b)(ii).

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all outstanding Reimbursement Obligations.  The LC Exposure of any Lender at any time shall be its Revolving Loan Commitment Percentage of the total LC Exposure at such time.

“Lender” means (a) the Person serving as the Administrative Agent, any of the other financial institutions party to this Credit Agreement, or any other Person which may provide an additional Commitment and become a party to this Credit Agreement or becomes an assignee of any rights to a Lender pursuant to Section 11.3, together with their successors and permitted assigns and (b) each Designated Bank; provided, however, that the term “Lender” shall exclude each Designated Bank when used in reference to a Committed Loan, the Commitments or terms relating to the Committed Loans and the Commitments and shall further exclude each Designated Bank for all other purposes hereunder except that any Designated Bank which funds a Competitive Bid Loan shall, subject to Section 11.3(e)), have the rights (including the rights given to a Lender contained in Section 11.5 and otherwise in Section 11) and obligations of a Lender associated with holding such Competitive Bid Loan.  Unless the context otherwise requires, the term “Lender” includes each Issuing Lender.

“Lender Party” means the Administrative Agent, any Issuing Lender or any other Lender.

“Letter of Credit” means a letter of credit issued for the account of a Credit Party by an Issuing Lender pursuant to Section 2.3 or any Existing Letter of Credit, as such letter of credit may be amended, modified, extended, renewed or replaced.

“Letter of Credit Fees” has the meaning set forth in Section 3.4(b)(i).

“Leverage Ratio” means the ratio of (a) Funded Debt to (b) Total Asset Value.

“LIBOR” has the meaning set forth in the definition of Eurodollar Rate.

“LIBOR Auction” means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the Eurodollar Rate pursuant to Section 2.2.

“LIBOR Daily Floating Rate” means for any day, a fluctuating rate of interest per annum, which can change on each Business Day, equal to LIBOR or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time, two (2) Business Days prior to the date in question, for Dollar deposits with a term equivalent to a one (1) month term beginning on that date; provided that: (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice and in a non-discriminatory manner in comparison to

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the Administrative Agent’s other borrowers; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and (ii) if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes hereof.

“LIBOR Loan” means a Revolving Loan bearing interest based on a rate determined by reference to the LIBOR Daily Floating Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

“Loan” or “Loans” means the Revolving Loans (or a portion of any Revolving Loan), the New Term Loans and the Competitive Bid Loans, individually or collectively, as applicable.

“LOC Commitment” means as to any Issuing Lender (i) the amount set forth opposite such Issuing Lender’s name on Exhibit 1.1(b) hereof or (ii) if such Issuing Lender has entered into an Assignment Agreement, the amount set forth for such Issuing Lender as its LOC Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.3(d).

“LOC Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

“LOC Obligations” means, at any time, the sum, without duplication, of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender, but not theretofore reimbursed.  For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LOC Participants” means the Revolving Loan Lenders.

“Mandatory Borrowing” has the meaning set forth in Section 2.3(e).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, condition (financial or otherwise) or prospects of BRT, BOP or the Borrowers and their Subsidiaries taken as a whole, (b) the ability of a Borrower to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, (c) the ability of a Guarantor to perform its respective obligations under any of the other Credit Documents, unless the Guarantor subject to such material adverse effect could be immediately released as a Guarantor in compliance

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with Section 8.5(b), or (d) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Administrative Agent or the Lenders hereunder or thereunder taken as a whole.

“Material Subsidiary” means any Eligible Unencumbered Property Subsidiary and any Subsidiary of a Borrower which is a Guarantor.

“Maximum Increase Amount” has the meaning set forth in Section 2.7(a).

“Moody’s” means Moody’s Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Multiple Employer Plan” means a Plan (other than a Multiemployer Plan) in which a Borrower, a Subsidiary of a Borrower or any ERISA Affiliate and at least one employer other than a Borrower, a Subsidiary of a Borrower or any ERISA Affiliate are contributing sponsors.

“Negative Pledge” has the meaning set forth in Section 8.11.

“Net Income” means, for any period, the net income for such period of the Combined Parties, as determined in accordance with GAAP.

“New Revolving Loan” has the meaning set forth in Section 2.7(c)(i).

“New Revolving Loan Commitments” has the meaning set forth in Section 2.7(a).

“New Revolving Loan Lender” has the meaning set forth in Section 2.7(a).

“New Term Loan” has the meaning set forth in Section 2.7(c)(ii).

“New Term Loan Commitments” has the meaning set forth in Section 2.7(a).

“New Term Loan Lender” has the meaning set forth in Section 2.7(a).

“NOI” means, for any period, an amount equal to (a) Net Income for such period (excluding the effect of gains and losses from the sale of real property, debt restructurings, extinguishment or forgiveness of debt, write-ups and write-downs, acquisition costs for consummated acquisitions, and any other extraordinary or other non-recurring gains or losses or other non-cash gains or losses outside the ordinary course of business) plus (b) an amount which in the determination of Net Income for such period has been deducted for (i) proceeds to minority interests, (ii) income taxes, (iii) depreciation and amortization, (iv) Interest Expense and (v) actual property management expense, less (c) 3% of the total real estate revenue of the Combined Parties as an assumed property management expense.

“Non-Excluded Taxes” means any Taxes that are not Excluded Taxes.

“Non-Extension Notice Date” has the meaning set forth in Section 2.3(a).

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“Non-Recourse Indebtedness” means any Indebtedness:  (a) under the terms of which the payee’s remedies upon the occurrence of an event of default are limited to specific, identified assets of the payor which secure such Indebtedness and (b) for the repayment of which neither a Borrower nor any Subsidiary of a Borrower (other than a special purpose Subsidiary of a Borrower which owns such assets) has any personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentation or misuse or misapplication of insurance proceeds, condemnation awards, existence of hazardous wastes or other customary exceptions to non-recourse provisions.

“Non-Reinstatement Deadline” has the meaning set forth in Section 2.3(a).

“Note” or “Notes” means the Revolving Notes, any promissory notes issued to the Revolving Loan Lenders to evidence Competitive Bid Loans made by Revolving Loan Lenders, the Designated Bank Notes, and any promissory notes issued to the New Term Loan Lenders, individually or collectively, as appropriate.

“Notice of Borrowing” means a request by the Borrowers for a Committed Loan, in the form of Exhibit 2.1(c).

“Notice of Competitive Bid Borrowing” has the meaning set forth in Section 2.2(f).

“Notice of Continuation/Conversion” means a request by the Borrowers to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or to convert a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.1(f).

“Obligations” means, without duplication, all of the obligations, liabilities and indebtedness of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents to which a Credit Party is a party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limitation the outstanding principal amount of the Loans and interest and fees that accrue after the commencement by or against any Credit Party of any Bankruptcy Event.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are

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Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.15).

“Parent”  means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Participant” has the meaning set forth in Section 11.3(c).

“Participant Register” has the meaning set forth in Section 11.3(c).

“Participation Interest” means the Extension of Credit by a Revolving Loan Lender by way of a purchase of a participation in any Loans as provided in Section 3.8, or in any Letters of Credit or LOC Obligations as provided in Section 2.3.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

“Permitted Liens” means (a) Liens securing Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmens’, mechanics’, warehousemens’, carriers’, landlords’ and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); (d) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (e) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (f) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (g) judgment Liens that would not constitute an Event of Default, (h) Liens arising by virtue of any statutory or common law provision relating to bankers’ liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (i) Liens (not affecting an Unencumbered Property) in connection with Indebtedness permitted by Section 8.1(c) and (j) Liens existing on the date hereof and identified on Schedule 8.2; provided that no such Lien shall extend to any property other than the property subject thereto on the Closing Date.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which a Borrower, any Subsidiary of a Borrower or any

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ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” within the meaning of Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 11.1(d)(i).

“Pricing Level” means, based upon the Unsecured Senior Debt Rating of BOP, the corresponding category (I, II, III, IV or V) within the Applicable Percentage table.

“Prime Rate” means the per annum rate of interest announced publicly from time to time by the Person that is the Administrative Agent at its principal offices (or such other principal office of such Person as communicated in writing to the Borrowers and the Lenders) as its Prime Rate.  Any change in the interest rate resulting from a change in the Prime Rate shall become effective at the opening of business on the day specified in the public announcement of such change.  The Prime Rate is a rate set by the Person that is the Administrative Agent based upon various factors including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.

“Principal Payments” means, for any period, for the Combined Parties, all scheduled payments of principal and any required prepayments on Funded Debt of the Combined Parties (other than balloon payments) for such period, ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination and excluding voluntary prepayments).

“Pro Forma Basis” means with respect to (a) the sale of a Property or the sale of an equity interest in a Credit Party or Eligible Unencumbered Property Subsidiary, (b) the creation of a Lien on a Property or (c) the acquisition of or Investment in a Property or other asset, that such sale, creation of Lien, acquisition or Investment shall be deemed to have occurred as of the first day of the four fiscal quarter period ending as of the last day of the most recent fiscal quarter for which the Lenders have received the financial information required by Section 7.1(b).

“Properties” means all real properties owned or ground-leased by the Borrowers and their Subsidiaries whether directly or through a joint venture investment.

“Property Value” means Annualized Modified Adjusted NOI for all Stabilized Properties divided by the Capitalization Rate; provided that a Stabilized Property that has a negative Adjusted NOI for the most recently ended quarter shall be valued at zero.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 11.1(d)(iii).

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) each Issuing Lender, as applicable.

“Recourse Indebtedness” means any Indebtedness other than Non-Recourse Indebtedness.

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“Register” has the meaning set forth in Section 11.3(d).

“Regulation D, O, T, U, or X” means Regulation D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System (or any successor body) as from time to time in effect and any successor to all or a portion thereof.

“Reimbursement Obligation” means the Borrowers’ obligation to reimburse the Revolving Loan Lenders and the Administrative Agent and the Issuing Lender on account of any drawing under any Letter of Credit as provided in Section 2.3(d).  Notwithstanding the foregoing, unless the Borrowers shall notify the Administrative Agent of their intent to repay a Reimbursement Obligation on the date of the related drawing under any Letter of Credit as provided in Section 2.3(d), such Reimbursement Obligation shall simultaneously with such drawing be converted to and become a Base Rate Loan as set forth in Section 2.3(e).

“REIT” means a real estate investment trust as defined in Sections 856-860 of the Code.

“REIT Subsidiary” means a Subsidiary of the Borrowers that is a REIT.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning set forth in Section 10.6(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

“Required Lenders” means, at any time, the Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 51% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time.  For purposes of the preceding sentence, the term “Credit Exposure” as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Commitment of such Lender and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender’s Participation Interests in the face amount of the outstanding Letters of Credit.

“Requirement of Law” means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

“Resignation Effective Date” has the meaning set forth in Section 10.6(a).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Credit Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 5.1, the secretary or any assistant secretary of a

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Credit Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Revolving Committed Amount” means $600,000,000, as the same may be permanently reduced in accordance with Section 2.1(e) or increased from time to time pursuant to Section 2.7.

“Revolving Credit Availability” means sum of the Revolving Committed Amount less the Revolving Credit Obligations.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Credit Obligations” means, at any particular time, the sum of (i) the outstanding principal amount of the Committed Loans at such time, plus (ii) the LOC Obligations at such time, plus (iii) the outstanding principal amount of the Competitive Bid Loans at such time.

“Revolving Loan Lender” means a Lender with a Revolving Loan Commitment.

“Revolving Loan Commitment” means as to any Lender its obligation to make Revolving Loans and to purchase participations in LOC Obligations in an aggregate amount not to exceed (i) the amount set forth opposite such Lender’s name on Exhibit 1.1(a) hereof or (ii) if such Lender has entered into an Assignment Agreement, the amount set forth for such Lender as its Revolving Loan Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.3(d).

“Revolving Loan Commitment Percentage” means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on Exhibit 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

“Revolving Loan Maturity Date” means the earlier of (a) the Scheduled Revolving Loan Maturity Date and (b) the date of termination of the Commitments pursuant to the terms of this Credit Agreement.

“Revolving Loans” has the meaning set forth in Section 2.1(a).

“Revolving Note” or “Revolving Notes” means the promissory notes of the Borrowers in favor of each of the Revolving Loan Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and in the form of Exhibit 2.1(h).

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

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“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Scheduled Revolving Loan Maturity Date” means July 15, 2022, as the same may be extended pursuant to Section 3.5(b).

“Secured Debt” means all Funded Debt of the Combined Parties that is subject to a Lien in favor of the creditor holding such Funded Debt; provided that any Funded Debt owed to the Lenders hereunder and the lenders under the Term Loan C Agreement shall be considered to be Unsecured Debt even if a Lien has been granted in favor of the Lenders or the lenders party to the Term Loan C Agreement, as the case may be.

“Secured Debt Ratio” means the ratio of (a) Secured Debt to (b) Property Value plus, to the extent Secured Debt includes Funded Debt on Construction-in-Process, total construction costs incurred as of such date with respect to such Construction-in-Process.

“Series” has the meaning set forth in Section 2.7(c)(ii).

“Significant Subsidiary” means any Eligible Unencumbered Property Subsidiary, any Subsidiary of the Borrowers which is a Guarantor, and any other Subsidiary of the Borrowers which contributes at least $25,000,000 to Total Asset Value.

“Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stabilized Property” means a Property which is not an Acquisition Property, Construction-in-Process or Eligible Land.

“Subsidiary” means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of

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stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan C Agreement” means that Term Loan C Agreement dated as of October 8, 2015, among the Borrowers, the lenders party thereto, and PNC Bank, National Association, as administrative agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Termination Event” means (a) with respect to any Single Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of any Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the complete or partial withdrawal of any Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

“Total Asset Value” means the sum, without duplication, of (i) Property Value plus (ii) Acquisition Properties valued, with respect to each such Acquisition Property, at the higher of its acquisition cost (after taking into account any impairments) or its Property Value (assuming for purposes of such valuation that such Acquisition Property is a Stabilized Property), provided that once an Acquisition Property is valued at its Property Value, such Acquisition Property can no longer be valued by using its acquisition cost, plus (iii) all unrestricted cash of the Combined Parties plus (iv) all Cash Equivalents of the Combined Parties plus (v) all unrestricted tenant security deposits held by the Combined Parties plus (vi) the aggregate of all amounts of the Combined Parties incurred and paid with respect to Construction-in-Process and Eligible Land (after taking into account any impairments), plus (vii) all notes receivable of the Combined Parties valued at the lower of cost or market in accordance with GAAP and which are not more than 30 days past due or otherwise in default, plus (viii) all investments in (based on the actual cash investment in), directly or indirectly, unconsolidated entities holding real estate assets, plus (ix) Eligible Cash 1031 Proceeds, plus (x) the product of 5 multiplied by Net Income attributable to third-party property management agreements, for the most recent period of four (4) consecutive fiscal quarters, to the extent that payments thereunder are not more than 30 days past due or otherwise in default, which credit will be limited to 5% of Total Asset Value; provided that the aggregate credit to Total Asset Value from the investments described in clauses (vi) through (viii) above will be limited to 35% of Total Asset Value.

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“Total LOC Committed Amount” means $65,000,000.

“Unencumbered Cash Flow Ratio” means, as of any date of determination, the ratio of (a) Adjusted NOI with respect to Unencumbered Properties for the fiscal quarter ending on such date to (b) Interest Expense on Unsecured Debt for the fiscal quarter ending on such date.

“Unencumbered Construction-in-Process” means all Construction-in-Process that is (i) wholly-owned by a Credit Party or an Eligible Subsidiary that is a Wholly-Owned Subsidiary of the Borrowers, (ii) not subject to a Lien or negative pledge other than (a) nonconsensual Permitted Liens and (b) Liens in favor of the Lenders to secure the Obligations, and (iii) not subject to a significant environmental release, Environmental Claim or other violation of Environmental Laws.

“Unencumbered Construction-in-Process and Eligible Land Value” means the sum of Unencumbered Construction-in-Process and Unencumbered Eligible Land, in each case valued at the lower of cost or market (after taking into account any impairments).

“Unencumbered Eligible Land” means all Eligible Land that is (i) wholly-owned or leased under an Eligible Ground Lease by a Credit Party or an Eligible Subsidiary that is a Wholly-Owned Subsidiary of the Borrowers, (ii) not subject to a Lien or negative pledge other than (a) nonconsensual Permitted Liens and the terms of any applicable Eligible Ground Lease and (b) Liens in favor of the Lenders to secure the Obligations, and (iii) not subject to a significant environmental release, Environmental Claim or other violation of Environmental Laws.

“Unencumbered Properties” means all Properties that are (i) wholly-owned or leased under an Eligible Ground Lease by a Credit Party or an Eligible Subsidiary that is a Wholly-Owned Subsidiary of the Borrowers, (ii) not subject to a Lien or negative pledge (and, if such Property is owned or leased by an Eligible Subsidiary, the Borrowers’ direct or indirect ownership interests in such Eligible Subsidiary are not subject to a Lien or negative pledge) other than (a) nonconsensual Permitted Liens and (b) Liens in favor of the Lenders to secure the Obligations, (iii) improved with a building that has received a certificate of occupancy, and (iv) not subject to a significant environmental release, Environmental Claim or other violation of Environmental Laws.

“Unencumbered Property Value” means the aggregate Property Value with respect to all Unencumbered Properties that are Stabilized Properties.

“Unencumbered Value” means the sum, without duplication, of (i) Unencumbered Property Value, plus (ii) Acquisition Properties that are Unencumbered Properties valued, with respect to each such Acquisition Property, at the higher of its acquisition cost (after taking into account any impairments) or its Property Value (assuming for purposes of such valuation that such Acquisition Property is a Stabilized Property), provided that once an Acquisition Property is valued at its Property Value, such Acquisition Property can no longer be valued by using its acquisition cost, plus (iii) Unencumbered Construction-in-Process and Eligible Land Value, plus (iv) the aggregate amount of unrestricted cash or Cash Equivalents of the Combined Parties, plus (v) Eligible Cash 1031 Proceeds, to the extent not subject to a Lien, plus (vi) all notes receivable of the Combined Parties valued at the lower of cost or market in accordance with GAAP and which are not more than 30 days past due or otherwise in default, to the extent not subject to a Lien, which credit will be limited to 5% of Unencumbered Value; provided that Unencumbered

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Construction-in-Process and Eligible Land Value shall not account for more than 20% of Unencumbered Value.

“Unsecured Debt” means the sum of all Funded Debt of the Combined Parties that was incurred, and continues to be outstanding, without granting a Lien to the creditor holding such Funded Debt; provided that all Funded Debt of the Combined Parties owing to the Lenders under this Credit Agreement and the Term Loan C Agreement shall be considered to be Unsecured Debt even if a Lien has been granted in favor of the Lenders or the lenders party to the Term Loan C Agreement, as the case may be.

“Unsecured Senior Debt Rating” means either (a) if BOP has issued unsecured, senior, long term, non-credit enhanced debt, the debt rating provided by S&P or Moody’s with respect to such unsecured, senior, long term, non-credit enhanced debt, or (b) if BOP has not issued unsecured, senior, long term, non-credit enhanced debt, the issuer rating for BOP provided by Moody’s or the corporate credit rating for BOP provided by S&P.

“USP” has the meaning set forth in Section 2.3(g).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.13(g)(ii)(B)(iii).

“Wholly-Owned Subsidiary of the Borrowers” means a Subsidiary of a Borrower in which the Borrowers directly or indirectly own 100% of the equity interests (excluding those equity interests that are owned by other Persons in order to permit such Subsidiary to qualify as a REIT or for other necessary tax reasons, so long as the Borrowers directly or indirectly own at least 99% of the equity interests in such Subsidiary and control decisions regarding the sale and financing of all Properties owned by such Subsidiary).

“Withholding Agent” means the Borrowers and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2Computation of Time Periods and Other Definition Provisions.

For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” References in this Credit Agreement to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.  References in this Credit Agreement to “during the term of this Credit Agreement” shall mean the period from the Effective Date to the earlier of the Revolving Loan Maturity Date or the acceleration of the Loans pursuant to Section 9.2.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words

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“include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv)  any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

1.3Accounting Terms.

Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis, and excluding the effects of consolidation of investments in non-wholly owned subsidiaries under Codification 810-10 of the Financial Accounting Standards Board.  All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrowers that GAAP has not changed since the most recent financial statements delivered by the Borrowers to the Lenders or, if GAAP has changed, describing such changes in detail and explaining how such changes affect the financial statements.  All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(k)); provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision of this Credit Agreement to eliminate the effect of any change in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision herein for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended.

1.4Joint Venture Investments.

For purposes of calculating the financial covenants in Section 7.2 (including the definitions used therein), (a) NOI, Adjusted NOI, Annualized Modified Adjusted NOI, Property Value and Interest Expense shall be calculated, to the extent applicable, to include the pro-rata share (as determined by their respective percentage interests in the profits and losses of such joint venture)

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of results attributable to the Borrowers and their Subsidiaries from joint ventures and (b) Indebtedness and Funded Debt shall be calculated as follows:  (i) if the Indebtedness of a joint venture is recourse to such Borrower (or Subsidiary), then the greater of (A) the amount of such Indebtedness or Funded Debt that is recourse to such Borrower (or Subsidiary), without duplication, or (B) the Borrower’s pro-rata share of such Indebtedness or Funded Debt as determined by its percentage interest in the profits and losses of such joint venture and (ii) if the Indebtedness of such joint venture is not recourse to such Borrower (or Subsidiary), then such Borrower’s (or Subsidiary’s) pro-rata share of such Indebtedness or Funded Debt as determined by its percentage interest in the profits and losses of such joint venture.  For purposes of this Section 1.4, Indebtedness of a joint venture that is recourse to a Borrower or one of its Subsidiaries solely as a result of such Borrower (or Subsidiary) being a partner or member in such joint venture shall be treated as not recourse to such Borrower (or Subsidiary) as long as the only assets owned by such Borrower (or Subsidiary) are its equity interest in such joint venture and any contributed capital held to fund such equity interest.

Section 2.

CREDIT FACILITY

2.1Revolving Loans.

(a)Revolving Loan Commitment.  Subject to the terms and conditions set forth herein and pursuant to this Section 2.1, each Revolving Loan Lender severally agrees to make revolving loans (each a “Revolving Loan” and collectively the “Revolving Loans”) to the Borrowers, in Dollars, at any time and from time to time, during the period from and including the Effective Date to, but not including, the Revolving Loan Maturity Date or such earlier date as the Revolving Committed Amount has been terminated as provided herein; provided, however, that (i) the sum of the aggregate principal amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount, (ii) with respect to each individual Lender, such Lender’s pro rata share of outstanding Committed Loans plus such Lender’s pro rata share of outstanding LOC Obligations shall not exceed such Lender’s Revolving Loan Commitment and (iii) the aggregate principal amount of such Revolving Loan shall not exceed the Revolving Credit Availability at such time.  Subject to the terms of this Credit Agreement (including Section 3.3), the Borrowers may borrow, repay and reborrow Revolving Loans.  The Administrative Agent shall keep a record of the purpose for which each of the Loans was advanced (and of repayments applied thereto), which record shall be conclusive absent prima facie error.

(b)[Reserved].

(c)Method of Borrowing for Committed Loans.  By no later than 11:00 a.m. (10:00 a.m. for LIBOR Loans and Base Rate Loans) (i) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans or (ii) on the day of the requested borrowing of any Revolving Loans that will be LIBOR Loans or Base Rate Loans, the Borrowers shall submit an irrevocable written Notice of Borrowing in the form of Exhibit 2.1(c) to the Administrative Agent setting forth (A) the amount

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requested, (B) whether such Committed Loans shall be Revolving Loans that will be Base Rate Loans, Revolving Loans that will be LIBOR Loans or Revolving Loans that will be Eurodollar Loans, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto, (D) the purpose of the proceeds of the requested Committed Loans, (E) a certification by a Responsible Officer that the Borrowers have complied in all respects with Section 5.2 and (F) the date of borrowing.

(d)Funding of Committed Loans.  Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof.  Each Revolving Loan Lender shall make its Revolving Loan Commitment Percentage of the requested Committed Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds to the Administrative Agent at its principal office in New York City, New York or at such other address as the Administrative Agent may designate in writing.  The amount of the requested Committed Loans will then be made available to the Borrowers by the Administrative Agent by crediting the account of the Borrowers on the books of such office of the Administrative Agent, to the extent the amount of such Committed Loans are made available to the Administrative Agent.

No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Committed Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Committed Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Committed Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Committed Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion, but without any obligation to do so) make available to the Borrowers a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrowers at the applicable rate for such Committed Loan pursuant to the Notice of Borrowing and (ii) from such Lender at the Federal Funds Rate.

(e)Reduction or Termination of Revolving Committed Amount.  Upon at least three Business Days’ notice to the Administrative Agent, the Borrowers shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral

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multiples of $1,000,000 above such amount, and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the lesser of (A) the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations or (B) $200,000,000.  Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.  The Administrative Agent shall immediately notify the Revolving Loan Lenders of any reduction in the Revolving Committed Amount and each Lender’s Commitment shall be reduced pro rata in accordance with each Lender’s Revolving Loan Commitment Percentage.

(f)Continuations and Conversions.  The Borrowers shall have the option with respect to any Loan, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans or LIBOR Loans into Eurodollar Loans, or to convert Eurodollar Loans into Base Rate Loans or LIBOR Loans; provided, however, that (i) each such continuation or conversion must be requested by the Borrowers pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.1(f), in compliance with the terms set forth below, (ii) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted on the last day of the Interest Period applicable thereto, (iii) Eurodollar Loans may not be continued nor may Base Rate Loans or LIBOR Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (iv) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall result in a conversion of such Eurodollar Loan to a LIBOR Loan on the last day of the applicable Interest Period.  Each continuation or conversion must be requested by the Borrowers no later than 11:00 a.m. (A) one Business Day prior to the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or a LIBOR Loan or (B) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan or a LIBOR Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent (which shall promptly notify each of the Lenders) which shall set forth (x) whether the Borrowers wish to continue or convert such Loans and (y) if the request is to continue a Eurodollar Loan or convert a Loan to a Eurodollar Loan, the Interest Period applicable thereto.

(g)Minimum Amounts/Restrictions on Loans.  Each request for a borrowing, conversion or continuation of a Revolving Loan shall be subject to the requirements that (i) each Eurodollar Loan or LIBOR Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof, (ii) each Base Rate Loan shall be in a minimum amount of $500,000 or the remaining amount available under the Revolving Committed Amount and (iii) no more than eight Eurodollar Loans shall be outstanding at any one time.  For the purposes of this Section 2.1(g), all Eurodollar Loans with the same Interest Periods beginning on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin or end on the same date, shall be considered as separate Eurodollar Loans.

(h)Notes.  The Revolving Loans made by each Revolving Loan Lender shall be evidenced by a duly executed promissory note of the Borrowers to each Lender in

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substantially the form of Exhibit 2.1(h).  Each Revolving Loan Lender may, by notice to the Borrowers and the Administrative Agent, request that its Competitive Bid Loans be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans.  Each such Note shall be in substantially the form of Exhibit 2.1(h) with appropriate modifications.

2.2Competitive Bid Option.

(a)The Competitive Bid Option.  For so long as BOP shall maintain an Investment Grade Rating, the Borrowers may, as set forth in this Section 2.2, request that the Administrative Agent solicit the Revolving Loan Lenders to make offers to make Competitive Bid Loans to the Borrowers (a “Competitive Bid Quote Request”), such Competitive Bid Loan not to exceed, at such time (i) together with all Competitive Bid Loans then outstanding, fifty percent (50%) of the Revolving Committed Amount, or (ii) the then Revolving Credit Availability.  Subject to the provisions of this Credit Agreement, the Borrowers may repay any outstanding Competitive Bid Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.2(a) at the time of such borrowing, until the Business Day next preceding the Revolving Loan Maturity Date.  The Revolving Loan Lenders may, but shall have no obligation to, make such offers and the Borrowers may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2.  The Competitive Bid Loans outstanding under the Existing Credit Agreement on the date hereof and listed on Schedule 2.2 shall become and be deemed to be Competitive Bid Loans outstanding under this Credit Agreement.

(b)Competitive Bid Quote Request.  When the Borrowers wish to request offers to make Competitive Bid Loans under this Section 2.2, the Borrowers shall transmit to the Administrative Agent by email, telex or facsimile transmission a Competitive Bid Quote Request substantially in the form of Exhibit 2.2(b) hereto so as to be received not later than 10:30 A.M. (New York City time) on the fourth (4th) Business Day prior to the date of borrowing proposed therein (or such other time or date as the Borrowers and the Administrative Agent shall have mutually agreed and shall have notified to the Revolving Loan Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction for which such change is to be effective) specifying:

(i)the proposed date of the requested Competitive Bid Loan, which shall be a Business Day;

(ii)the aggregate amount of such Competitive Bid Loan, which shall be $5,000,000 or a larger multiple of $1,000,000 (which shall not exceed the Revolving Credit Availability);

(iii)the duration of the Interest Period applicable thereto; and

(iv)the amount of all Competitive Bid Loans then outstanding (which, together with the requested Competitive Bid Loans shall not exceed, in the aggregate, fifty percent (50%) of the Revolving Committed Amount).

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The Borrowers may request offers to make Competitive Bid Loans for one, two or three Interest Periods in a single Competitive Bid Quote Request.  Borrowers may not make more than four (4) Competitive Bid Quote Requests in any thirty (30) day period.

(c)Invitation for Competitive Bid Quotes.  Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Revolving Loan Lenders by email, telex or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit 2.2(c) hereto, which shall constitute an invitation by the Borrowers to each Revolving Loan Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

(d)Submission and Contents of Competitive Bid Quotes.  (i) Each Revolving Loan Lender may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes.  Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by email, telex or facsimile transmission not later than 10:00 A.M. (New York City time) on the third (3rd) Business Day prior to the proposed date of borrowing (or such other time or date as the Borrowers and the Administrative Agent shall have mutually agreed and shall have notified the Revolving Loan  Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Person serving as the Administrative Agent (or any affiliate of the Person serving as the Administrative Agent) in the capacity of a Revolving Loan Lender may be submitted, and may only be submitted, if the Person serving as the Administrative Agent or such affiliate notifies the Borrowers of the terms of the offer or offers contained therein not later than one-quarter (1/4) hour prior to the deadline for the other Lenders.  Any Competitive Bid Quote so made shall be irrevocable, except with the written consent of the Administrative Agent given on the instruction of the Borrowers.  Competitive Bid Loans to be funded pursuant to a Competitive Bid Quote may, as provided in Section 11.3(e), be funded by a Lender’s Designated Bank.  A Lender making a Competitive Bid Quote may, but shall not be required to, specify in its Competitive Bid Quote whether the related Competitive Bid Loans are intended to be funded by such Lender’s Designated Bank, as provided in Section 11.3(e).

(i)Each Competitive Bid Quote shall be in substantially the form of Exhibit 2.2(d)(ii) hereto and shall in any case specify:

(A)the proposed date of borrowing;

(B)the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000 (or, if the Revolving Credit Availability then is less than $5,000,000, such lesser amount), (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the

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principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

(C)the margin above or below the applicable Eurodollar Rate (the “Competitive Bid Margin”) offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate offered for each Competitive Bid Loan; and

(D)the identity of the quoting Lender.

(ii)Any Competitive Bid Quote shall be disregarded if it:

(A)is not substantially in conformity with Exhibit 2.2(d)(ii) hereto or does not specify all of the information required by subsection (d)(ii) above;

(B)except as provided in subsection (d)(ii)(B)(z) above, proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

(C)arrives after the time set forth in subsection (d)(i) above.

(e)Notice to Borrowers.  The Administrative Agent shall promptly notify the Borrowers of the terms (x) of any Competitive Bid Quote submitted by a Lender that is in accordance with subsection (d) of this Section and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request.  Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote.  The Administrative Agent’s notice to the Borrowers shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the principal amounts and Competitive Bid Margins so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

(f)Acceptance and Notice by Borrowers.  Not later than 11:00 A.M. (New York City time) on the third (3rd) Business Day prior to the proposed date of borrowing (or such other time or date as the Borrowers and the Administrative Agent shall have mutually agreed and shall have notified the Revolving Loan  Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction for which such change is to be effective), the Borrowers shall telephonically notify the Administrative Agent of their acceptance or non-acceptance of the offers so notified to them pursuant to subsection (e) of this Section 2.2, and the Borrowers shall confirm such telephonic notification in writing not later than the third (3rd) Business Day prior to the proposed date of borrowing.  In the case of acceptance, such notice (a “Notice of Competitive Bid Borrowing”), whether

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telephonic or in writing, shall specify the aggregate principal amount of offers for each Interest Period that are accepted and shall be accompanied by a certificate of a Responsible Officer of the Borrowers with respect to compliance with (including calculation of) Section 7.2.  Any Competitive Bid Loan accepted by the Borrowers and made by the Lenders shall utilize the Revolving Committed Amount (but not the Commitments of the Lenders making such Competitive Bid Loan), and the Revolving Credit Availability shall be reduced by the amount of any Competitive Bid Loans.  The Borrowers may accept any Competitive Bid Quote in whole or in part; provided that:

(i)the aggregate principal amount of each Competitive Bid Loan borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

(ii)the principal amount of each Competitive Bid Loan borrowing must be $5,000,000 or a larger multiple of $1,000,000 (or, if the Revolving Credit Availability then is less than $5,000,000, such lesser amount);

(iii)acceptance of offers may only be made on the basis of ascending Competitive Bid Margins; and

(iv)the Borrowers may not accept any offer that is described in subsection (d)(iii) of this Section or that otherwise fails to comply with the requirements of this Credit Agreement.

(g)Allocation by Administrative Agent.  If offers are made by two or more Lenders with the same Competitive Bid Margins for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers; provided, that the principal amount of such Competitive Bid Loans shall be allocated among such Lenders, in ascending order from those subject to the lowest Competitive Bid Margin to those subject to the highest Competitive Bid Margin, as applicable to provide to the Borrowers the lowest effective cost based on offers accepted.  Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.  The Administrative Agent shall notify the Borrowers of all offers.

(h)Notification by Administrative Agent.  Upon receipt of the Borrowers’ Notice of Competitive Bid Borrowing in accordance with Section 2.2(f) hereof, the Administrative Agent shall, on the date such Notice of Competitive Bid Borrowing is received by the Administrative Agent, notify each Revolving Loan Lender of the principal amount of the Competitive Bid Loan borrowing accepted by the Borrowers and of such Lender’s share (if any) of such Competitive Bid Loan borrowing and such Notice of Competitive Bid Borrowing shall not thereafter be revocable by the Borrowers.  A Lender who is notified that it has been selected to make a Competitive Bid Loan may designate its

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Designated Bank (if any) to fund such Competitive Bid Loan on its behalf, as described in Section 11.3(e).  Any Designated Bank which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payment thereof when due.  No Revolving Loan Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Bank shall assume such obligation, prior to the time the applicable Competitive Bid Loan is funded.

(i)Each Competitive Bid Loan shall mature, and the principal amount thereof shall be due and payable, together with the accrued interest thereon, on the last day of the Interest Period applicable to such Competitive Bid Loan.

2.3Letter of Credit Subfacility.

(a)Issuance.  Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Borrower or its Subsidiaries under this Credit Agreement), each Issuing Lender severally agrees, in reliance upon the agreements of the other Revolving Loan Lenders set forth in this Section 2.3, from time to time upon request to issue (from the Effective Date to the Revolving Loan Maturity Date and in a form reasonably acceptable to the Issuing Lender), in Dollars, and the LOC Participants shall participate in, Letters of Credit for the account of the Borrowers or any of their Subsidiaries; provided, however, that (i) the aggregate amount of all outstanding Letters of Credit issued by an Issuing Lender plus the aggregate amount of all unreimbursed drawings owing to an Issuing Lender shall not exceed its LOC Commitment at such time, (ii) the aggregate amount of LOC Obligations shall not at any time exceed the Total LOC Committed Amount, (iii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the Revolving Committed Amount and (iv) with respect to each individual LOC Participant, such LOC Participant’s pro rata share of Revolving Credit Obligations shall not exceed such LOC Participant’s Revolving Credit Commitment.  The Issuing Lender may require the issuance and expiry date of each Letter of Credit to be a Business Day.  Each Letter of Credit shall be a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a Borrower or any of its Subsidiaries.  Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance or shall have an expiry date that is less than 30 days prior to the Revolving Loan Maturity Date.  Each Letter of Credit shall comply with the related LOC Documents.  Each Letter of Credit shall be deemed to remain outstanding until it has expired or the original documents evidencing such Letter of Credit have been returned to the Issuing Lender.  Notwithstanding the foregoing or any other provision of this Section 2.3(a), if requested by the Borrowers, the Issuing Lender shall issue a Letter of Credit with an expiration date that is up to one (1) year after the Revolving Loan Maturity Date, provided that no later than thirty (30) days prior to the Revolving Loan Maturity Date, the Borrowers provide a cash deposit in the full amount available to be drawn under all Letters of Credit with expiration dates after the Revolving Loan

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Maturity Date.  Any such additional cash collateral shall be held by the Administrative Agent, for the benefit of the Revolving Loan Lenders, in the Letter of Credit Collateral Account as defined in, and  in accordance with the terms of, Section 2.3(m).

Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of Issuing Lender’s customary application, appropriately completed and signed by a Responsible Officer of a Borrower.  Such application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Issuing Lender, by personal delivery or by any other means acceptable to the Issuing Lender.  Such application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such request shall specify in form and detail satisfactory to the Issuing Lender:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the Issuing Lender may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such request shall specify in form and detail satisfactory to the Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may require.  Additionally, the Borrowers shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment as the Issuing Lender or the Administrative Agent may require.  The Issuing Lender shall not amend any Letter of Credit if the Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.  The Borrowers and the Issuing Lenders shall use commercially reasonable efforts, to the extent practicable, to cause the Letters of Credit to be issued by the Issuing Lenders on a proportionate basis in accordance with their proportionate share of the LOC Commitments.

If the Borrowers so request in any applicable Letter of Credit application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing

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Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Revolving Loan Maturity Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

If a Borrower so requests in any applicable Letter of Credit application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”).  Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender to permit such reinstatement.  Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit.  Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the Issuing Lender to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the Issuing Lender shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied and, in each case, directing the Issuing Lender not to permit such reinstatement.

(b)Notice and Reports.  The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance.  The Issuing Lender will, upon issuance, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred.  The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

(c)Participations.

(i)Each LOC Participant acknowledges and confirms that it has a Participation Interest in the liability of the Issuing Lender under each Existing

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Letter of Credit in an amount equal to its Revolving Loan Commitment Percentage of such Existing Letters of Credit.  The Borrowers’ reimbursement obligations in respect of each Existing Letter of Credit, and each LOC Participant’s obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

(ii)Each LOC Participant, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit.  Without limiting the scope and nature of each LOC Participant’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or with respect to any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender (without duplication of its obligations under Sections 2.3(d) and 2.3(e) to make a Revolving Loan to the Borrowers) its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) or (e) of this Section 2.3.  The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender in respect of any Letter of Credit, together with interest as hereinafter provided.

(d)Reimbursement.  In the event of any drawing under any Letter of Credit, the Issuing Lender will examine all documents purporting to represent a demand for payment under a Letter of Credit within the period stipulated by the terms and conditions of such Letter of Credit.  After such examination, Issuing Lender shall notify Administrative Agent and Borrower by email (confirmed by telephone) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender with respect to any such payment under such Letter of Credit.  Unless the Borrowers shall promptly notify the Issuing Lender of their intent to otherwise reimburse the Issuing Lender, the Borrowers shall be deemed to have requested a Revolving Loan at a per annum rate equal to the Base Rate in the amount of such drawing, the proceeds of which will be used to satisfy the reimbursement obligations.  The Borrowers shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of such Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents.  If the Borrowers shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%).  The Borrowers’ reimbursement

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obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrowers may claim or have against an Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party or the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of such Letter of Credit.  The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Issuing Lender, in Dollars and in immediately available funds, the amount (without duplication of its obligations under Sections 2.3(d) and 2.3(e) to make a Revolving Loan to the Borrowers) of such LOC Participant’s Revolving Loan Commitment Percentage of such unreimbursed drawing.  Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received.  If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Issuing Lender interest on the unpaid amount during the period from the date such LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate per annum equal to the Base Rate.  Each LOC Participant’s obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.  Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of such LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a ratable interest in the Issuing Lender’s claim against the Borrowers with respect thereto.

(e)Repayment with Revolving Loans.  On any day on which the Borrowers shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit (as set forth in clause (d) above), the Administrative Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan comprised solely of Base Rate Loans (each such borrowing, a “Mandatory Borrowing”) shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender’s respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations.  Each such Lender hereby irrevocably agrees to make such

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Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of such Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments.  In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to a Borrower), then each Revolving Loan Lender hereby agrees that it shall forthwith fund (as of the date such Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Revolving Loan Lender shall fail to fund its Participation Interest on the day such Mandatory Borrowing would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at a rate per annum equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate per annum equal to the Base Rate.

(f)Modification and Extension.  The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder; provided that the fees to be paid pursuant to Section 3.4(b)(i) shall only be due if the expiration date of such Letter of Credit is extended.

(g)Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the Issuing Lender and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP98”) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) (the “UCP”) shall apply to each commercial Letter of Credit.

(h)Responsibility of Issuing Lender.  It is expressly understood and agreed as between the Revolving Loan Lenders that the obligations of an Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that an Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.3 shall be deemed to prejudice the right of any LOC Participant to recover from

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an Issuing Lender any amounts made available by such LOC Participant to such Issuing Lender pursuant to this Section 2.3 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of such Issuing Lender.

(i)Conflict with LOC Documents.  In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

(j)Obligations Absolute.  The obligation of the Borrowers to reimburse each Issuing Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

(i)any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;

(ii)the existence of any claim, counterclaim, setoff, defense or other right that a Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)waiver by any Issuing Lender of any requirement that exists for such Issuing Lender’s protection and not the protection of the Borrowers or any waiver by any Issuing Lender which does not in fact materially prejudice the Borrowers;

(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)any payment made by any Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP98 or the UCP, as applicable;

(vii)any payment by any Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other

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representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any Subsidiary.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, the Borrowers will immediately notify the applicable Issuing Lender.  The Borrowers shall be conclusively deemed to have waived any such claim against the applicable Issuing Lender and its correspondents unless such notice is given as aforesaid.

(k)Role of Issuing Lender.  Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, no Issuing Lender shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lenders shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LOC Document.  The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement.  None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lenders shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(j); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or

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the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  An Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication ("SWIFT") message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(l)No Obligation to Issue.  The Issuing Lender shall be under no obligation to issue any Letter of Credit if:

(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursable loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it; or

(ii)the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender.

(m)Letter of Credit Collateral Account.  The Borrowers hereby agree that they will, from the time a deposit is required pursuant to Section 2.3(a), Section 9.2(c), Section 9.3 or Section 11.9 until the Obligations are satisfied and all Letters of Credit have expired or been terminated or cancelled or as otherwise set forth below, maintain a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Section 11.1, in the name of the Borrowers, but under the sole dominion and control, including the exclusive right of withdrawal, of the Administrative Agent, for the benefit of the Revolving Loan Lenders, and in which the Borrowers shall have no interest other than as set forth in this Section 2.3(l) or in Section 9.3.  Such Letter of Credit Collateral Account shall be funded to the extent required by Section 2.3(a), Section 9.2(c), Section 9.3 or Section 11.9.  In addition to the foregoing, the Borrowers hereby grant to the Administrative Agent, for the benefit of itself, the Issuing Lender and the Revolving Loan Lenders, a properly perfected security interest in and lien on the Letter of Credit Collateral Account, any cash or other funds, notes, certificates of deposit and other instruments that may hereafter be on deposit in the Letter of Credit Collateral Account, any certificates or instruments from time to time evidencing or representing the Letter of Credit Collateral Account, all interest, dividends and other property distributed in respect of or in exchange for the foregoing, and the proceeds thereof (the “Letter of Credit Collateral”), all to secure the payment and performance of the Obligations as set forth below.  The Borrowers agree that they will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the

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Letter of Credit Collateral, except for the security interest created by this Section 2.3(m).  Other than any interest earned on the investment of the Letter of Credit Collateral, which investments shall be made at the option and sole, but reasonable, discretion of the Administrative Agent and at the Borrowers’ risk and expense, the Letter of Credit Collateral shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in the Letter of Credit Collateral Account.  Moneys in the Letter of Credit Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Lender for any drawing under such Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LOC Obligations at such time; provided that if all Letters of Credit are expired or have been terminated or cancelled, no LOC Obligations are outstanding and the maturity of the Loans has been accelerated, moneys in the Letter of Credit Collateral Account may be applied to satisfy other obligations of the Borrowers under this Credit Agreement.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default in accordance with Section 9.2(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.  Subject to the provisions of Section 9.3 and so long as no Default or Event of Default then exists, if Letter of Credit Collateral was provided in accordance with Section 2.3(a), such remaining Letter of Credit Collateral, with any interest earned thereon, will be returned to the Borrowers (and may be returned from time to time with respect to any applicable Letter of Credit) on the earlier of (a) the date that the applicable Letter of Credit or Letters of Credit expire in accordance with their terms; and (b) the date that the applicable Letter of Credit or Letters of Credit are terminated or cancelled.  So long as no Default or Event of Default then exists, the portion of Letter of Credit Collateral provided to cover the unfunded LC Exposure of a Defaulting Lender pursuant to Section 11.9 shall be released promptly following the elimination of the applicable unfunded LC Exposure (including by the termination of the Defaulting Lender status of the applicable Lender) or the Administrative Agent’s good faith determination that there exists excess Letter of Credit Collateral.

(n)Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.4Joint and Several Liability of the Borrowers.

(a)Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

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(b)Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety, but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations arising under this Credit Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(c)If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Obligation.  Each Borrower further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the other Borrower for amounts so paid under this Credit Agreement until such time as the Lenders have been paid in full and all Commitments under this Credit Agreement have been terminated.

(d)The obligations of each Borrower under the provisions of this Section 2.4 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets.

(e)Except as otherwise expressly provided herein, to the extent permitted by law, each Borrower hereby waives notice of acceptance of its joint and several liability and of all extensions of credit to the Borrowers by the Lenders, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement), or of any presentment or demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement and the benefit of any laws that exonerate or limit the liability of co-borrowers or sureties and any defenses provided by those laws.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any default by either Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of either Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or the Lenders, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.4, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.4, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such

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Borrower under this Section 2.4 shall not be discharged except by performance and then only to the extent of such performance.  The obligations of each Borrower under this Section 2.4 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Borrower or a Lender.  The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower or any of the Lenders.

(f)The provisions of this Section 2.4 are made for the benefit of the Lenders and their successors and assigns, and may be enforced by them from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of its claims or to exercise any of its rights against the other Borrower or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 2.4 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section 2.4 will forthwith be reinstated and in effect as though such payment had not been made.

(g)Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of either Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

2.5Appointment of BOP.

BRT hereby appoints BOP to act as its agent for all purposes under this Credit Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and agrees that (i) BOP may execute such documents on behalf of BRT as BOP deems appropriate in its sole discretion and BRT shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or the Lender to BOP shall be deemed delivered to BRT and (iii) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by BOP on behalf of BRT.  In addition, each of the Credit Parties hereby appoints BOP to act as its agent for all purposes of this Credit Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) BOP may execute such documents and provide such authorizations on behalf of such Credit Parties as BOP deems appropriate in its sole discretion and each Credit Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, an Issuing Lender or a Lender to BOP shall

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be deemed delivered to each Credit Party and (c) the Administrative Agent, an Issuing Lender or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by BOP on behalf of each of the Credit Parties.

2.6Non-Recourse.

Notwithstanding anything herein to the contrary, no recourse shall be had against any past, present or future shareholder, officer, director or trustee of BRT for any obligation of the Credit Parties under the Credit Documents, or for any claim based thereon or otherwise in respect thereof; provided, however, that this Section 2.6 shall not restrict or limit any claim against any such Person arising out of or occurring with respect to fraud or any intentional misrepresentation or any act or omission that is willful or wanton or constitutes gross negligence or willful misconduct.

2.7Incremental Facilities.

(a)Incremental Facility Request.  The Borrowers may, by written notice to the Administrative Agent on up to four occasions on or after the Effective Date (but not at any time after an election to extend the Scheduled Revolving Loan Maturity Date pursuant to Section 3.5(b)), elect to request (A) an increase to the existing Revolving Loan Commitments (any such increase, the “New Revolving Loan Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Loan Commitments”, and together with the New Revolving Loan Commitments, the “Incremental Commitments”), by an aggregate amount of $400,000,000 that would result in the sum of all Revolving Loan Commitments (both existing Revolving Loan Commitments and New Revolving Loan Commitments) plus all New Term Loan Commitments, if any, not exceeding $1,000,000,000 in the aggregate (each such amount in addition to the Revolving Loan Commitments as of the Effective Date, a “Facility Increase” and the maximum aggregate increase, the “Maximum Increase Amount”) and not less than $25,000,000 per request (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between the Maximum Increase Amount and the sum of all such New Revolving Loan Commitments plus New Term Loan Commitments obtained prior to such date), and integral multiples of $1,000,000 in excess of that amount.  Each such notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrowers propose that the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than 10 Business Days, nor more than 30 Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each Lender or other Eligible Assignee who agrees to provide all or a portion of the New Revolving Loan Commitments being referred to herein as a “New Revolving Loan Lender” and each Lender or other Eligible Assignee who agrees to provide all or portion of the New Term Loan Commitments being referred to herein as a “New Term Loan Lender”, as applicable) to whom the Borrowers propose any portion of such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender or other Eligible Assignee approached to provide all or a portion of the New Revolving Loan Commitments or New Term Loan Commitments, as applicable, may elect or decline, in its sole discretion, to provide a New Revolving Loan

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Commitment or New Term Loan Commitment, as applicable and a Lender’s or other Eligible Assignee’s failure to respond shall be deemed to be a rejection of such request.

(b)Conditions to Effectiveness of Facility Increase.  Such New Revolving Loan Commitments or New Term Loan Commitments, as applicable, shall become effective as of such Increased Amount Date, subject to the satisfaction of each of the following conditions precedent, as determined by the Administrative Agent in its good faith judgment:

(i)no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Facility Increase;

(ii)the representations and warranties made or deemed made by the Borrowers in any Credit Document shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on the effective date of such Incremental Commitments, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of such earlier date);

(iii)the New Revolving Loan Commitments and/or New Term Loan Commitments, as applicable, shall be effected pursuant to one or more joinder agreements in form and substance reasonably satisfactory to, and executed and delivered by, the Borrowers, the New Revolving Loan Lender and/or the New Term Loan Lender, as applicable, and the Administrative Agent, each of which shall be recorded in the Register, and each New Revolving Loan Lender and New Term Loan Lender, as applicable, shall be subject to the requirements set forth in Section 3.13, and any New Revolving Loan Lender and/or New Term Loan Lender who is not already a Lender shall become a Lender hereunder;

(iv)the Borrowers shall make any payments required in connection with the termination of an Interest Period prior to the applicable Interest Payment Date;

(v)the Borrowers shall deliver or cause to be delivered any promissory notes, certificates, legal opinions, resolutions or other documents reasonably requested by the Administrative Agent in connection with any such transaction, consistent with those delivered on the Effective Date under Section 5.1;

(vi)as requested by the Administrative Agent, the Credit Parties shall have acknowledged and ratified that their obligations under the applicable Credit Documents remain in full force and effect, and continue to guaranty the Obligations under the Credit Documents, as modified by the applicable Facility Increase and the implementation thereof;

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(vii)the Borrowers shall have paid, pursuant to separate agreements between the Borrowers and the Administrative Agent, the arranger for the Facility Increase, the New Revolving Loan Lenders and/or the New Term Loan Lenders, (A) all reasonable costs and expenses incurred by the Administrative Agent in connection with the applicable Facility Increase and (B) any fees that the Borrowers have agreed to pay to the arranger for the Facility Increase, the New Revolving Loan Lenders and/or the New Term Loan Lenders in connection with such Facility Increase; and

(viii)(A)Upon the reasonable request of any Lender made at least five (5) days prior to the closing date of such Facility Increase, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the closing date of such Facility Increase.

(B)At least five (5) days prior to the closing date of such Facility Increase, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

(c)Additional Facility Increase Matters.

(i)On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions and subject to Section 3.14, (a) each of the Revolving Loan Lenders shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Loan Commitments, (b) each Revolving Loan Lender shall automatically and without further act be deemed to have assigned to each of the New Revolving Loan Lenders, and each such New Revolving Loan Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Loan Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding participations hereunder in Letters of Credit will be held by existing Revolving Loan Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such New Revolving Loan Commitments to the Revolving Loan  Commitments, (c) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Loan Commitment and

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each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (d) each New Revolving Loan Lender shall become a Revolving Loan Lender with respect to the New Revolving Loan Commitment and all matters relating thereto.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Credit Agreement shall not apply to any of the transactions effected pursuant to this Section 2.7.

(ii)On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to Borrower (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitments of such Series and the New Term Loans of such Series made pursuant thereto.  Any New Term Loans made on an Increased Amount Date shall be designated a separate series (a “Series”) of New Term Loans for all purposes of this Credit Agreement.

(iii)The Administrative Agent shall notify Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the New Revolving Loan Commitments or the Series of New Term Loan Commitments, as applicable, and (z) in the case of each notice to any Lender with a Commitment, the respective interests in such Lender’s Loans, in each case subject to the assignments contemplated by this Section 2.7.

(iv)The terms and provisions of the New Revolving Loans shall be identical to the existing Revolving Loans.  Furthermore, (a) the terms of any such New Term Loans of any Series shall not provide for any amortization payments on or prior to the Revolving Loan Maturity Date of the existing Revolving Loans, but may permit voluntary prepayment, (b) the applicable New Term Loan maturity date of each Series shall be no earlier than the latest Revolving Loan Maturity Date to which the maturity of the existing Revolving Loans may be extended, and (c) any guarantees provided in respect of the New Term Loans shall also guarantee the other Obligations.

(v)Amounts borrowed under the Term Loan C Agreement shall not affect the amount of the Incremental Commitments available under this Section 2.7.

Each joinder agreement executed in connection with a Facility Increase may, without the consent of any other Lenders, effect such amendments to this Credit Agreement and the other Credit Documents as may be necessary or appropriate, in the good faith judgment of Administrative Agent, to effect the provisions of this Section 2.7, subject to approval by the Borrowers; provided however, that any amendments that adversely affect a Lender shall be subject to Section 11.6.  Notwithstanding anything to the contrary set forth in this Credit Agreement, such permitted amendments shall include (A) amendments to the definition of “Required Lenders” to provide that “Required Lenders” shall be those Lenders having Credit Exposures, unused Commitments and outstanding New Term Loans representing at least 51% of the sum of the total

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Credit Exposures, unused Commitments and outstanding New Term Loans and (B) amendments to Section 3.7, 3.8 and 9.3 to provide for the pro rata sharing amount the Revolving Loans and the New Term Loans based on the respective total amount of such Loans.  All such amendments and joinder agreements entered into with the applicable Credit Parties by the Administrative Agent which comply with the provisions of this Section 2.7 shall be binding and conclusive on all Lenders.

Section 3.

GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

3.1Interest.

(a)Interest Rate.  All Base Rate Loans shall accrue interest at the Base Rate.  All LIBOR Loans shall accrue interest at a rate per annum equal to the LIBOR Daily Floating Rate plus the Applicable Percentage for LIBOR Loans.  All Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.  All Competitive Bid Loans shall bear interest at a rate per annum equal to the sum of (i) the Eurodollar Rate determined for the Interest Period (determined as if the related Competitive Bid Loan were a Revolving Loan which is a Eurodollar Loan) plus (ii) the Competitive Bid Margin quoted by the Lender making such Competitive Bid Loan in accordance with Section 2.2.

(b)Default Rate of Interest.  Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to two percent (2%) plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Base Rate Loans plus two percent (2%) per annum), and when such default rate of interest is in effect, it shall continue to remain in effect both before and after the entry of any judgment; provided that unless the Loans have been accelerated, interest, including the default rate of interest, shall only be due and payable on the Interest Payment Dates.

(c)Interest Payments.  Interest on Loans shall be due and payable in arrears on each Interest Payment Date.  If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the succeeding Business Day, except that in the case of Eurodollar Loans and Competitive Bid Loans where the succeeding Business Day falls in the succeeding calendar month, such Interest Payment Date shall be the preceding Business Day.

3.2Place and Manner of Payments.

(a)General.  All payments of principal, interest, fees, expenses and other amounts to be made by a Borrower under this Credit Agreement shall be made by such Borrower unconditionally and without deduction for any counterclaim, defense, recoupment or setoff and received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, to the Administrative Agent at its offices in New York

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City, New York or an Issuing Lender at its applicable address.  Payments received after such time shall be deemed to have been received on the next Business Day.  The Borrowers shall, at the time they make any payment under this Credit Agreement, specify to the Administrative Agent or Issuing Lender, as applicable, the Loans, Letters of Credit, fees or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that they fail to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate).  The Administrative Agent will distribute any such payment to the Lenders on the day received if such payment is received prior to 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the Lenders on the next succeeding Business Day.  Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

(b)Funding by Lenders; Presumption by Administrative Agent.  (i)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any funding of Eurodollar Rate Loans (or, in the case of any funding of Base Rate Loans, prior to 12:00 noon on the date of such funding) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1 (or, in the case of a funding of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.1) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Committed Loan available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Committed Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan.  Any payment by the Borrowers shall be without prejudice to any claim a Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(ii)Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the a Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if a Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in Section 2, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Extension of Credit set forth in Section 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.5 are several and not joint.  The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.5 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.5 .

(e)Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

3.3Prepayments.

(a)Voluntary Prepayments.  The Borrowers shall have the right to prepay Loans, in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days’ prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will

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be subject to Section 3.14, (ii) (x) in the case of Eurodollar Loans and LIBOR Loans, each such partial prepayment shall be in the minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof, or (y) in the case of Base Rate Loans, each such partial prepayment shall be in the minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof.  Notwithstanding anything contained in this Credit Agreement to the contrary, Competitive Bid Loans may not be voluntarily prepaid without the consent of the Lender(s) making such Competitive Bid Loans.

(b)Mandatory Prepayments.

(i)If at any time (other than if consented to in writing by the Revolving Loan Lenders) the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding exceeds the Revolving Committed Amount, the Borrowers shall immediately prepay the Loans in the amount of such excess in accordance with Section 3.3(c); and

(ii)If at any time after the Closing Date a Change of Control shall occur (the date on which such Change of Control occurs being the “Prepayment Date”), the Commitments shall terminate and reduce to zero and the Borrowers shall immediately prepay the Loans and cause the return of any outstanding Letters of Credit on the Prepayment Date as if the Prepayment Date were the Revolving Loan Maturity Date.  The Borrowers shall make such prepayment on the Prepayment Date together with all accrued interest on the amount prepaid and any unpaid fees and expenses that are due and owing.  Amounts prepaid pursuant to this Section 3.3(b)(ii) may not be reborrowed.

(c)Application of Prepayments.  All amounts paid pursuant to Section 3.3(a) shall be applied as directed by the Borrowers.  All amounts paid pursuant to Section 3.3(a) the application of which has not been directed by the Borrowers and all amounts required to be paid pursuant to Section 3.3(b)(i) shall be applied first to Base Rate Loans, then to LIBOR Loans, then to Eurodollar Loans in direct order of Interest Period maturities, and then to Competitive Bid Loans (subject to the last sentence of Section 3.3(a)).  All prepayments hereunder shall be subject to Section 3.14; provided that prepayments required to be made pursuant to Section 3.3(b) that repay a Eurodollar Loan within 30 days of the last day of its Interest Period shall not be subject to Section 3.14.

3.4Fees.

(a)Facility Fees.  In consideration of the Revolving Committed Amount being made available by the Revolving Loan Lenders hereunder, the Borrowers agree to pay to the Administrative Agent, for the pro rata benefit of each Revolving Loan Lender (based on each Revolving Loan Lender’s Commitment and the number of days that such Lender was a Revolving Loan Lender during the prior fiscal quarter), a fee (collectively, the “Facility Fees”) equal to the Facility Fee Rate (as defined below) multiplied by the entire Revolving Committed Amount.  The “Facility Fee Rate” shall vary from time to time based on the Unsecured Senior Debt Ratings then in effect and calculated as set forth in the definition of Applicable Percentage.

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The Facility Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the first day of each fiscal quarter of the Borrowers (as well as on the Revolving Loan Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

(b)Letter of Credit Fees.

(i)Letter of Credit Fees.  In consideration of the issuance of Letters of Credit hereunder, the Borrowers agree to pay to the Administrative Agent, for the pro rata benefit of the applicable Revolving Loan Lenders (based on each Lender’s Revolving Loan Commitment), a per annum fee (the “Letter of Credit Fees”) equal to the Applicable Percentage for Eurodollar Loans on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration.  The Letter of Credit Fees will be payable quarterly in arrears after the issuance of such Letter of Credit (as well as on the Revolving Loan Maturity Date).

(ii)Issuing Lender Fees.  In addition to the Letter of Credit Fees payable pursuant to subsection (i) above, the Borrowers shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee equal to 0.125% per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by the Issuing Lender from the date of issuance to the date of expiration, such fee to be paid quarterly in arrears or the first day of each fiscal quarter of the Borrowers after the issuance of such Letter of Credit (as well as the Revolving Loan Maturity Date), and (B) the customary charges from time to time of the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit (collectively, the “Issuing Lender Fees”).

(c)Administrative Fees.  The Borrowers agree to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrowers and the Administrative Agent in the Fee Letters.

(d)Competitive Bid Fee.  Simultaneously with the delivery of each Notice of Competitive Bid Borrowing, the Borrowers shall pay to the Administrative Agent for its own account, a fee equal to $2,500.

3.5Payment in full at Maturity; Extension of Maturity.

(a)On the Revolving Loan Maturity Date, the Commitments shall terminate and the entire outstanding principal balance of all Loans and all LOC Obligations, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2; provided that Competitive Bid Loans shall also be due and payable in full as provided in Section 2.2(i).

(b)On two (2) occasions during the term of this Credit Agreement, so long as no Default or Event of Default has occurred and is continuing, the Borrowers may elect at

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least 30 days, but no more than 90 days, prior to the then Scheduled Revolving Loan Maturity Date, to extend the Scheduled Revolving Loan Maturity Date for six (6) months for each extension by providing written notice of such election to the Administrative Agent (which shall promptly notify each of the Revolving Loan Lenders).  If on the Scheduled Revolving Loan Maturity Date (i) no Default or Event of Default exists and is continuing, (ii) the Borrowers pay to the Administrative Agent, for the pro rata benefit of the Revolving Loan Lenders, an extension fee equal to (x) 0.0625% of the then Revolving Committed Amount for the first extension and (y) 0.075% of the then Revolving Committed Amount for the second extension, and (iii) the Borrowers have given written notice to the Administrative Agent of such election to extend the Scheduled Revolving Loan Maturity Date within the time frame set forth in this Section 3.5(b), the Scheduled Revolving Loan Maturity Date shall be extended for a period of six (6) months.

3.6Computations of Interest and Fees.

(a)Except for Base Rate Loans bearing interest based on the Prime Rate, which shall be calculated on the basis of a 365 or 366 day year as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days.  Interest shall accrue from and include the date of borrowing (or continuation or conversion), but exclude the date of payment.

(b)It is the intent of the Lenders and the Borrowers to conform to and contract in strict compliance with applicable usury law from time to time in effect.  All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral.  In no way, nor in any event or contingency (including, but not limited to, prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law.  If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document.  If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrowers or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans.  The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.  All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any

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renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

3.7Pro Rata Treatment.

Except to the extent otherwise provided herein:

(a)Loans.  Each Revolving Loan borrowing, each payment or prepayment of principal of any Revolving Loan, each payment of fees (other than administrative fees payable pursuant to Section 3.4(c) and Section 3.4(d), the Issuing Lender Fees and, as set forth in Section 3.4(a), the Facility Fees), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Revolving Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the Lenders in accordance with the respective Revolving Loan Commitment Percentages of the Lenders (or, if the Commitments of the Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of the Revolving Loan Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Revolving Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.7 shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this Section 3.7 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to, but excluding, the date two Business Days after such request, the Federal Funds Rate, and thereafter, at the Base Rate plus two percent (2%) per annum.

(b)Letters of Credit.  Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to, but excluding, the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

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3.8Sharing of Payments.

The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than (a) in connection with an assignment pursuant to Section 3.15 or Section 11.3, (b) any payment made by any Borrower pursuant to or in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (c) the application of cash collateral provided for in Section 2.3(m), or (d) the repayment of a Competitive Bid Loan to a particular Competitive Bid Lender), in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly (i) notify the Administrative Agent of such fact and (ii) pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement.  The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored.  The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation.  Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

3.9Capital Adequacy.

If, after the date hereof, any Lender has determined that any Change in Law regarding capital or liquidity requirements or ratios would have the effect of reducing the rate of return on such Lender’s (or parent corporation’s) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such Change in Law (taking into consideration such Lender’s (or parent corporation’s) policies with respect to capital adequacy and liquidity), then, within 10 days after

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receipt of notice from such Lender to the Borrowers and the Administrative Agent, the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender (or parent corporation) on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction.  Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.  This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

3.10Inability To Determine Interest Rate.

(a)If (i)  the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such Eurodollar Loan, or (B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Loan  or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (i) (A) above, “Impacted Loans”), (ii) the Administrative Agent determines for any reason that (A) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount of a LIBOR Loan or (B) adequate and reasonable means do not exist for determining the LIBOR Daily Floating Rate with respect to a LIBOR Loan or (iii) the Administrative Agent or the Required Lenders determine that for any reason  the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or the LIBOR Daily Floating Rate with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Loan or LIBOR Loan, as applicable, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Periods), (y) the obligation of the Lenders to make or maintain LIBOR Loans and Competitive Bid Loans shall be suspended and (z) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods), borrowing of, or conversion to, LIBOR Loans, or borrowing of Competitive Bid Loans, or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans (subject to clause (z) above) in the amount specified therein.

Notwithstanding the foregoing, unless Section 3.10(b) is applicable, if the Administrative Agent has made the determination described in clause (i) (A) of this section, the Administrative Agent, in consultation with the Borrowers and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrowers that such alternative

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interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrowers written notice thereof.

(b)Notwithstanding anything to the contrary in this Credit Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period or for any LIBOR Loan, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice , as applicable, the Administrative Agent and the Borrowers may amend this Credit Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans, LIBOR Loans and Competitive Bid Loans

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shall be suspended (to the extent of the affected Eurodollar Loans, LIBOR Loans, Competitive Bid Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans, borrowing of, or conversion to, LIBOR Loans or borrowing of Competitive Bid Loans (to the extent of the affected Eurodollar Rate Loans, LIBOR Loans, Competitive Bid Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a committed borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Credit Agreement.

As used above:

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, LIBOR Daily Floating Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrowers).

3.11Illegality.

Notwithstanding any other provision herein, if any Change in Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to perform any of its obligations hereunder or make or maintain Eurodollar Loans, LIBOR Loans or Competitive Bid Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Administrative Agent (which notice shall be promptly withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, LIBOR Loans or Competitive Bid Loans, continue Eurodollar Loans as such, convert a Base Rate Loan to Eurodollar Loans or LIBOR Loans, and convert a LIBOR Loan to Eurodollar Loans shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans or LIBOR Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan or LIBOR Loan is requested and (c) such Lender’s Loans then outstanding as Eurodollar Loans, LIBOR Loans or Competitive Bid Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest

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Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Loan or a Competitive Bid Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14; provided that no such payments shall be required if the conversion of a Eurodollar Loan occurs within 30 days of the last day of the Interest Period of such Eurodollar Loan.

3.12Requirements of Law.

If any Change in Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender or Issuing Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

(a)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(b)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or such Issuing Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(c)shall impose on such Lender or such Issuing Lender or the London interbank market any other condition, cost or expense (excluding any Taxes);

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender or Issuing Lender, through the Administrative Agent, in accordance herewith, the Borrowers shall be obligated to promptly pay such Lender or Issuing Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrowers may elect to convert the Eurodollar Loans or LIBOR Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day’s notice of such election, in which case the Borrowers shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14.  If any Lender or Issuing Lender becomes entitled to claim any additional amounts pursuant to Section 3.9 or this Section 3.12, it shall provide prompt notice thereof to the Borrowers, through the Administrative Agent, certifying (x) that one of the events described in Section 3.9 or this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a

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reasonably detailed explanation of the calculation thereof.  Such a certificate as to any additional amounts payable pursuant to Section 3.9 or this Section 3.12 submitted by such Lender or Issuing Lender, through the Administrative Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error.  The Borrowers shall pay such Lender or Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.  This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased cost or reductions, and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

3.13Taxes.

(a)Issuing Lender.  For purposes of this Section 3.13, the term “Lender” includes any Issuing Lender.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers under any Credit Document shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrowers.  The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it or any Lender for the payment of, any Other Taxes.

(d)Indemnification by the Borrowers.  The Borrowers shall  indemnify each Recipient, within 10 days after Borrower’s receipt of written notice of demand therefor together with a certificate specifying the amount of such payment or liability (with a copy to the Administrative Agent), for the full amount of any Indemnified Taxes (including

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Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient (whether directly or pursuant to Section 3.13(e)) or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.  The Borrowers shall indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.13(e) below.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.3(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 3.13, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver

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such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.13(g) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person,

(A)any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)executed originals of IRS Form W-8ECI;

(iii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a

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“bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) substantially in the form of Exhibit 3.13-1 and (y) executed originals of IRS Form W-8BENE (or W-8BEN, as applicable); or

(iv)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.13-2 or Exhibit 3.13-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.13-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such

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payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.13 (including by the payment of additional amounts pursuant to this Section 3.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or to file for or pursue any refund of Taxes on behalf of, the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 3.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

3.14Compensation.

Except as expressly set forth in Section 3.3(c), the Borrowers promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans, or a borrowing of Competitive Bid Loans, after the Borrowers have given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrowers in making any prepayment of a Eurodollar Loan or Competitive Bid Loan after the Borrowers have given a notice thereof in accordance with the provisions of this Credit Agreement and (c) any continuation, conversion, payment or prepayment of Eurodollar Loans or Competitive Bid Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification shall be calculated by the Administrative Agent

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and shall include, without limitation, an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans or Competitive Bid Loans provided for herein minus (ii) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  The agreements in this Section 3.14 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.  Notwithstanding the foregoing, any prepayment of a Eurodollar Loan made hereunder (as a result of a mandatory requirement of this Credit Agreement) within thirty (30) days of the end of the Interest Period with respect to such Eurodollar Loan, shall not be subject to this Section 3.14.

3.15Mitigation; Mandatory Assignment.

(a)Designation of a Different Lending Office.  Each Lender may make any Loan to the Borrowers through any lending office, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Loan in accordance with the terms of this Credit Agreement.  If any Lender requests compensation under Section 3.12, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.13, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.12 or 3.13, as the case may be, in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  In the event a Lender makes a request to the Borrowers for additional payments in accordance with Sections 3.9, 3.10, 3.11, 3.12, 3.13 or 3.14 or a Lender becomes a Defaulting Lender, then, provided that no Default or Event of Default has occurred and is continuing at such time and such Lender has declined or is unable to designate another lender office in accordance with Section 3.15(a), the Borrowers may, at their own expense (such expense to include any transfer fee payable to the Administrative Agent under Section 11.3(b) and any expense pursuant to Section 3.14), and in their sole discretion, require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority and (b) the Borrowers or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to

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the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Sections 3.9 through 3.14.  Notwithstanding such assignment, and without limiting any other provision of this Credit Agreement, such assigning Lender shall continue to benefit from the provisions of Sections 3.9, 3.12, 3.13 and 11.5 with respect to the period before the effectiveness of such assignment.

Section 4.

[RESERVED]

Section 5.

CONDITIONS PRECEDENT

5.1Closing Conditions.

The obligation of the Lenders to enter into this Credit Agreement and make the initial Extensions of Credit is subject to satisfaction of the following conditions:

(a)Executed Credit Documents.  Receipt by the Administrative Agent of duly executed copies of:  (i) this Credit Agreement; (ii) the Notes; and (iii) all other Credit Documents required to be delivered on or before the Effective Date, each in form and substance reasonably acceptable to the Administrative Agent in its sole discretion.

(b)Partnership Documents.  With respect to each Credit Party that is a partnership, receipt by the Administrative Agent of the following:

(i)Partnership Agreements.  Certified copies of the partnership agreement of such Credit Party, together with all amendments thereto.

(ii)Certificates of Good Standing or Existence.  A certificate of good standing or existence for such Credit Party issued as of a recent date by its state of organization and each other state where the failure to qualify or be in good standing could have a Material Adverse Effect.

(c)Corporate Documents.  With respect to each Credit Party that is a corporation, if applicable, receipt by the Administrative Agent of the following:

(i)Charter Documents.  Copies of the articles or certificates of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

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(ii)Bylaws.  A copy of the bylaws of such Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

(iii)Good Standing.  Copies of certificates of good standing, existence or their equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

(d)Limited Liability Company Documents.  With respect to each Credit Party that is a limited liability company, if applicable, receipt by the Administrative Agent of the following:

(i)Certificate of Formation.  A copy of the certificate of formation of such Credit Party certified to be true and complete by the appropriate Governmental Authority of the state or jurisdiction of its formation and certified by the sole or managing member of such Credit Party to be true and correct as of the Closing Date.

(ii)Operating Agreement.  A copy of the Operating Agreement of such Credit Party certified by the sole or managing member of such Credit Party to be true and correct as of the Closing Date.

(iii)Good Standing.  Copies of certificates of good standing, existence or their equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of formation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

(e)Trust Documents.  With respect to BRT, receipt by the Administrative Agent of the following:

(i)Declaration of Trust.  A copy of the Declaration of Trust of BRT certified to be true and complete by the appropriate Governmental Authority of the state or jurisdiction of its formation and certified by the secretary of BRT to be true and correct as of the Closing Date.

(ii)Bylaws.  A copy of the Bylaws of BRT certified by the trustee of BRT to be true and complete as of the Closing Date.

(iii)Resolutions.  Copies of the resolutions of the Board of Trustees of BRT approving and adopting the Credit Documents to which it and each Credit Party is a party, the transactions contemplated therein and authorizing execution and delivery thereof by and on behalf of itself and each Credit Party.

(iv)Good Standing.  Copies of certificates of good standing, existence or their equivalent with respect to BRT certified as of a recent date by the

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appropriate Governmental Authorities of the state or other jurisdiction of formation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

(v)Incumbency.  An incumbency certificate with respect to each of the Credit Parties, certified by a secretary or assistant secretary of BRT to be true and correct as of the Closing Date.

(f)[Reserved]

(g)[Reserved]

(h)Opinion of Counsel.  Receipt by the Administrative Agent of opinions (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Effective Date, from legal counsel to the Credit Parties.

(i)Material Adverse Effect.  There shall not have occurred a change since December 31, 2017 that has had or could reasonably be expected to have a Material Adverse Effect.

(j)Litigation.  There shall not exist any pending or threatened action, suit, investigation or proceeding in any court or before any arbitrator or Governmental Authority against a Credit Party or any of its Subsidiaries that would have or would reasonably be expected to have a Material Adverse Effect.

(k)Officer’s Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrowers on behalf of the Credit Parties as of the Closing Date stating that (i) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations, (ii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect a Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect, (iii) the financial statements and information included in the Borrowers’ Form 10-K report for the year ended December 31, 2017 and Form 10-Q report for the quarter ended March 31, 2018 were prepared in good faith and using reasonable assumptions and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein and therein to occur on such date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties and their Subsidiaries are in compliance as of March 31, 2018, and will be in compliance on a Pro Forma Basis, using the most recently available financial statements and adjusting for any impairments and any capital markets events (including any refinancing of the Term Loan C Agreement) since the date of such financial

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statements, as of the Effective Date, with each of the financial covenants set forth in Section 7.2.

(l)Fees and Expenses.  Payment by the Borrowers of all fees and expenses owed by them to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth herein and in the Fee Letters.

(m)Consents and Approvals.  All governmental, shareholder, partner, member and third-party consents and approvals necessary or, in the opinion of the Administrative Agent, desirable in connection with the Extensions of Credit and the transactions contemplated under the Credit Documents shall have been duly obtained and shall be in full force and effect, and a copy of each such consent or approval shall have been delivered to the Administrative Agent.

(n)Absence of Guarantors for Other Debt.  Receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrowers  confirming the absence of guaranties provided by the Subsidiaries of the Borrowers pursuant to the Indenture.

(o)KYC Information.  (i) Upon the reasonable request of any Lender made at least five (5) days prior to the Closing Date, the Borrowers shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least five (5) days prior to the Closing Date.

(ii)At least five (5) days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

(p)Other.  Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties and their Subsidiaries.

5.2Conditions to All Extensions of Credit.

In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall an Issuing Lender be required to issue, increase or extend a Letter of Credit unless:

(a)Delivery of Notice.  The Borrowers shall have delivered (i) in the case of a Committed Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of a Competitive Bid Loan, a Competitive Bid Quote Request and a Notice of Competitive Bid Borrowing, in each case duly executed and completed, in accordance with Section 2.2(b) and (iii) in the case of any Letter of

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Credit, to the Issuing Lender, an appropriate request for issuance in accordance with the provisions of Section 2.3.

(b)Representations and Warranties.  The representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects (or true and correct in all respects in the case of any representation or warranty qualified by materiality, Material Adverse Effect or other similar qualifier) at and as if made as of such date except to the extent they expressly and exclusively relate to an earlier date.

(c)No Default.  No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

(d)Availability.  Immediately after giving effect to the making of the requested Loan (and the application of the proceeds thereof), or the issuance, increase or extension of a Letter of Credit, as the case may be, the Revolving Credit Obligations shall not exceed the Revolving Committed Amount.

(e)Restrictions on Loans.  After giving effect to the making of the requested Revolving Loan, the Borrowers shall be in compliance with the terms of Section 2.1(g).

(f)No Legal Impediments.  No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to, (i) enjoin, prohibit or restrain such Extension of Credit or (ii) impose or result in the imposition of a Material Adverse Effect.

The delivery of each Notice of Borrowing, each Competitive Bid Quote Request, each Notice of Competitive Bid Borrowing, and each request for issuance, increase or extension of a Letter of Credit shall constitute a representation and warranty by the Borrowers of the correctness of the matters specified in subsections (b), (c), (d) and, if applicable, (e) above.

Section 6.

REPRESENTATIONS AND WARRANTIES

Each of the Borrowers hereby represents to the Administrative Agent and each Lender that:

6.1Financial Condition.

The financial statements described in Section 5.1(k) and those delivered to the Lenders pursuant to Section 7.1(a) and (b):  (a) have been prepared in accordance with GAAP (subject, in the case of quarterly financial statements, to changes resulting from audit and normal year-end audit adjustments) and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Borrowers and their Subsidiaries as of such date and for such periods.  Since March 31, 2018, there has been no sale, transfer or other disposition by any Borrower or any of its Subsidiaries of any material part of the business or property of the Borrowers and their

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Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock or other equity interests of any other Person) material in relation to the consolidated financial condition of the Borrowers and their Subsidiaries, taken as a whole, in each case, which, is not (i) reflected in the most recent financial statements described in Section 5.1(k) or delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement.

6.2No Material Change.

Since the later of December 31, 2017 or the date of the last Loan made under this Credit Agreement, there has been no development or event relating to or affecting a Combined Party which has had or would be reasonably expected to have a Material Adverse Effect.

6.3Organization and Good Standing.

Each Borrower and each Material Subsidiary (a) is either a partnership, a corporation, a limited liability company or a REIT duly organized or formed, validly existing and in good standing under the laws of the state (or other jurisdiction) of its organization or formation, (b) is duly qualified and in good standing as a foreign partnership, a foreign corporation, a foreign limited liability company or a foreign REIT and authorized to do business in every other jurisdiction where the failure to be so qualified, in good standing or authorized would have or would reasonably be expected to have a Material Adverse Effect and (c) has the power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

6.4Due Authorization.

Each Credit Party (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and to consummate the transactions contemplated herein and therein and (b) is duly authorized, and has been authorized by all necessary action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to consummate the transactions contemplated herein and therein.

6.5No Conflicts.

Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated herein and therein, nor the performance of or compliance with the terms and provisions hereof and thereof by a Credit Party will (a) violate or conflict with any provision of its or its Material Subsidiaries’ organizational or governing documents, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it or its Material Subsidiaries, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it or any of its Material Subsidiaries is a party or by which it or its Material Subsidiaries may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect, or (d) result

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in or require the creation of any Lien upon or with respect to its or its Material Subsidiaries’ properties.

6.6Consents.

Except for consents, approvals, authorizations and orders that have been obtained, and filings, registrations and qualifications that have been made, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party or the consummation of the transactions contemplated herein and therein.

6.7Enforceable Obligations.

This Credit Agreement and the other Credit Documents to which it is a party have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

6.8No Default.

No Combined Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would be reasonably expected to have a Material Adverse Effect.  No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

6.9Ownership.

Each Borrower and each of its Subsidiaries is the owner or ground-lessee of, and has good and marketable fee or leasehold title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

6.10Indebtedness.

The Borrowers and their Subsidiaries have no Indebtedness except as otherwise permitted by this Credit Agreement.

6.11Litigation.

There are no actions, suits or legal, equitable, arbitration or administrative proceedings or investigations, pending or, to the knowledge of any Borrower, threatened, against a Combined Party which (a) would have or would be reasonably expected to have a Material Adverse Effect or (b) involve the Credit Documents.

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6.12Taxes.

Each Borrower, and each of its Subsidiaries, has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.  No Borrower is aware of any material proposed tax assessments against it or any of its Subsidiaries.

6.13Compliance with Law.

Each Combined Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.  No Requirement of Law would be reasonably expected to cause a Material Adverse Effect.

6.14Compliance with ERISA.

Except as would not result in or be reasonably expected to result in a Material Adverse Effect:

(a)During the five-year period prior to the date on which this representation is made or deemed made:  (i) no ERISA Event has occurred, and, to the best of each Borrower’s, each Subsidiary of a Borrower’s and each ERISA Affiliate’s knowledge, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

(b)The actuarial present value of all “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan’s most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

(c)No Borrower, Subsidiary of a Borrower or ERISA Affiliate has incurred, or, to the best of each such party’s knowledge, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan.  No Borrower, Subsidiary of a Borrower or ERISA Affiliate would become subject to any

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withdrawal liability under ERISA if any such party were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No Borrower, Subsidiary of a Borrower or ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such party’s knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

(d)No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Borrower, any Subsidiary of a Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Borrower, any Subsidiary of a Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

(e)No Borrower, Subsidiary of a Borrower or ERISA Affiliate has material liability with respect to “expected post-retirement benefit obligations” within the meaning of the Financial Accounting Standards Board Statement 106.  Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

6.15Organization Structure/Subsidiaries.

As of the Closing Date, (a) Schedule 6.15 is a complete and accurate organization chart of the Combined Parties, and (b) no Borrower has any Subsidiaries or owns an interest, directly or indirectly, in any joint venture, except as set forth on Schedule 6.15.  The outstanding equity interest of all Subsidiaries of the Borrowers are validly issued, fully paid and non-assessable and are owned by the Borrowers free and clear of all Liens.  Schedule 6.15 shall be updated as of the end of each fiscal quarter as set forth in Section 7.1(c).  Each owner of an Unencumbered Property, Unencumbered Construction-in-Process or Unencumbered Eligible Land is a Credit Party or an Eligible Subsidiary.

6.16Use of Proceeds; Margin Stock.

The proceeds of the Loans, and the Letters of Credit, will be used solely for the purposes specified in Section 7.10.  None of the proceeds of the Loans, and none of the Letters of Credit, will be used in a manner that would violate Regulation U, Regulation X, or Regulation T.  No proceeds of the Loans, and no Letter of Credit, will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders (or other equity owners), as appropriate, of such Person has approved such acquisition.

6.17Government Regulation.

No Borrower, nor any of its Subsidiaries, is an “investment company” as defined in, or subject to regulation under the Investment Company Act of 1940, as amended.  No director,

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executive officer or principal shareholder of a Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender.  For the purposes hereof the terms “director,” “executive officer” and “principal shareholder” (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O.

6.18Environmental Matters.

(a)Except as would not have or be reasonably expected to have a Material Adverse Effect:

(i)Each of the Properties and all operations at the Properties are in material compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by a Credit Party or any of its Subsidiaries (the “Businesses”), and there are no conditions relating to the Businesses or Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

(ii)No Borrower, nor any of its Subsidiaries, has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Borrower or any of its Subsidiaries have knowledge that any such notice is being threatened.

(iii)Hazardous Materials have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by, or on behalf or with the permission of, any Borrower or any of its Subsidiaries in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

(iv)No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which any Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Borrower or any of its Subsidiaries, the Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with all Environmental Laws.

(v)There has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of a Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Businesses except in compliance with Environmental Laws.

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(vi)None of the Properties contains, or to the best knowledge of the Borrowers and their Subsidiaries has previously contained, any Hazardous Materials at, on or under the Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(vii)No Borrower, nor any of its Subsidiaries, has assumed any liability of any Person (other than a Borrower) under any Environmental Law.

(b)Each Borrower, and each of its Subsidiaries, has adopted procedures that are designed to (i) ensure that each such party, any of its operations and each of the properties owned or leased by such party remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each such party, any of its operations and each of the properties owned or leased by each such party may have under applicable Environmental Laws.

6.19Solvency.

Each Credit Party, is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

6.20[Reserved].

6.21Location of Properties.

As of the Closing Date, set forth on Schedule 6.21 is (a) a list of all Properties (with street address, county and state where located) and the owner of such Property and (b) a list of all Unencumbered Properties.  Schedule 6.21 shall be updated as of the end of each fiscal quarter as set forth in Section 7.1(c).

6.22Disclosure.

Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Borrower or its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in light of the circumstances in which made; provided, however, that the Borrowers make no representation or warranty regarding the information delivered pursuant to Section 7.1(i).

6.23Licenses, etc.

The Combined Parties have obtained, and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain the same would not have or would not reasonably be expected to have a Material Adverse Effect.

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6.24No Burdensome Restrictions.

No Combined Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or would be reasonably expected to have a Material Adverse Effect.

6.25Eligible Subsidiaries.

Each Subsidiary of the Borrowers which owns or ground-leases any Property that is treated as Unencumbered Property, Unencumbered Construction-in-Process or Unencumbered Eligible Land under this Credit Agreement is either an Eligible Subsidiary or a Guarantor.  Schedule 6.25 sets forth a list of all Eligible Subsidiaries which own or ground-lease any Property that is treated as Unencumbered Property, Unencumbered Construction-in-Process or Unencumbered Eligible Land under this Credit Agreement as of the Closing Date.  Schedule 6.25 shall be updated as of the end of each fiscal quarter as set forth in Section 7.1(c).

6.26OFAC.

No Borrower, nor any of their Subsidiaries, nor, to the knowledge of a Borrower and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

6.27Anti-Corruption Laws.

The Borrowers and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

6.28EEA Financial Institutions.

No Credit Party is an EEA Financial Institution.

6.29Beneficial Ownership Certification.

As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

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Section 7.

AFFIRMATIVE COVENANTS

Each Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Obligations have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

7.1Information Covenants.

The Borrowers will furnish, or cause to be furnished, to the Administrative Agent and, except as otherwise set forth in this Section, each of the Lenders:

(a)Annual Financial Statements.  As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrowers, a consolidated balance sheet and income statement of the Borrowers and their Subsidiaries as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures as of the end of and for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.  Delivery by the Borrowers to the Administrative Agent of BRT’s annual report to the Securities and Exchange Commission on Form 10-K with respect to any fiscal year shall be deemed to be compliance by the Borrowers with this Section 7.1(a) (it being agreed that such annual report shall be deemed delivered on the date that (i) such report on Form 10-K is posted on the website of the Securities and Exchange Commission at www.sec.gov or on the website of the Borrowers at www.brandywinerealty.com and (ii) the Borrowers have provided the Administrative Agent and the Lenders with written notice of such posting).

(b)Quarterly Financial Statements.  As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Borrowers (other than the fourth fiscal quarter), a consolidated balance sheet and income statement of the Borrowers and their Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for (A) the corresponding quarter end and quarterly period of the preceding fiscal year and (B) management’s proposed budget for such period, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of a Responsible Officer of BRT to the effect that such quarterly financial statements fairly present in all material respects the financial condition and results of operations of the Borrowers and their Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.  The information required pursuant to this subsection (b) shall be delivered in both electronic and printed form.  Delivery by the Borrowers to the

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Administrative Agent of BRT’s quarterly report to the Securities and Exchange Commission on Form 10-Q with respect to any fiscal quarter shall be deemed to be compliance by the Borrowers with this Section 7.1(b) (it being agreed that such quarterly report shall be deemed delivered on the date that (i) such report on Form 10-Q is posted on the website of the Securities and Exchange Commission at www.sec.gov or on the website of the Borrowers at www.brandywinerealty.com and (ii) the Borrowers have provided the Administrative Agent and the Lenders with written notice of such posting).

(c)Officer’s Certificate.  At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b), a certificate of a Responsible Officer of BRT, substantially in the form of Exhibit 7.1(c), (i) demonstrating whether there has been compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period, including such detail and supporting documentation as reasonably requested by the Administrative Agent (and in the case of Section 7.2(d) and Section 7.2(e), indicating the number of fiscal quarters for which such ratio has exceeded 0.60 to 1.0), (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto, (iii) providing information regarding dividends and redemption of shares in a manner to demonstrate compliance with Section 8.7 and (iv) updating Schedule 6.15, Schedule 6.21 and Schedule 6.25, as appropriate.  Such certificate shall be delivered in both electronic and printed form.

(d)Accountant’s Certificate.  Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default under Section 7.2 and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

(e)Annual Information and Projections.  Within 30 days after the end of each fiscal year of the Borrowers, all such financial information regarding the Borrowers and their Subsidiaries and specifically regarding the Properties, as the Administrative Agent shall reasonably request, including, but not limited to, partnership, limited liability company and joint venture agreements, property cash flow projections, property budgets, actual and budgeted capital expenditures, operating statements (current year and immediately preceding year, if the Property existed as a Property in the immediately preceding year), mortgage information, rent rolls, lease expiration reports, leasing status reports, notes payable summary, bullet notes summary, equity funding requirements, contingent liability summary, lines of credit summary, lines of credit collateral summary, wrap notes and notes receivable summary, schedule of outstanding letters of credit, summary of cash and Cash Equivalents, projection of management and leasing fees and overhead budgets.

(f)Auditor’s Reports.  Promptly upon receipt thereof, a copy of any “management letter” submitted by independent accountants to any Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Borrower or any of its Subsidiaries.

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(g)Reports.  Promptly, (i) and in any case within five (5) days of receipt or transmission thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Borrower or any of its Subsidiaries shall send to its shareholders, members or partners generally, (ii) and in any case within ten (10) days of filing thereof, copies of all income tax returns filed by a Borrower and (iii) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters; provided, however, that if any such transmissions are done electronically, the Borrowers shall instead promptly notify the Administrative Agent of same and provide information on how to retrieve such information.

(h)Notices.  Upon a Borrower obtaining knowledge thereof, such Borrower will give written notice to the Administrative Agent (which shall promptly forward such notice to the Lenders) immediately of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrowers propose to take with respect thereto, (ii) the occurrence of any of the following with respect to any Credit Party or any of its Subsidiaries:  (A) the pendency or commencement of any litigation or arbitral or governmental proceeding against any Borrower or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect, or (B) the institution of any proceedings against any Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for, violation, or alleged violation, of any federal, state or local law, rule or regulation, including, but not limited to, Environmental Laws, the violation of which would have or would be reasonably expected to have a Material Adverse Effect, and (iii) the occurrence of any enforcement or notice to enforce a completion guaranty and within five Business Days thereafter provide evidence that the remaining costs to complete the applicable project are covered by a construction loan and/or surety bond.

(i)ERISA.  Upon a Borrower or any ERISA Affiliate obtaining knowledge thereof, the Borrowers will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of:  (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; in each case together, with a description of any such event or condition or a copy

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of any such notice and a statement by a Responsible Officer of the Borrowers briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by such Borrower, Subsidiary or ERISA Affiliate with respect thereto.  Promptly upon request, the Borrowers shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

(j)Environmental.

(i)Subsequent to a notice from any Governmental Authority that would reasonably cause concern or during the existence of an Event of Default, and upon the written request of the Administrative Agent, the Borrowers will furnish or cause to be furnished to the Administrative Agent, at the Borrowers’ expense, an updated report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Property and as to the compliance by the Borrowers with Environmental Laws.  If the Borrowers fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Borrowers hereby grant to the Administrative Agent and its representatives access to the Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling).  The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrowers on demand and added to the Obligations.

(ii)Each of the Borrowers and their Subsidiaries will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such Property to the extent any failure would have or would be reasonably expected to have a Material Adverse Effect.

(k)On-going Obligation.  Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

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(l)Other Information.  With reasonable promptness upon any such request, such other information regarding the Properties or regarding the business, assets or financial condition of the Credit Parties and their Subsidiaries as the Administrative Agent or any Lender may reasonably request.

7.2Financial Covenants.

(a)[Intentionally Omitted.]

(b)Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio, as of the end of each fiscal quarter of the Combined Parties, shall be greater than or equal to 1.5 to 1.0.

(c)[Reserved].

(d)Leverage Ratio.  The Leverage Ratio, as of the end of each fiscal quarter of the Combined Parties, shall be less than or equal to 0.60 to 1.0; provided that such ratio may exceed 0.60 to 1.0 as of the end of up to four (4) fiscal quarters of the Combined Parties during the term of this Credit Agreement (whether or not consecutive) so long as such ratio does not exceed 0.65 to 1.0.

(e)Unsecured Debt Limitation.  At the end of each fiscal quarter of the Combined Parties, the ratio of Unsecured Debt to Unencumbered Value shall be less than or equal to 0.60 to 1.0; provided that such ratio may exceed 0.60 to 1.0 as of the end of up to four (4) fiscal quarters of the Combined Parties during the term of this Credit Agreement (whether or not consecutive) so long as such ratio does not exceed 0.65 to 1.0.

(f)Secured Debt Ratio.  The Secured Debt Ratio, as of the end of each fiscal quarter of the Combined Parties, shall be less than or equal to 0.40 to 1.0.

(g)Unencumbered Cash Flow Ratio.  The Unencumbered Cash Flow Ratio, as of the end of each fiscal quarter of the Combined Parties, shall be greater than or equal to 1.75 to 1.0.

7.3Preservation of Existence.

Each of the Borrowers will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority and the existence, rights, franchises and authority of the Material Subsidiaries, except as permitted by Section 8.4.  Without limiting the generality of the foregoing, BRT will do all things necessary to maintain its status as a REIT.

7.4Books and Records.

Each of the Borrowers will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

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7.5Compliance with Law.

Each of the Borrowers will, and will cause its Subsidiaries to, comply in all material respects with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws and ERISA).

7.6Payment of Taxes and Other Indebtedness.

Each of the Borrowers will, and will cause its Subsidiaries to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Borrower or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien on an Unencumbered Property securing such amounts (unless no Default or Event of Default would exist after giving effect to the disposition of such Unencumbered Property) or (ii) would have a Material Adverse Effect.

7.7Insurance.

Each of the Borrowers will, and will cause its Subsidiaries to, at all times maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

7.8Maintenance of Assets.

Each of the Borrowers will, and will cause its Subsidiaries to, maintain and preserve its Properties and all other assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in the Properties and other assets, from time to time, all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

7.9Performance of Obligations.

Each of the Borrowers will, and will cause its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

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7.10Use of Proceeds.

The Borrowers will use the proceeds of the Loans solely for general working capital purposes (including Letters of Credit) and other general corporate purposes, including the funding of acquisitions and the repayment of other Indebtedness.  The Credit Parties will use the Letters of Credit solely for the purposes set forth in Section 2.3(a).

7.11Audits/Inspections.

Upon reasonable notice and during normal business hours, each Borrower will, and will cause its Subsidiaries to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Borrower’s or other Combined Party’s property, including, without limitation, the Properties, its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders, and to discuss all such matters with the officers, employees and representatives of the Borrowers, their Subsidiaries and any other Combined Party.

7.12Additional Credit Parties.

At any time a Subsidiary of the Borrowers that (1) is not a Credit Party becomes the owner (or ground lessee under an Eligible Ground Lease) of Property that the Borrowers determine to treat as an Unencumbered Property, Unencumbered Eligible Land or Unencumbered Construction-in-Process and (2) is not an Eligible Subsidiary, the Borrowers shall notify the Administrative Agent and promptly thereafter (but in any event within 30 days after such event) such Subsidiary shall:  (a) execute a Guaranty in substantially the form of Exhibit 7.12 and (b) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, information regarding the real property owned by such Person, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.  It is understood and agreed that in the event any Subsidiary provides a Guaranty hereunder, it may also guaranty Indebtedness under the Indenture and the Term Loan C Agreement.

7.13Anti-Corruption Laws.

Each Borrower will conduct its businesses in compliance with  the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.  and maintain policies and procedures designed to promote and achieve compliance with such laws.

7.14Construction.

With respect to any construction and development engaged in by the Combined Parties, the Borrowers shall or shall cause another Person to:  (a) comply with all applicable regulations

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and codes and (b) complete all such construction and development in accordance with approved plans and specifications.

Section 8.

NEGATIVE COVENANTS

Each Borrower hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Obligations have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

8.1Indebtedness.

No Borrower will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

(a)Indebtedness arising under this Credit Agreement, the other Credit Documents and the Term Loan C Agreement;

(b)Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business; and

(c)Other Indebtedness as long as, prior to and after giving effect thereto, the Borrowers are otherwise in compliance with the terms of this Credit Agreement.

provided that the Borrowers shall not permit any Subsidiary of a Borrower that is the owner (or ground-lessee) of a Property that is treated as an Unencumbered Property, an Unencumbered Construction-in-Process or Unencumbered Eligible Land under this Credit Agreement to contract, create, incur, assume or permit to exist (“Incur”) any Recourse Indebtedness unless such Subsidiary becomes a Guarantor as required pursuant to Section 7.12, and if such Subsidiary does Incur such Recourse Indebtedness, but does not become a Guarantor, all Property owned or ground-leased by such Subsidiary shall cease to qualify as an Unencumbered Property, an Unencumbered Construction-in-Process or Unencumbered Eligible Land.

8.2Liens.

No Borrower will, nor will it permit any of its Material Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its Properties or any other assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

8.3Nature of Business.

No Borrower will, nor will it permit any of its Subsidiaries to, alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

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8.4Consolidation and Merger.

No Borrower will, nor will it permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that notwithstanding the foregoing provisions of this Section 8.4, (a) (i) any Person may merge into a Borrower in a transaction in which such Borrower is the surviving Person; (ii) any Person may merge into any Material Subsidiary in a transaction in which the surviving entity is a Material Subsidiary; and (iii) any Material Subsidiary may sell, transfer, lease or otherwise dispose of its assets to a Borrower or to another Material Subsidiary; provided that in each case the Borrowers execute and deliver such documents, instruments and certificates as the Administrative Agent may reasonably request and after giving effect thereto no Default or Event of Default exists; (b) upon prior written notification to the Administrative Agent, any Material Subsidiary of a Borrower may be dissolved or liquidated so long as (1) after giving effect thereto no Default or Event of Default exists, and (2) the Borrowers shall execute and deliver such documents, instruments and certificates as the Administrative Agent may reasonably request; and (c) upon prior written notification to the Administrative Agent, as long as no Default or Event of Default exists, a Material Subsidiary of a Borrower that has no assets and no revenues may be dissolved or liquidated.

8.5Sale or Lease of Assets.

(a)No Property may be conveyed, sold, leased, transferred or otherwise disposed of unless, after giving effect thereto, no Default or Event of Default exists.

(b)No equity interest in any Guarantor or Eligible Unencumbered Property Subsidiary may be conveyed, sold, transferred or otherwise disposed of unless, after giving effect thereto, no Default or Event of Default exists.  Upon the disposition of an equity interest in a Guarantor in conformance with the terms hereof, if after the disposition of such equity interest such Guarantor no longer qualifies as the owner of any Unencumbered Properties, the Lenders agree to release such Guarantor from its obligations hereunder, and the Lenders hereby consent to the Administrative Agent executing and delivering such releases as necessary to give effect to such agreement.

8.6[Intentionally Omitted.]

8.7Restricted Payments.

BOP will not, directly or indirectly, declare or pay any dividends or make any other distribution upon any of its shares of beneficial interests or any shares of its capital stock of any class or with respect to any of its membership or partnership interests; provided that BOP may pay dividends or make distributions attributable to any period of four (4) consecutive fiscal quarters in an amount not to exceed, in the aggregate, the greater of (i) 95% of Funds From Operations attributable to such period or (ii) the minimum amount necessary for BRT to maintain its status as a REIT.  Neither the Borrowers nor their Subsidiaries will repurchase any capital stock or shares of beneficial interest (including the repurchase of stock or shares of beneficial interest that is retired, cancelled or terminated) or other ownership interests (including options, warrants and

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stock appreciation rights) if a Default or Event of Default exists or would occur after giving effect thereto.

8.8Transactions with Affiliates.

No Borrower will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, trustee, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an officer, director, trustee, shareholder, Subsidiary or Affiliate.

8.9Fiscal Year; Organizational Documents.

No Borrower will, nor will it permit any of its Subsidiaries to, (a) change its fiscal year or (b) change its articles or certificate of incorporation, its bylaws, its declaration of trust, its limited liability company agreement, its articles or certificate of partnership or partnership agreement or any other organization or formation documents in any manner that would have an adverse effect of the rights of the Lenders under the Credit Documents; provided that (i) BRT may take such action, with prior written notice to the Administrative Agent, as is necessary to maintain its status as a REIT and (ii) the Borrowers will provide prompt written notice to the Administrative Agent of any change to be made in compliance with the terms of this Section 8.9.

8.10Limitations.

No Borrower will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to pay any Indebtedness owed to the Borrowers; provided that a Subsidiary of a Borrower (which is not itself a Credit Party) that obtains financing may agree with the provider of such financing to restrict repayments of intercompany Indebtedness owing to the Borrowers.

8.11Other Negative Pledges.

The Borrowers will not, and will not permit any of their Material Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien (a “Negative Pledge”) upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, other than (i) as provided under the Credit Documents or under the Term Loan C Agreement, (ii) restrictions on Secured Indebtedness and Unsecured Indebtedness set forth in the Indenture, (iii) an agreement by a Borrower or one of its Subsidiaries with a joint venture partner not to pledge its equity interest in such joint venture, (iv) an agreement by a Borrower or one of its Subsidiaries in a mortgage or joint venture agreement to restrict Liens on a particular property which is not an Unencumbered Property or on the equity interests in any particular entity which is not a Borrower or a Material Subsidiary, (v) customary restrictions in leases, subleases, licenses and asset sale or acquisition agreements relating to the assets subject thereto, and (vi) covenants contained in agreements relating to Unsecured Indebtedness permitted by Section 8.1 to the extent that such restrictions are not materially more restrictive to the Borrowers than the covenants contained in this Credit Agreement and so long as such Unsecured Indebtedness is not

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guaranteed by any Persons that do not guarantee the Obligations; provided, however, that an agreement that conditions a Person’s ability to grant a Lien upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

8.12Sanctions.

The Borrowers will not, directly or indirectly, use the proceeds of any Extension of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Lender, or otherwise) of Sanctions.

8.13Anti-Corruption Laws.

The Borrowers will not, directly or indirectly use the proceeds of any Extension of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

Section 9.

EVENTS OF DEFAULT

9.1Events of Default.

An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)Payment.  The Borrowers shall default in the payment (i) when due of any principal amount of any Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within three days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

(b)Representations.  Any representation, warranty or statement made or deemed to be made by any Borrower or any of its Subsidiaries herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made or delivered.

(c)Covenants.  Any Borrower or any of its Subsidiaries shall:

(i)default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.3, 7.10, 7.11, 7.12, 7.14 or 8.1 through 8.13 inclusive; or

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(ii)default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days after the earlier of a Borrower becoming aware of such default or notice thereof given by the Administrative Agent; or

(iii)default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

(d)Other Credit Documents.  (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of a Borrower becoming aware of such default or notice thereof given by the Administrative Agent or (ii) any Credit Document (or any provision of any Credit Document) shall fail to be in full force and effect or any Borrower or any of its Subsidiaries shall so assert or any Credit Document shall fail to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

(e)Bankruptcy, etc.  The occurrence of any of the following with respect to any Borrower or any of its Significant Subsidiaries:  (i) a court or Governmental Authority having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any Borrower or any of its Significant Subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any Borrower or any of its Significant Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any Borrower or any of its Significant Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) any Borrower or any of its Significant Subsidiaries shall be generally unable or shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

(f)Defaults under Other Agreements.  With respect to any Recourse Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of any Borrower or any of its Subsidiaries in an aggregate principal amount equal to or in excess

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of $50,000,000, (i) a Borrower or one of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Recourse Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance of any term, covenant or agreement relating to such Recourse Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Recourse Indebtedness (or a trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Recourse Indebtedness to become due prior to its stated maturity; or (ii) any such Recourse Indebtedness shall be declared due and payable, or required to be prepaid, repurchased or redeemed other than by a regularly scheduled required prepayment, repurchase or redemption prior to the stated maturity thereof; or (iii) any such Indebtedness shall mature and remain unpaid.

(g)Judgments.  One or more judgments, orders, or decrees shall be entered against any one or more of any Borrower or any of its Subsidiaries involving a liability of $25,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage), and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 20 days.

(h)ERISA Events.  The occurrence of any of the following events or conditions, unless such event or occurrence would not have or be reasonably expected to have a Material Adverse Effect:  (1) any “accumulated funding deficiency,” as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

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(i)REIT Status.  BRT does not maintain its REIT status or is no longer deemed to be a REIT.

(j)Invalidity of Credit Documents.  Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than in accordance with the terms hereof or thereof, or satisfaction in full of all the Obligations, is revoked, terminated, cancelled or rescinded, without the prior written approval of the requisite Lenders as specified in Section 11.6; or any Credit Party commences any legal proceeding at law or in equity to contest, or make unenforceable, cancel, revoke or rescind any of the Credit Documents, or any court or any other Governmental Authority of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Credit Documents is illegal, invalid or unenforceable as to any material terms thereof.

(k)Term Loan C Agreement.  An “Event of Default” as defined in the Term Loan C Agreement shall occur and be continuing.

9.2Acceleration; Remedies.

Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrowers, take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrowers, except as otherwise specifically provided for herein:

(a)Termination of Commitments.  Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

(b)Acceleration of Loans.  Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

(c)Cash Collateral.  Direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or automatically upon the occurrence of an Event of Default under Section 9.1(e), without demand or notice of any kind, they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Revolving Loan Lenders, in the Letter of Credit Collateral Account as defined in, and in accordance with the terms of, Section 2.3(m) as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

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(d)Enforcement of Rights.  Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees, all reimbursement obligations under Letters of Credit and all other indebtedness or Obligations owing to the Lenders hereunder shall automatically and immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Borrowers.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate “creditor” holding a separate “claim” within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

9.3Allocation of Payments After Event of Default.

Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

First, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

Second, to payment of any fees owed to the Administrative Agent;

Third, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

Fourth, to the payment of all accrued fees and interest payable to the Lenders hereunder;

Fifth, to the payment of the outstanding principal amount of the Loans, and, with respect to unreimbursed drawings under Letters of Credit, to the payment or cash collateralization of the outstanding LOC Obligations pro rata, as set forth below;

Sixth, to all other Obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

Seventh, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

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In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bear to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH,” “FIFTH,” and “SIXTH” above and (c) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in the Letter of Credit Collateral Account as defined in, and in accordance with the terms of, Section 2.3(m) and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other Obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 9.3.

Section 10.

AGENCY PROVISIONS

10.1Appointment and Authority.

Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrowers nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

10.2Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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10.3Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.6) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall not be deemed to have knowledge of any Default (other than a Default under Section 9.1(a) (with respect to principal, interest and fees)) unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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10.4Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons.  The exculpatory provisions of this Section 10 shall apply to any such sub‑agent and to the Agent-Related Persons of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

10.6Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor

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Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent (i) is a Defaulting Lender pursuant to clause (d) of the definition thereof or (ii) engages in gross negligence or willful misconduct in the performance of its duties under the Credit Documents, as determined by a court of competent jurisdiction by a final and non-appealable judgment, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.13(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Section 10 and Section 11.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)Any resignation by Bank of America, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender.  If Bank

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of America, N.A. resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Lender and all LOC Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.3.  Upon the appointment by the Borrowers of a successor Issuing Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, (b) the retiring Issuing Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender  with respect to such Letters of Credit.

10.7Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.8No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender  hereunder.

Certain ERISA Matters

.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

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(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i)none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Credit Document or any documents related to hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a

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bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Credit Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Credit Agreement.

(c)The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

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Section 11.

MISCELLANEOUS

11.1Notices.

(a)Generally.  Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device), (iii) the Business Day following the day on which the same has been delivered prepaid or on an invoice arrangement to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1 or as otherwise provided.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient), provided that such notice is confirmed by delivery via overnight courier or postal service as required above.  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to Section 2 if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or a Borrower may, in its discretion, agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent (or a Borrower, in the case of notice to it) otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice

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or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)Platform.

(i)The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”) in accordance with its obligations under Section 11.17.

(ii)The Platform is provided “as is” and “as available.”  The Agent-Related Persons do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent-Related Person in connection with the Communications or the Platform.  Except as provided in Section 11.11, in no event shall the Administrative Agent or any of the Agent-Related Persons have any liability to the Borrowers, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of a Borrower pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

(iii)Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials to the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials

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“PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.17); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(e)Reliance by Administrative Agent, Issuing Lenders and Lenders.  The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Notices of Borrowing and Notices of Continuation/Conversion) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, each Issuing Lender, each Lender and the officers, directors, employees, agents and Affiliates of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.2Right of Set-Off.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Borrower or its Subsidiaries against obligations and liabilities of such Borrower to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto.  The Borrowers hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

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11.3Benefit of Agreement.

(a)Generally.  This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Borrowers may assign and transfer any of its interests, rights or obligations under any Credit Document (except as permitted by Sections 8.4 or 8.5) without the prior written consent of the Administrative Agent and all of the Lenders (and any attempt at such assignment or transfer without such consent shall be null and void); and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in subsections (b) and (c) of this Section 11.3.  Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging or assigning a security interest in its rights hereunder or under its Notes, if any, to secure obligations of such Lender, including any pledge or assignment to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, or (B) granting assignments or participations in such Lender’s Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof.  Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the officers, directors, employees, agents and Affiliates of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b)Assignments.  In addition to the assignments permitted by Section 11.3(a), each Lender may, with the prior written consent of the Borrowers, the Issuing Lenders and the Administrative Agent (provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3 to one or more Eligible Assignees; provided that the Borrowers shall be deemed to have consented to any such assignment unless the Borrowers shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and provided further that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) unless the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consent, (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender’s rights and obligations under the Commitment being assigned and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Persons to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their related parties or

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their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.  Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Administrative Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Administrative Agent for its own account.  Upon the effectiveness of any such assignment, the assignee shall become a “Lender” for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned.  The Borrowers agree that upon notice of any assignment to an assignee that was not theretofore a Lender, they will promptly provide to such assignee a new Note.  Each Lender agrees that, in the event it assigns all of its Commitment hereunder, it shall promptly return the Note or Note(s) executed by the Borrowers in its favor.

By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Borrower or its Subsidiaries or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender and such assignee each represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (d) below, from and after the effective date specified in each assignment agreement, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such assignment agreement, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment agreement, be released from its obligations under this Credit Agreement (and, in the case of an assignment agreement covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.9, 3.12, 3.13 and 3.14 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)Participations.  Each Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell, transfer or grant participations in all or any part of such Lender’s interests and obligations hereunder to one or more banks or other entities (other than the Borrowers, their Affiliates and Subsidiaries, or a Defaulting Lender)(a “Participant”); provided that (i) such selling Lender shall remain a “Lender” for all purposes under this Credit Agreement (such selling Lender’s obligations under the Credit Documents remaining unchanged) and the Participant shall not constitute a Lender hereunder, and the Borrowers, the Administrative Agent and the other Lenders shall continue to deal exclusively with such selling Lender, and (ii) no such Participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the Participant is participating or increase any Commitments with respect thereto, or (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment, other than pursuant to Section 3.5), interest or fees in which the Participant is participating.  In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or the other Credit Documents (the Participant’s rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such Participant shall be entitled to receive additional amounts under Sections 3.9, 3.12, 3.13 and 3.14 to the same extent that the Lender from which such Participant acquired its participation would be entitled to the benefit of such cost protection provisions (it being understood that the Participant shall be required to provide the documentation required under Section 3.13(g) as if it were a Lender and that the Participant shall be subject to the provisions of Section 3.15 regarding mitigation as if it were a Lender).  Participations by a Person in a Competitive Bid Loan of any Lender shall not be deemed “participations” for purposes of this Section 11.3(c) and shall not be subject to the restrictions on “participations” contained herein.

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Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)The Administrative Agent, acting solely for this purpose as agent of the Borrowers, shall maintain at the Administrative Agent’s office at the Agency Services Address a copy of each assignment agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)Any Revolving Loan Lender (each, a “Designating Lender”) may at any time designate one Designated Bank, which shall be an Affiliate of such Designating Lender, to fund Competitive Bid Loans on behalf of such Designating Lender subject to the terms of this Section 11.3(e) and the provisions in Section 11.3(b) and (c) shall not apply to such designation.  No Lender may designate more than one (1) Designated Bank.  The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement.  Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Bank, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrowers, whereupon, (i) the Borrowers shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Credit Agreement with a right to make Competitive Bid Loans on behalf of its Designating Lender pursuant to Section 2.2 after the Borrowers have accepted a Competitive Bid Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Credit Agreement except

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to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Lender shall be and remain obligated to the Borrowers, the Administrative Agent, and the other Lenders for each and every of the obligations of the Designating Lender and its related Designated Bank with respect to this Credit Agreement, including, without limitation, any indemnification obligations under Section 10.7 hereof and any sums otherwise payable to the Borrowers by the Designated Bank.  Each Designating Lender shall serve as the administrative agent of the Designated Bank and shall on behalf of, and to the exclusion of, the Designated Bank:  (i) receive any and all payments made for the benefit of the Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Credit Agreement and the other Credit Documents.  Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Bank and shall not be signed by the Designated Bank on its own behalf, but shall be binding on the Designated Bank to the same extent as if actually signed by the Designated Bank.  The Borrowers, the Administrative Agent, and Lenders may rely thereon without any requirement that the Designated Bank sign or acknowledge the same.  No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Credit Document, other than assignments to the Designating Lender which originally designated such Designated Bank.

11.4No Waiver; Remedies Cumulative.

No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.  Any waiver of any provision of this Credit Agreement or consent to any departure by the Borrowers therefrom shall be effective only in the specific instance and for the purpose for which given.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.2 for the benefit of all the Lenders and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit

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Documents, (b) an Issuing Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.2 (subject to the terms of Section 3.8), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 3.8, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.5Payment of Expenses; Indemnification.

The Borrowers jointly and severally agree to:  (a) pay all reasonable out-of-pocket costs and expenses of (i) each Agent-Related Person in connection with (A) the negotiation, preparation, execution and delivery, syndication and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent) and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Credit Agreement, (ii) each Issuing Lender in connection with the issuance, renewal, amendment or extension of any Letter of Credit or any demand for payment thereunder, and (iii) the Agent-Related Persons and the Lenders in connection with (A) enforcement or protection of rights under the Credit Documents and the documents and instruments referred to herein and therein (including any workouts or restructurings), including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent-Related Persons and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Borrower or any of its Subsidiaries, and (b) indemnify the Agent-Related Persons, each Lender and its officers, directors, employees, representatives, Affiliates and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent-Related Person or any Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or any Loan or Letter of Credit or the use of proceeds of any Extensions of Credit or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct on the part of the Person to be indemnified, as determined by a court of competent jurisdiction by a final and non-appealable judgment), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required above to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or any Agent-Related Person of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Agent-Related Person, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed

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expense or indemnity payment is sought based on each Lender’s share of the total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender in its capacity as such, or against any Agent-Related Person of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an Issuing Lender in connection with such capacity.

11.6Amendments, Waivers and Consents.

Subject to Section 3.10(b) and the last paragraph of this Section 11.6, neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrowers and acknowledged by the Administrative Agent; provided that no such amendment, change, waiver, discharge or termination shall without the written consent of each Lender affected thereby:

(a)extend the final maturity of any Loan or any portion thereof or postpone any other date fixed for any payment of principal (other than in accordance with Section 3.5(b)) or permit the expiration date of any Letter of Credit to be after the Revolving Loan Maturity Date (except as provided in Section 2.3(a));

(b)reduce the rate or extend the time of payment of interest thereon or fees hereunder (provided that only the consent of the Required Lenders shall be necessary (x) to amend the default rate of interest in Section 3.1(b) or to waive the obligation of the Borrowers to pay interest at such default rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);

(c)reduce or waive the principal amount of any Loan;

(d)change the Commitment of a Lender from the amount thereof in effect, other than pursuant to an assignment permitted under Sections 3.5 or 11.3(b) or any reduction of the Commitments by the Borrowers pursuant to Section 2.1(e) (it being further understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

(e)release either Borrower from its obligations, or release all or substantially all of the Guarantors from their obligations, under the Credit Documents; provided that the Administrative Agent may release a Guarantor in accordance with Section 8.5 or in accordance with Section 11.19;

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(f)amend, modify or waive any provision of this Section 11.6 or Section 3.7, 3.8, or 9.1(a), or any provision of any Credit Document which, by its express terms, requires the consent, approval, agreement or satisfaction of all of the Lenders;

(g)reduce any percentage specified in, or otherwise modify, the definition of Required Lenders; or

(h)consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Credit Documents other than any assignment or transfer by a Guarantor permitted under this Credit Agreement.

If any amendment, waiver or consent with respect to the Credit Documents has been delivered in writing to a Lender by the Administrative Agent, and such amendment, waiver or consent requires only the approval of the Required Lenders to become effective, then such Lender shall have ten Business Days from the date of receipt of such amendment, waiver or consent to respond thereto.  Failure of a Lender to timely respond to such amendment, waiver or consent shall be deemed an approval by such Lender of such amendment, waiver or consent.  The provisions of this paragraph shall not apply to any amendment, waiver or consent regarding any of the matters described in Section 11.6.(a) through 11.6(h).

No provision of Sections 2.2, 2.3 or 11.9, or any other provision that affects the rights or duties of an Issuing Lender may be amended or modified without the consent of each Issuing Lender.  No provision of Section 10 or any other provision that affects the rights and duties of the Administrative Agent may be amended or modified without the consent of the Administrative Agent.

The right of any Defaulting Lender to approve or disapprove any amendment, waiver or consent hereunder shall be limited as set forth in Section 11.9(c).

Any increase in the Revolving Committed Amount pursuant to Section 2.7 hereof, shall be effective only after obtaining the consent of each of the Lenders electing to increase its respective Commitment and no other consent by any Lender not electing to increase its Commitment shall be required for any such increase in the Revolving Committed Amount.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

If, in connection with any proposed amendment, change, waiver, discharge or termination of this Credit Agreement as contemplated by this Section 11.6, the consent of the Required Lenders is obtained, but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more Eligible Assignees identified by the Borrowers pursuant to Section 3.15 (as if each such non-consenting Lender had made a request referred to in Section 3.15) and Section 11.3 so long as at

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the time of such replacement each such new Lender consents to the proposed amendment, change, waiver, discharge or termination.

In addition, notwithstanding anything in this Section 11.6 to the contrary, if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Credit Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

11.7Counterparts/Electronic Execution.

This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts by telecopy or other electronic imaging means (e.g., “pdf” or “tif”) shall be as effective as an original and shall constitute a representation that an original will be delivered.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby (including without limitation assignment and assumptions, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

11.8Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

11.9Defaulting Lender.

Notwithstanding any provision of this Credit Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 3.4(a);

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(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders hereunder; third, to cash collateralize the LC Exposure of the Issuing Lenders with respect to such Defaulting Lender; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement and (y) cash collateralize the Issuing Lenders’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement in accordance with the procedures set forth in Section 2.3(m); sixth, to the payment of any amounts owing to the Lenders or the Issuing Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Reimbursement Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to any reallocation of Commitments under this Section 11.9; any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 11.9(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c)notwithstanding anything to the contrary set forth herein, the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.6) and no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which

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by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders); provided that any waiver, amendment or modification that increases the Commitment of a Defaulting Lender, forgives all or any portion of the principal amount of any Loan or Reimbursement Obligations or interest thereon owing to a Defaulting Lender, reduces the Applicable Percentage on the underlying interest rate owing to a Defaulting Lender or extends the Revolving Loan Maturity Date shall require the consent of such Defaulting Lender;

(d)if any unfunded LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)so long as the conditions set forth in Section 5.2 are satisfied at the time of such reallocation as if such reallocation were an extension of credit hereunder (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), all or any part of the unfunded LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Loan Commitment Percentages, but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s unfunded LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) such reallocation does not cause a non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within five Business Days following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Lender only the Borrowers’ obligations corresponding to such Defaulting Lender’s unfunded LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.3(m) for so long as such unfunded LC Exposure is outstanding;

(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s unfunded LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees, and such fees shall not accrue, to such Defaulting Lender pursuant to Section 3.4(b) with respect to such Defaulting Lender’s unfunded LC Exposure during the period such Defaulting Lender’s unfunded LC Exposure is cash collateralized;

(iv)if the unfunded LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 3.4(b) shall be adjusted in accordance with such non-Defaulting Lenders’ reallocated Revolving Loan Commitment Percentages; and

(v)if all or any portion of such Defaulting Lender’s unfunded LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or

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any other Lender hereunder, subject to the priorities set forth in Section 11.9(b), all Facility Fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such unfunded LC Exposure) under Section 3.4(a) and Letter of Credit Fees payable under Section 3.4(b) with respect to such Defaulting Lender’s unfunded LC Exposure shall be payable to the Issuing Lender until and to the extent that such unfunded LC Exposure is reallocated and/or cash collateralized; and

(e)so long as such Lender is a Defaulting Lender, the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit, unless the Defaulting Lender’s then outstanding unfunded LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 4.12(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 11.9(c)(i) (and such Defaulting Lender shall not participate therein).

If a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue, the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit unless the Defaulting Lender’s then outstanding unfunded LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders or the Issuing Lenders shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Issuing Lenders, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrowers and the Issuing Lenders each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the unfunded LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Competitive Bid Loans) and the funded and unpaid participations of the other Lenders in the Letters of Credit as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Loan Commitment Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

11.10Survival of Indemnification and Representations and Warranties.

All indemnities set forth herein (including Section 11.5) and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the resignation of the Administrative Agent or any Issuing Lender, the replacement of any Lender and the repayment of the Loans and other Obligations and the termination of the Commitments hereunder.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf

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and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan or Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.11Governing Law; Jurisdiction.

(a)THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and any appellate court from any thereof, and, by execution and delivery of this Credit Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts.  Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 15 days after such mailing.  Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Borrower in any other jurisdiction.  Each Borrower agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Borrower’s right under applicable law to appeal or seek a stay of any judgment.

(b)Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

11.12Waiver of Jury Trial.

EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER CREDIT

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DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.13Times of Day; Rates.

All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

11.14Severability.

If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

11.15Entirety.

This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

11.16Binding Effect.

(a)This Credit Agreement shall become effective at such time as all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrowers and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns.

(b)This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other Obligations have been paid in full and all Commitments and Letters of Credit have been terminated.  Upon termination, the Borrowers shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Obligations.

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11.17Confidentiality.

(a)Each Lender Party agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public Information (as defined below) from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such Information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law or by any subpoena or similar legal process, (b) counsel for a Lender Party or to its accountants and other advisors, (c) bank examiners, auditors or comparable Persons or any regulatory body having jurisdiction over a Lender Party or its Affiliates (including any self-regulatory authority), (d) any Affiliate of a Lender Party (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (e) any other Lender Party, or any assignee, transferee or participant, or, (i) any potential assignee, transferee or participant, of all or any portion of any Lender’s rights under this Credit Agreement who is notified of the confidential nature of the Information or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations; provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 11.3 or other provisions at least as restrictive as this Section 11, (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party (g) any other Person to whom disclosure of such Information a Lender believes is necessary or appropriate in its reasonable judgment in connection with the exercise of remedies or enforcement of rights hereunder; and provided further that no Lender shall have any obligation under this Section 11.17 to the extent any such Information becomes available on a non-confidential basis from a source other than a Borrower or its Subsidiaries or that any Information becomes publicly available other than by a breach of this Section 11.17, (h) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Credit Parties received by it from any Agent-Related Person or any Lender, (i) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (j) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder or (k) with the consent of a Borrower or (l) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the a Lender Party or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower.  “Information” means all information received from the Borrowers or their Subsidiaries relating to the Borrowers, any such Subsidiary or their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or such Subsidiary and other than information pertaining to this Credit Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers or such Subsidiary after the date hereof, such information is clearly identified at the time

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of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)Each Lender acknowledges that Information as defined in Section 11.17(a) furnished to it pursuant to this Credit Agreement may include material non-public information concerning the Borrowers and their related parties and their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and Applicable Law, including Federal and state securities laws.

(c)All Information, including requests for waivers and amendments, furnished by the Borrowers or the Administrative Agent pursuant to, or in the course of administering this Credit Agreement will be syndicate-level information, which may contain material non-public information about the Borrowers and their related parties or their respective securities.  Accordingly, each Lender represents to the Borrowers and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public information in accordance with its compliance procedures and Applicable Law.

(d)The provisions of this Section 11.17 shall survive the full repayment of amounts due and the termination of this Credit Agreement for a period of one (1) year.

11.18Further Assurances.

The Borrowers agree, upon the request of the Administrative Agent, to promptly take such actions as are necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

11.19Release of Guarantors.

If a Guarantor no longer qualifies as the owner of Unencumbered Properties or becomes an Eligible Subsidiary, then, as long as no Default or Event of Default exists after giving effect to such event, the Lenders agree to release such Guarantor from its obligations hereunder.  The Lenders and the Issuing Lenders irrevocably authorize the Administrative Agent, upon receipt of a certificate from a Responsible Officer and a legal opinion of counsel regarding the requirements set forth in the first sentence of this Section 11.19, to release any Guarantor from its obligations under the Guaranty.  Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.19.

11.20USA PATRIOT Act.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the

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requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Act.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.21Limitation on Liability.

Each Borrower waives any right to assert or make any claim against any Lender, any Issuing Lender or the Administrative Agent for (or to sue any Lender, any Issuing Lender or the Administrative Agent upon any claim for) any special, indirect, incidental, punitive or consequential damages in respect of any breach or wrongful conduct (whether the claim is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to this Credit Agreement, any other Credit Document or the transactions contemplated hereby or thereby, or any act, omission or event in connection therewith.  No indemnitee referred to in Section 11.5 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent arising from such indemnitee’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and non-appealable judgment.

11.22No Fiduciary Duty.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each Borrower and the other Credit Parties have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers and each other Credit Party are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Borrowers, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may

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be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender has any obligation to disclose any of such interests to the Borrowers, any other Credit Party or any of their respective Affiliates.  To the fullest extent permitted by law, the Borrowers and each other Credit Party hereby waive and release any claims that they may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.23Additional Guaranties.

BOP may designate as guarantors of the Obligations one or more limited partners of BOP (“Additional Guarantors”); provided that the Administrative Agent and each Lender shall have reasonably satisfied itself with respect to “know your customer” and applicable Anti-Corruption Laws and Sanctions in respect of any such proposed Guarantor.  The guarantees executed by the Guarantors pursuant to this Section 11.23 (“Additional Guarantees”) shall not exceed $75,000,000 in the aggregate.  The Additional Guarantees shall be guarantees of collection and not guarantees of payment, shall otherwise be reasonably acceptable to the Administrative Agent, and shall be acknowledged by the Administrative Agent, effective upon their execution by the Additional Guarantors.  To evidence the Lenders’ acceptance thereof, the Lenders hereby authorize the Administrative Agent to accept such Additional Guarantees on their behalf in accordance with this Section 11.23

Acknowledgement and Consent to Bail-In of EEA Financial Institutions

.

Solely to the extent any Lender or Issuing Lender that is an EEA Financial Institution is a party to this Credit Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Credit Document; or

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(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Transitional Arrangements

.

(a)Existing Credit Agreement Superseded.  This Credit Agreement shall supersede the Existing Credit Agreement in its entirety, except as provided in this Section 11.25.  On the Closing Date, the rights and obligations of the parties under the Existing Credit Agreement and the “Notes” defined therein shall be subsumed within and be governed by this Credit Agreement and the Notes; provided, however, that (x) any of the “Loans” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall, for purposes of this Credit Agreement, be Loans hereunder (y) this Credit Agreement shall not in any way release or impair the rights, duties or obligations created pursuant to the Existing Credit Agreement or any other Credit Document (as defined in the Existing Credit Agreement) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Closing Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties and obligations are assumed, ratified and affirmed by the Borrowers; and (z) the execution, delivery and effectiveness of this Credit Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Existing Credit Agreement, or constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby.  The Revolving Loan Lenders’ interests in the Revolving Loans and participations in the Letters of Credit shall be reallocated on the Closing Date in accordance with each Revolving Loan Lender’s applicable Revolving Loan Commitment, and the Revolving Loan Lenders shall make such purchases of Revolving Loans from each other as are necessary to effect such reallocation.  On the Closing Date, (A) the loan commitments of each Lender that is a party to the Existing Credit Agreement but is not a party to this Credit Agreement (an “Exiting Lender”) will be terminated, all outstanding obligations owing to the Exiting Lenders on the Closing Date will be repaid in full, and each Exiting Lender will not become a Lender under this Credit Agreement, (B) each Person listed on Exhibit 1.1(a) attached to this Credit Agreement shall be a Revolving Loan Lender under this Credit Agreement with the applicable Revolving Loan Commitment set forth opposite its name on such Exhibit 1.1(a), and (C) each Person listed on Exhibit 1.1(b) attached to this Credit Agreement shall be an Issuing Lender with the LOC Commitment set forth opposite its name on such Exhibit 1.1(b).

(b)Interest and Fees Under Existing Credit Agreement.  All interest and all facility and other fees and expenses owing or accruing under or in respect of the Existing Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the method specified in the Existing Credit Agreement, as if the Existing Credit Agreement were still in effect.

DB1/ 97661265.5

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

Each of the parties hereto has caused a counterpart of this Third Amended and Restated Revolving Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:	BRANDYWINE REALTY TRUST, a Maryland real estate investment trust By: Name:Thomas E. Wirth Title:Executive Vice President and CFO

BRANDYWINE OPERATING PARTNERSHIP,
L.P., a Delaware limited partnership

By:Brandywine Realty Trust, a Maryland
real estate investment trust, its general
partner

By:
Name:Thomas E. Wirth
Title:Executive Vice President
and CFO

DB1/ 97661265.5

LENDERS:BANK OF AMERICA, N.A.,

Individually and as Administrative Agent

By:

Name: Michael J. Kauffman

Title:  Vice President

CITIBANK, N.A.

By:

Name: Christopher J. Albano

Title:  Authorized Signatory

CITIZENS BANK, N.A.

By:

Name: Frank Kaplan

Title:  Vice President

PNC BANK, NATIONAL ASSOCIATION

By:

Name: Shari L. Reams-Henofer

Title:  Senior Vice President

ROYAL BANK OF CANADA

By:

Name: Brian Gross

Title:  Authorized Signatory

THE BANK OF NEW YORK MELLON

By:

Name: Abdullah Dahman

Title:  Vice President

BANK OF MONTREAL

By:

Name: Lloyd Baron

Title:  Director

BARCLAYS BANK PLC

By:

Name: Craig Malloy

Title:  Director

SUNTRUST BANK

By:

Name: Gerard Rosales

Title:  Director

TD BANK, N.A.

By:

Name: Brian Gallagher

Title:  Vice President

U.S. BANK NATIONAL ASSOCIATION

By:

Name: Michael A. Raarup

Title:  Senior Vice President

WELLS FARGO BANK, N.A.

By:

Name: D. Bryan Gregory

Title:  Managing Director

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:

Name: Michael J. Sedivy

Title:  Senior Vice President

BRANCH BANKING AND TRUST COMPANY

By:

Name: Kenneth Blackwell

Title:  Senior Vice President

SANTANDER BANK, N.A.

By:

Name: Paul Toroni

Title:  Vice President

SYNOVUS BANK

By:

Name: David W. Bowman

Title:  Director

FIRSTRUST BANK

By:

Name: Jelena Batula

Title:  Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:

Name: Frederick H. Denecke

Title:  Senior Vice President

Schedule 11.1

administrative agent’s OFFICE;
certain ADDRESSES FOR NOTICES

BORROWER:

Brandywine Operating Partnership, L.P.

2929 Walnut Street, Suite 1700

Philadelphia, PA 19104

Attention: Thomas E. Wirth, Executive Vice President and Chief Financial Officer

Telephone:  610-832-7434

Facsimile:  610-832-4919

Electronic Mail: tom.wirth@bdnreit.com

Website Address:	www.brandywinerealty.com

Taxpayer Identification Number:  23-2413352 (BRT) and 23-2862640 (BOP)

with a copy to:

Legal.Notices@bdnreit.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Building C

2380 Performance Dr.

Richardson, TX 75082

Attention: Angelica Vidana

Telephone: 469-201-0404

Facsimile: 214-530-2485

Electronic Mail: angelica.vidana@baml.com

Acct No.:  1366072250600

Ref:  Brandywine LIQ 28101

ABA# 026009593

Other Notices as Administrative Agent:

Bank of America, N.A.
Agency Management

135 S. LaSalle Street

Mail Code: IL4-135-09-61

Chicago, IL 60603

Attention:  Lisa Colbert

Telephone:  312-904-8435

Facsimile:  312-537-6609

Electronic Mail:  lisa.colbert@baml.com

DB1/ 97920064.5

BANK OF AMERICA, N.A., as Issuing Lender:

Bank of America Trade Operations

Mail Code: PA6-580-02-30

1 Fleet Way

Scranton, PA 18507

Phone: (570) 496-9619

Fax: (800) 755-8743

Email: tradeclientserviceteamus@baml.com

Attention: Michael Grizzanti

Telephone: (570) 496-9621

Facsimile: (800) 755-8743

Electronic Mail: michael.a.grizzanti@baml.com

DB1/ 97920064.5

Exhibit 1.1(a)

Revolving Loan Commitment Percentages

Lender	Commitment Amount	Commitment Percentage
Bank of America, N.A.	$45,000,000	7.5%
Citibank, N.A.	45,000,000	7.5%
Bank of Montreal	40,000,000	6.7%
The Bank of New York Mellon	40,000,000	6.7%
Citizens Bank, N.A.	40,000,000	6.7%
PNC Bank, National Association	40,000,000	6.7%
Royal Bank of Canada	40,000,000	6.7%
SunTrust Bank	40,000,000	6.7%
Barclays Bank PLC	35,000,000	5.8%
Capital One, National Association	35,000,000	5.8%
TD Bank, N.A.	35,000,000	5.8%
U.S. Bank National Association	35,000,000	5.8%
Wells Fargo Bank, N.A.	35,000,000	5.8%
Branch Banking and Trust Company	25,000,000	4.2%
Associated Bank, National Association	20,000,000	3.3%
Santander Bank, N.A.	20,000,000	3.3%
Synovus Bank	20,000,000	3.3%
Firstrust Bank	10,000,000	1.7%
TOTAL	$600,000,000	100%

DB1/ 97920064.5

Exhibit 1.1(b)

Letter of Credit Commitments

Lender	Commitment Amount
Bank of America, N.A.	$32,500,000
Citibank, N.A.	$32,500,000
TOTAL	$65,000,000

DB1/ 97920064.5

Exhibit 2.1(c)

FORM OF COMMITTED LOAN NOTICE

Date:  ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Attn.: Angelica Vidana
Building C
2380 Performance Dr.
Richardson, TX 75082
Angelica.vidana@baml.com
Ph: (469) 201-0404
F: (214) 530-2485

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of July 17, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Brandywine Realty Trust, a Maryland real estate investment trust, and Brandywine Operating Partnership, L.P., a Delaware limited partnership (and together with Brandywine Realty Trust, the “Borrowers”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent and Issuing Lender and Citibank, N.A., as Syndication Agent and Issuing Lender.

The undersigned hereby requests (select one):

☐ A Borrowing of Committed Loans	☐ A conversion or continuation of Loans

1.On (a Business Day).

2.In the amount of $.

3.	Comprised of _______________________________________. [Revolving Loans that will be LIBOR Loans]
[Revolving Loans that will be Base Rate Loans]
[Revolving Loans that will be Eurodollar Loans]

4.For Eurodollar Loans:  with an Interest Period of months.

5.The purpose of the proceeds of the requested Committed Loans is ___________________________________________________________________.

DB1/ 97920064.5

[BORROWER]

By:

Name:

Title:

DB1/ 97920064.5

The Borrowers, by their signatures below, hereby certify that conditions precedent set forth in Section [5.1] [5.2] of the Credit Agreement are satisfied on the date hereof and shall be satisfied on the date of the requested borrowing.

BORROWERS:BRANDYWINE REALTY TRUST,
a Maryland real estate investment trust

By:

Name:

Title:

BRANDYWINE OPERATING PARTNERSHIP,

L.P., a Delaware limited partnership

By:Brandywine Realty Trust, a Maryland

real estate investment trust, its general partner

By:

Name:

Title:

DB1/ 97920064.5

Exhibit 2.1(f)

FORM OF NOTICE OF CONTINUATION/CONVERSION

__________ ___, 20__

To:Bank of America, N.A., as Administrative Agent

Attn.: Angelica Vidana
Building C
2380 Performance Dr.
Richardson, TX 75082
Angelica.vidana@baml.com
Ph: (469) 201-0404
F: (214) 530-2485

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Revolving Credit Agreement, dated as of July 17, 2018 (such agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the respective meanings assigned to those terms in the Credit Agreement), among Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as the Borrowers, the institutions from time to time party thereto as Lenders, Bank of America, N.A., as Administrative Agent and Issuing Lender (the “Administrative Agent), Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto.  The Borrowers hereby give you notice pursuant to Section 2.1(f) of the Credit Agreement for the Loans specified below that they elect to:

1.	[Continue as Eurodollar Loans $____________ in aggregate principal amount of the outstanding Eurodollar Loans, the current Interest Period of which ends on ______________, 20___].
2.	[Convert to Eurodollar Loans $______________ in aggregate principal amount of the outstanding [Base Rate Loans][LIBOR Loans].]
3.	[Convert to Base Rate Loans $_____________ in aggregate principal amount of the outstanding [Eurodollar Loans, the current Interest Period of which ends on ____________][LIBOR Loans].]
4.	[Convert to LIBOR Loans $________ in aggregate principal amount of the outstanding [Eurodollar Loans, the current interest period of which ends on _____________][Base Rate Loans].]

DB1/ 97920064.5

5.	The date for such [continuation] [and] [conversion] shall be _______________.
6.	[The Interest Period for such continued or converted (as applicable) Eurodollar Loans is requested to be a _________________ month period].

The Borrowers hereby certify to the Administrative Agent and each of the Lenders that on the date hereof there are no prohibitions under the Credit Agreement to the requested [conversion] [continuation], no such prohibitions will exist on the date of the requested [conversion] [continuation] and the requested [conversion] [continuation] is in accordance with the provisions of Section 2.1(f) of the Credit Agreement.

Executed as of this _____ day of ___________, 20___.

BRANDYWINE REALTY TRUST,
a Maryland real estate investment trust

By:

Name:

Title:

BRANDYWINE OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By: Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

By:

Name:

Title:

DB1/ 97920064.5

Exhibit 2.1(h)

FORM OF REVOLVING NOTE

$_____________________, 20__

FOR VALUE RECEIVED, the undersigned BRANDYWINE REALTY TRUST, a Maryland real estate investment trust, and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (collectively, the “Borrowers”), hereby jointly and severally promise to pay to __________________ (the “Lender”), or to the Lender’s registered assigns, at the Administrative Agent’s address (as set forth in Schedule 11.1 of the Credit Agreement defined below):

(a)  prior to or on the Revolving Loan Maturity Date the principal amount of __________________________ Dollars ($_______________) or, if less, the aggregate unpaid principal amount of Revolving Loans advanced by the Lender to the Borrowers pursuant to the Amended and Restated Revolving Credit Agreement, dated as of July 17, 2018 (as amended and in effect from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the respective meanings given thereto in the Credit Agreement), among the Borrowers, the Lender, Bank of America, N.A., as Administrative Agent and Issuing Lender, Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto; and

(b)  interest on the principal balance hereof from time to time outstanding at the times and at the rates provided in the Credit Agreement.

This Note is one of the Revolving Notes referred to in, evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement.  The Lender and any holder hereof pursuant to the Credit Agreement or by operation of law is entitled to the benefits of the Credit Agreement and the other Credit Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

The Borrowers irrevocably authorize the Lender to make or cause to be made, at or about the date of borrowing of any Revolving Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Revolving Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Revolving Loan shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note

DB1/ 97920064.5

when due to the extent of the unpaid principal and interest amount as of any date of determination.

The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded thereon.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SCHEDULE 11.1 OF THE CREDIT AGREEMENT.  EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

DB1/ 97920064.5

EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

This Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

DB1/ 97920064.5

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be sealed and signed by its duly authorized officer as of the day and year first above written.

BRANDYWINE REALTY TRUST,
a Maryland real estate investment trust

By:

Name:

Title:

BRANDYWINE OPERATING PARTNERSHIP,

L.P., a Delaware limited partnership

By:Brandywine Realty Trust, a Maryland

real estate investment trust, its general partner

By:

Name:

Title:

DB1/ 97920064.5

		Amount of	Balance of
	Amount	Principal Paid	Principal	Notation
Date	of Loan	or Prepaid	Unpaid	Made By:

DB1/ 97920064.5

Exhibit 2.2(b)

FORM OF COMPETITIVE BID QUOTE REQUEST

To:Bank of America, N.A., as Administrative Agent

Attn.: Angelica Vidana
Building C
2380 Performance Dr.
Richardson, TX 75082
Angelica.vidana@baml.com
Ph: (469) 201-0404
F: (214) 530-2485

and

Bank of America, N.A., as Administrative Agent

Attn.: Lisa Colbert

Vice President

135 S. LaSalle St.

Chicago, IL 60603

Lisa.colbert@baml.com

Ph: (312) 904-8435

F: (312) 537-6609

BY [TELEX/FACSIMILE]

Re:Competitive Bid Quote Request

This Competitive Bid Quote Request is given in accordance with Section 2.2(b) of the Amended and Restated Revolving Credit Agreement (as amended from time to time, the “Credit Agreement”), dated as of July 17, 2018, by and among (a) Brandywine Realty Trust and Brandywine Operating Partnership, L.P. (collectively, the “Borrowers”), (b) the institutions from time to time party thereto as lenders (collectively, the “Lenders”), (c) Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Lender (the “Administrative Agent”), (d) Citibank, N.A., as Syndication Agent and Issuing Lender, and (e) the other parties thereto.  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

The Borrowers hereby request that the Administrative Agent obtain Competitive Bid Quotes for a Competitive Bid Loan based upon the following:

DB1/ 97920064.5

1.	The requested date of borrowing of the Competitive Bid Loan shall be __________________, 20___.[1]
2.	The aggregate principal amount of the requested Competitive Bid Loans shall be $_______________.[2]
3.	The duration of the Interest Period(s) applicable hereto shall be _______________.[3]
4.	The amount of all Competitive Bid Loans currently outstanding is $_______________.[4]

[1]	The date must be a Business Day.
[2]	This amount shall be $5,000,000 or larger multiple of $1,000,000 and shall not exceed the Revolving Credit Availability.
[3]

The stated Interest Period is subject to the provisions of the definition of Interest Period.  The Borrowers may request offers to make Competitive Bid Loans for one, two or three Interest Periods in any single Competitive Bid Quote Request.

[4]	This amount together with the amount of the requested Competitive Bid Loans from line 2, shall not exceed, in the aggregate, fifty percent (50%) of the Revolving Committed Amount.

DB1/ 97920064.5

The Borrowers, by their signatures below, hereby certify that conditions precedent set forth in Section [5.1] [5.2] of the Credit Agreement are satisfied on the date hereof and shall be satisfied on the date of the requested borrowing.

Very truly yours,

BORROWERS:BRANDYWINE REALTY TRUST,
a Maryland real estate investment trust

By:

Name:

Title:

BRANDYWINE OPERATING PARTNERSHIP,

L.P., a Delaware limited partnership

By:Brandywine Realty Trust, a Maryland

real estate investment trust, its general partner

By:

Name:

Title:

DB1/ 97920064.5

Exhibit 2.2(c)

FORM OF INVITATION FOR COMPETITIVE BID QUOTES

_______________, 20___

[Name of Lender]

[Address]

Attn:  ____________________

BY [TELEX/FACSIMILE]

Re:Invitation for Competitive Bid Quotes

Reference is hereby made to that certain Amended and Restated Revolving Credit Agreement (as amended and in effect from time to time, the “Credit Agreement”) dated as of July 17, 2018, by and among (a) Brandywine Realty Trust and Brandywine Operating Partnership, L.P. (together, the “Borrowers”), (b) the institutions from time to time party thereto as lenders (collectively, the “Lenders”), (c) Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Lender (the “Administrative Agent”), (d) Citibank, N.A., as Syndication Agent and Issuing Lender, and (e) the other parties thereto.  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Pursuant to Section 2.2(c) of the Credit Agreement, you are invited to submit a Competitive Bid Quote to the Borrowers for the following proposed Competitive Bid Loan(s):

Requested Date of Borrowing	Principal Amount	Interest Period

Each such Competitive Bid Quote should specify a Competitive Bid Margin.  All Competitive Bid Quotes must be submitted to the Administrative Agent by telex or facsimile transmission at its offices as specified in or pursuant to Schedule 11.1 of the Credit Agreement not later than 10:00 a.m. (New York City time) on the third Business Day prior to the proposed date of borrowing.  Competitive Bid Quotes received after these deadlines will not be forwarded to the Borrowers.

Submitted Competitive Bid Quotes (i) must be for $5,000,000 or a larger multiple of $1,000,000, (ii) may not exceed the aggregate principal amount of Competitive Bid Loans for which offers were requested and (iii) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be

DB1/ 97920064.5

accepted.  All Competitive Bid Quotes should be submitted in substantially the form of Exhibit 2.2(d)(ii) to the Credit Agreement.  Please follow-up your submitted written bids with telephone verification to confirm receipt.

Very truly yours,

BANK OF AMERICA, N.A., acting in its capacity as Administrative Agent

By:__________________________________

Name:

Title:

DB1/ 97920064.5

Exhibit 2.2(d)(ii)

FORM OF COMPETITIVE BID QUOTE

To:	Bank of America, N.A., as Administrative Agent
Attn.: Angelica Vidana
Building C
2380 Performance Dr.
Richardson, TX 75082
Angelica.vidana@baml.com
Ph: (469) 201-0404
F: (214) 530-2485

Re:Competitive Bid Quote to Brandywine Realty Trust and Brandywine Operating Partnership, L.P.

This Competitive Bid Quote is given in accordance with Section 2.2(d) of the Amended and Restated Revolving Credit Agreement (as amended or modified from time to time, the “Credit Agreement”), dated as of July 17, 2018, by and among (a) Brandywine Realty Trust and Brandywine Operating Partnership, L.P. (collectively, the “Borrowers”), (b) the institutions from time to time party thereto as lenders (collectively, the “Lenders”), (c) Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Lender (the “Administrative Agent”), (d) Citibank, N.A., as Syndication Agent and Issuing Lender, and (e) the other parties thereto.  Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

In response to the Competitive Bid Quote Request of the Borrowers dated _________________, 20___, we hereby make the following Competitive Bid Quote on the following terms:

1.Quoting Lender :  _____________________

2.Person to contact at Quoting Lender:  _______________

3.Date of Borrowing:5/  _____________________

4.We hereby offer to make Competitive Bid Loan(s) in the following maximum principal amount(s) for the following Interest Period(s) and at the following margin(s):

[5] //	As specified in the related Competitive Bid Quote Request.

DB1/ 97920064.5

Maximum Principal Amount6/	Interest Period7/	Competitive Bid Margin8/

[provided that the aggregate principal amount of Competitive Bid Loans for which the above offer may be accepted shall not exceed $__________]

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Competitive Bid Loan(s) for which any offer(s) [is][are] accepted, in whole or in part.

[We intend to fund this proposed Competitive Bid Loan through our Designated Bank, which is ________________.]

Very truly yours,

[NAME OF LENDER]

By:____________________________

Name:

Title:

Dated:  __________________

2/The principal amount bid for each Interest Period may not exceed the principal amount requested.  Competitive Bid Quotes must be made for at least $5,000,000 or a larger multiple of $1,000,000, and in accord with the other provisions of § 2.2(d)(ii) of the Credit Agreement.

/As specified in the related Competitive Bid Quote Request.

/The Competitive Bid Margin shall be the margin above or below the applicable Eurodollar Rate expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added or subtracted from such base rate offered for each Competitive Bid Loan.  Specify “plus” or “minus”.

DB1/ 97920064.5

Exhibit 3.13-1

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of July 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Brandywine Realty Trust, a Maryland real estate investment trust (“BRT”) and Brandywine Operating Partnership, L.P., a Delaware limited partnership (“BOP” and together with BRT, the “Borrower”), the financial institutions party thereto and their assignees under Section 11.3 thereof (the “Lenders”), Bank of America, N.A., as Administrative Agent and Issuing Lender (the “Agent”), Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto.

Pursuant to the provisions of Section 3.13(g)(ii)(B)(iii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BENE, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: ________ __, 20__

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Exhibit 3.13-2

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of July 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Brandywine Realty Trust, a Maryland real estate investment trust (“BRT”) and Brandywine Operating Partnership, L.P., a Delaware limited partnership (“BOP” and together with BRT, the “Borrower”), the financial institutions party thereto and their assignees under Section 11.3 thereof (the “Lenders”), Bank of America, N.A., as Administrative Agent and Issuing Lender (the “Agent”), Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto.

Pursuant to the provisions of Section 3.13(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN (or W-8BENE, as applicable).  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20__

DB1/ 97920064.5

Exhibit 3.13-3

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of July 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Brandywine Realty Trust, a Maryland real estate investment trust (“BRT”) and Brandywine Operating Partnership, L.P., a Delaware limited partnership (“BOP” and together with BRT, the “Borrower”), the financial institutions party thereto and their assignees under Section 11.3 thereof (the “Lenders”), Bank of America, N.A., as Administrative Agent and Issuing Lender (the “Agent”), Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto.

Pursuant to the provisions of Section 3.13(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BENE, as applicable) and a certificate with respect to the matters described in (i)-(iv) in the preceding paragraph or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BENE, as applicable) and a certificate with respect to the matters described in (i)-(iv) in the preceding paragraph from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

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[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20__

DB1/ 97920064.5

Exhibit 3.13-4

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Revolving Credit Agreement dated as of July 17, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Brandywine Realty Trust, a Maryland real estate investment trust (“BRT”) and Brandywine Operating Partnership, L.P., a Delaware limited partnership (“BOP” and together with BRT, the “Borrower”), the financial institutions party thereto and their assignees under Section 11.3 thereof (the “Lenders”), Bank of America, N.A., as Administrative Agent and Issuing Lender (the “Agent”), Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto.

Pursuant to the provisions of Section 3.13(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or W-8BENE, as applicable) and a certificate with respect to the matters described in (i)-(iv) in the preceding paragraph or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN (or W-8BENE, as applicable) and a certificate with respect to the matters described in (i)-(iv) in the preceding paragraph from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

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[NAME OF LENDER]
By:
Name:
Title:

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Exhibit 7.1(c)

Check for distribution to PUBLIC and Private Side Lenders

FORM OF OFFICER’S CERTIFICATE

TO:BANK OF AMERICA, N.A., as Administrative Agent

Attn.: Lisa Colbert

Vice President

135 S. LaSalle St.

Chicago, IL 60603

Lisa.colbert@baml.com

Ph: (312) 904-8435

F: (312) 537-6609

Re:

Amended and Restated Revolving Credit Agreement, dated as of July 17, 2018, among Brandywine Realty Trust, a Maryland real estate investment trust (“BRT”) and Brandywine Operating Partnership, L.P., a Delaware limited partnership (“BOP”) (collectively, the “Borrowers”), the Lenders identified therein, Bank of America, N.A. as Administrative Agent and Issuing Lender, Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto (as the same may be amended, modified, extended, or restated from time to time, the “Credit Agreement”).

DATE: ____________ __, 20__

Pursuant to the terms of Section 7.1(c) of the Credit Agreement, I, _______________, the [Chief Executive Officer] [Chief Financial Officer] of BRT, on behalf of BRT, and not in my individual capacity, hereby certify that, as of the date hereof, the statements below are accurate and complete in all respects (all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement):

1. As required by Section 7.1(c) of the Credit Agreement, Schedule 1 attached hereto sets forth the financial data, computations and information evidencing whether there has been compliance by the Borrowers with the covenants contained in Section 7.2 and Section 8.7 of the Credit Agreement all of which data, computations and information, to the knowledge and belief of the [Chief Financial Officer] [Chief Executive Officer] executing and delivering this Officer’s Certificate on behalf of the Borrowers, are true, complete and correct.

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[2. Attached hereto are Schedules 6.15, 6.21 and 6.25 which are true and accurate as of the date hereof.]9

3. No Default or Event of Default exists as of the date hereof.10

[Signature Page Follows]

[8]	Include if schedules change.
[9]	If any Default or Event of Default exists, specify nature and extent thereof and what action is proposed with respect thereto.

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The [Chief Financial Officer] [Chief Executive Officer] certifies that he is authorized to execute and deliver this Officer’s Certificate on behalf of the Borrowers.

WITNESS our hands this __ day of ___________, 20___.

By: ______________________________

  Name:

  Title:[Chief Financial Officer]

[Chief Executive Officer]

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Schedule 1

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Exhibit 7.12

FORM OF GUARANTY

Guaranty, dated as of ________ __, 20__ by and among the undersigned (“Guarantor”), in favor of each of the Lenders (as defined herein) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for itself and for the other financial institutions (collectively, the “Lenders”) which are or may become parties to the Amended and Restated Revolving Credit Agreement dated as of July 17, 2018, among Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as the Borrowers (the “Borrowers”), the institutions from time to time party thereto as Lenders, Bank of America, N.A., as Administrative Agent and Issuing Lender, Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto (such agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, the Borrowers, the Administrative Agent, the Lenders and the other parties thereto have entered into the Credit Agreement;

WHEREAS, the Borrowers and each Guarantor are members of a group of related entities, the success of each of which is dependent in part on the success of the other members of such group;

WHEREAS, each Guarantor expects to receive substantial direct and indirect benefits from the extensions of credit to the Borrowers by the Lenders pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

WHEREAS, pursuant to Section 7.12 of the Credit Agreement each Guarantor is executing and delivering to the Administrative Agent this Guaranty to guaranty the Borrowers’ obligations to the Lenders and the Administrative Agent under and in respect of the Credit Agreement as herein provided.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Guaranty of Payment and Performance of Obligations.  In consideration of the Lenders’ extending credit or otherwise in their discretion giving time, financial or banking facilities or accommodations to the Borrowers, each Guarantor hereby jointly and severally, absolutely, irrevocably and unconditionally guarantees to the Administrative Agent and each Lender the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise).  This Guaranty is an absolute, unconditional, irrevocable and continuing guaranty of the full and punctual payment and performance by the Borrowers of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Lender or

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the Administrative Agent first attempt to collect any of the Obligations from the Borrowers or any other Person (including a co-guarantor) or resort to any security or other means of obtaining payment of any of the Obligations which any Lender or the Administrative Agent now has or may acquire after the date hereof or upon any other contingency whatsoever.  Upon any Event of Default which has occurred and is continuing by the Borrowers, in the full and punctual payment and performance of the Obligations, the liabilities and obligations of each Guarantor hereunder shall, at the option of the Administrative Agent, become forthwith due and payable to the Administrative Agent and to the Lender or Lenders owed the same without demand or notice of any nature, all of which are expressly waived by each Guarantor, except for notices required to be given to the Borrowers under the Credit Documents.  Payments by the Guarantors hereunder may be required by any Lender or the Administrative Agent on any number of occasions.

2.

Guarantor’s Further Agreements to Pay.  Each Guarantor further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to each Lender and the Administrative Agent forthwith upon demand, in funds immediately available to such Lender or the Administrative Agent, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Administrative Agent or such Lender in connection with this Guaranty and the enforcement hereof, together with interest on amounts recoverable under this Guaranty from the time after such amounts become due at the default rate of interest set forth in Section 3.1 of the Credit Agreement; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

3.

Payments.  Each Guarantor jointly and severally covenants and agrees that the Obligations will be paid strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto.  Without limiting the generality of the foregoing, each Guarantor’s obligations hereunder with respect to any Obligation shall not be discharged by a payment in a currency other than the currency in which such Obligation is denominated (the “Obligation Currency”) or at a place other than the place specified for the payment of such Obligation, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Obligation Currency and transferred to New York, New York, U.S.A., under normal banking procedures does not yield the amount of Obligation Currency due thereunder.

4.

Taxes.  All payments hereunder shall be made without any counterclaim or set-off, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature (“Taxes”), which are now or may hereafter be imposed, levied or assessed by the United States or any political subdivision or taxing authority thereof on payments hereunder, all of which will be for the account of and paid by the Guarantors.  If for any reason, any such reduction is made or any Taxes are paid by the Administrative Agent or any Lender (except for taxes on income or profits of the Administrative Agent or such Lender, which are imposed by the jurisdiction in which its principal office or, in the case of such Lender, its lending office is located), each Guarantor jointly and severally agrees to pay to the Administrative Agent or

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such Lender such additional amounts as may be necessary to ensure that the Administrative Agent or such Lender receives the same net amount which it would have received had no reduction been made or Taxes paid.

5.

Consent to Jurisdiction.  Each Guarantor agrees that any suit for the enforcement of this Guaranty or any of the other Credit Documents may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices specified herein, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Guarantor in any other jurisdiction. Each Guarantor agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 5 is intended to impair a Guarantor’s right under applicable law to appeal or seek a stay of any judgment.

6.

Liability of each Guarantor.  The Administrative Agent and each Lender have and shall have the absolute right to enforce the liability of each Guarantor hereunder without resort to any other right or remedy including any right or remedy under any other guaranty or against any other Guarantor or against any Borrower, and the release or discharge of any Guarantor or other guarantor of any Obligations shall not affect the continuing liability of each Guarantor hereunder that has not been released or discharged.

It is the intention and agreement of each Guarantor, the Administrative Agent and the Lenders that the obligations of each Guarantor under this Guaranty shall be joint and several and valid and enforceable against each Guarantor to the maximum extent permitted by applicable law.  Accordingly, if any provision of this Guaranty creating any obligation of any Guarantor in favor of the Administrative Agent and the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Administrative Agent and the Lenders that any balance of the obligation created by such provision and all other obligations of each of the other Guarantors to the Administrative Agent and the Lenders created by other provisions of this Guaranty shall remain valid and enforceable.  Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Administrative Agent or the Lenders may be otherwise entitled to collect from any Guarantor under this Guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to such Guarantor’s obligations under this Guaranty, it is the stated intention and agreement of the Guarantors, the Administrative Agent and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Administrative Agent and the Lenders from each of the other Guarantors, jointly and severally.

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Without limiting the generality of the foregoing, the Guarantor, and by its acceptance of this Guaranty, Administrative Agent, for the benefit of the Lenders, hereby confirm that the parties intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty.  In furtherance of that intention, the liabilities of the Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other person with respect to the Liabilities, result in the Liabilities of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.  For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.   This paragraph with respect to the maximum liability of the Guarantor is intended solely to preserve the rights of the Administrative Agent, for the benefit of the Lenders, to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law. The Guarantor agrees that the Obligations may at any time and from time to time exceed the maximum liability of the Guarantor without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent on behalf of the Lenders, hereunder, provided that, nothing in this sentence shall be construed to increase the Guarantor's obligations hereunder beyond its maximum liability.

7.

Representations and Warranties; Covenants.  (a) Each Guarantor hereby represents and warrants to each Lender and the Administrative Agent that the representations and warranties contained in Section 6 of the Credit Agreement, to the extent that such representations and warranties contained therein are applicable to it, are true and correct in all material respects, each such representation and warranty set forth in such Section 6 (to the extent applicable to it) being hereby incorporated herein by reference as though specifically set forth in this Section 7.  Each Guarantor hereby agrees to perform the covenants set forth in Sections 7 and 8 of the Credit Agreement (to the extent that such covenants are applicable to it) as if the covenants were set forth herein.

(b) Each Guarantor (i) is either a partnership, a corporation, a limited liability company or a REIT duly organized or formed, validly existing and in good standing under the laws of the state (or other jurisdiction) of its organization or formation, (ii) is duly qualified and in good standing as a foreign partnership, a foreign corporation, a foreign limited liability company or a foreign REIT and authorized to do business in every other jurisdiction where the failure to be so qualified, in good standing or authorized would have or would reasonably be expected to have a Material Adverse Effect and (ii) has the power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

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(c)

Each Guarantor (i) has the power and authority to execute, deliver and perform this Guaranty and to incur the obligations herein and therein provided for and to consummate the transactions contemplated herein and therein and (ii) is duly authorized, and has been authorized by all necessary action, to execute, deliver and perform this Guaranty and to consummate the transactions contemplated herein and therein.

(d)

Neither the execution and delivery of this Guaranty, nor the performance of or compliance with the terms and provisions hereof by a Guarantor, will (i) violate or conflict with any provision of its organizational or governing documents, (ii) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

(e)

Except for consents, approvals, authorizations and orders that have been obtained, and filings, registrations and qualifications that have been made, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Guarantor is required in connection with the execution, delivery or performance of this Guaranty by such Guarantor.

(f) This Guaranty has been duly executed and delivered and constitutes legal, valid and binding obligations of each Guarantor enforceable against such Guarantor, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

8.

Effectiveness.  The obligations of each Guarantor under this Guaranty shall continue in full force and effect and shall remain in operation until all of the Obligations shall have been paid in full or otherwise fully satisfied, and continue to be effective or be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the Borrowers, or otherwise, as though such payment had not been made or other satisfaction occurred.  No invalidity, irregularity or unenforceability of the Obligations by reason of applicable bankruptcy laws or any other similar law, or by reason of any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations, shall impair, affect, be a defense to or claim against the obligations of any Guarantor under this Guaranty.

9.

Freedom of Lender to Deal with Borrowers and Other Parties.  The Administrative Agent and each Lender shall be at liberty, without giving notice to or obtaining the assent of any Guarantor and without relieving any Guarantor of any liability hereunder, to deal with the Borrowers and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the

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Administrative Agent or such Lender in its sole discretion deems fit, and to this end each Guarantor gives to the Administrative Agent and each Lender full authority in its sole discretion to do any or all of the following things: (a) extend credit, make loans and afford other financial accommodations to the Borrowers at such times, in such amounts and on such terms as the Administrative Agent or such Lender may approve, (b) vary the terms and grant extensions of any present or future indebtedness or obligation of the Borrowers or of any other party to the Administrative Agent or such Lender, (c) grant time, waivers and other indulgences in respect thereof, (d) vary, exchange, release or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing, or impair any security or guaranty or other means of obtaining payment of any of the Obligations which the Administrative Agent or any Lender now has or may acquire after the date hereof, (e) accept partial payments from the Borrowers or any such other party, (f) release or discharge, wholly or partially, any endorser or guarantor, and (g) compromise or make any settlement or other arrangement with the Borrowers or any such other party.

10.

Unenforceability of Obligations Against Borrowers; Invalidity of Security or Other Guaranties.  If for any reason any of the Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Obligations have become irrecoverable from the Borrowers by operation of law or for any other reason, this Guaranty shall nevertheless be binding on each Guarantor to the same extent as if such Guarantor at all times had been the principal debtor on all such Obligations.  This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

11.

Waivers by Guarantor.  Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrowers by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders’ subordinating, compromising, impairing, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) the benefit of any laws that exonerate or limit the liability of guarantors or sureties, and any defenses provided by these laws.

12.

Restriction on Subrogation and Contribution Rights.  Notwithstanding any other provision to the contrary contained herein or provided by applicable law, unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full, each Guarantor hereby irrevocably defers and agrees not to enforce any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or by contract) to assert any claim against the Borrowers on account of payments made under this Guaranty, including, without limitation, any and all rights of or claim for subrogation,

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contribution, reimbursement, exoneration and indemnity, and further waives any benefit of and any right to participate in any collateral which may be held by the Administrative Agent or any Lender or any affiliate of the Administrative Agent or any Lender.  In addition, each Guarantor will not claim any set-off or counterclaim against the Borrowers in respect of any liability it may have to the Borrowers unless and until all of the Obligations have been indefeasibly paid in full in cash and satisfied in full.

Subject to the foregoing and the indefeasible performance and payment in full of the Obligations, each Guarantor acknowledges that all other “Guarantors” shall have contribution rights against such Guarantor in accordance with applicable law and in accordance with each such Person’s benefits received under the Credit Agreement and the Loans.

13.

Demands.  Any demand on or notice made or required to be given pursuant to this Guaranty shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, return receipt requested, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a)	if to the Guarantors, at

Brandywine Realty Trust

2929 Walnut Street, Suite 1700

Philadelphia, PA 19104

Attention: Tom Wirth

Fax: (610) 832-4919

Email: tom.wirth@bdnreit.com

with a copy to:

Legal.Notices@bdnreit.com

or at such other address for notice as the Guarantors shall last have furnished in writing to the Administrative Agent with a copy to:

Pepper Hamilton LLP,

3000 Two Logan Square

18th and Arch Streets,

Philadelphia, Pennsylvania  19103

Attention: Michael Friedman, Esq.

Fax: (215) 981-4750

or at such other address for notice as the Guarantors shall last have furnished in writing to the Administrative Agent

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(b)if to the Administrative Agent, at

Bank of America, N.A.

Attn.: Michael J. Kauffman
Real Estate Corporate Debt Products

Bank of America Merrill Lynch

Bank of America, N.A.

135 S La Salle Street, Floor 6

Chicago, IL 60603

with a copy to,

Bank of America, N.A.

Attn.: Lisa Colbert

Vice President

135 S. LaSalle St.

Chicago, IL 60603

Lisa.colbert@baml.com

Ph: (312) 904-8435

F: (312) 537-6609

or at such other address for notice as the Administrative Agent shall last have furnished in writing to the Guarantors; and

(c)if to any Lender, at such Lender's address as set forth in Schedule 11.1 to the Credit Agreement or as shall have last been furnished in writing to the Person giving the notice.

Any such notice or demand and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device), (c) the Business Day following the day on which the same has been delivered prepaid or on an invoice arrangement to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid.

14.

Amendments, Waivers, Etc.  No provision of this Guaranty can be amended, changed, waived, discharged or terminated except by an instrument in writing signed by the Administrative Agent (acting with the requisite consent of the Lenders as provided in the Credit Agreement) and the Guarantors expressly referring to the provision of this Guaranty to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any Obligation which is not expressly dealt with therein.  No course of dealing or delay or omission on the part of the Administrative Agent or the Lenders or any of them in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

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15.

Further Assurances.  Each Guarantor at its sole cost and expense agrees to do all such things and execute, acknowledge and deliver all such documents and instruments as the Administrative Agent from time to time may reasonably request in order to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Administrative Agent and the Lenders hereunder.

16.

Miscellaneous Provisions.  This Guaranty is intended to take effect as a sealed instrument to be governed by and construed in accordance with the laws of the State of New York and shall inure to the benefit of the Administrative Agent, each Lender and its respective successors in title and assigns permitted under the Credit Agreement, and shall be binding on each Guarantor and each Guarantor’s successors in title, assigns and legal representatives; provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Lenders (and any attempted such assignment or transfer without such consent shall be null and void).  The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement.  The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.  Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.  The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

17.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS GUARANTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first above written.

GUARANTOR

_________________________________

By:
Name:

Title:

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1

Exhibit 11.3(b)

FORM OF

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between ________________________ (the “Assignor”) and _________________________ (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate of ______________11]

3.	Borrowers:Brandywine Realty Trust and Brandywine Operating Partnership, L.P.

4.	Administrative Agent: Bank of America, N.A.,
as the administrative agent under the Credit Agreement

[10]	Select Lender as applicable.

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2

5.

Credit Agreement:The Amended and Restated Revolving Credit Agreement dated as of July 17, 2018, among Brandywine Realty Trust and Brandywine Operating Partnership, L.P., as the borrowers, the Lenders parties thereto, Bank of America, N.A., individually and as Administrative Agent and Issuing Lender, Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto.

Assigned Interest:

6.Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders[1]*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[13]
Commitment	$	$	%
Revolving Loans	$	$	%
Competitive Bid Loans	$	$	%
Participation Interest	$	$	%
New Term Loans	$	$	%

[7.Trade Date:______________]14

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Remainder of Page Intentionally Left Blank]

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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3

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________

Name:

Title:

Consented to and Accepted:

BANK OF AMERICA, N.A.,

acting in its capacity as Administrative

Agent and Issuing Lender

By:

Name:

Title:

Consented to:

BRANDYWINE REALTY TRUST,

a Maryland real estate investment trust

By:

Name:

Title:

BRANDYWINE OPERATING PARTNERSHIP,

L.P., a Delaware limited partnership

By: Brandywine Realty Trust, a Maryland

real estate investment trust, its general partner

By:_______________________________

Name:

Title:

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4

Consented to:

Citibank, N.A.

acting in its capacity as Issuing Lender

By:

Name:

Title:

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ANNEX 1

The Amended and Restated Revolving Credit Agreement dated as of July 17, 2018, among Brandywine Realty Trust and Brandywine Operating Partnership, L.P., as borrowers, the Lenders parties thereto, Bank of America, N.A., individually and as Administrative Agent and Issuing Lender, Citibank, N.A., as Syndication Agent and Issuing Lender and the other parties thereto (as amended and in effect from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Assignment and Acceptance to which this Annex is attached and if not defined therein, shall have the meanings given to them in the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1.Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 6.1 thereof or delivered pursuant to Section 7.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) if it is a non-U.S. Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the

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Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

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Exhibit 11.3(e)-1

FORM OF DESIGNATION AGREEMENT

Dated ____________, 20__

Reference is made to that certain Amended and Restated Revolving Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of July 17, 2018, among Brandywine Realty Trust and Brandywine Operating Partnership, L.P. (collectively, the “Borrowers”), Bank of America, N.A., as Administrative Agent and Issuing Lender (the “Administrative Agent”), Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto.  Capitalized terms used herein without being defined herein have the meanings assigned to them in the Credit Agreement.

[NAME OF DESIGNOR] (the “Designor”), [NAME OF DESIGNEE] (the “Designee”), the Administrative Agent and the Borrowers agree as follows:

1.The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Loans pursuant to Section 11.3(e) of the Credit Agreement.  Any assignment by Designor to Designee of its rights to make a Competitive Bid Loan pursuant to such Section 11.3(e) shall be effective at the time of the funding of such Competitive Bid Loan and not before such time.

2.The Designee confirms that it is a Designated Bank under the Credit Agreement.

3.The Designee hereby appoints the Designor as the Designee’s agent and attorney-in-fact, and grants to the Designor an irrevocable power of attorney, to receive any and all payments made for the benefit of Designee, to give and receive all communications and notices and to take all actions including, without limitation, votes, approvals, waivers, consents and amendments under or relating to the Credit Agreement and the other Credit Documents, subject to Section 11.6 of the Credit Agreement.  Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designor as administrative agent for the Designee and shall not be signed by the Designee on its own behalf but shall be binding on the Designee to the same extent as if actually signed by the Designee.  The Borrowers, the Administrative Agent and each of the Lenders may rely thereon without any requirement that the Designee sign or acknowledge the same.

4.Following the execution of this Designation Agreement by the Designor and the Designee, it will be delivered to the Administrative Agent.  The effective date for this Designation Agreement (the “Effective Date”) shall be the date of receipt hereof by the Administrative Agent, unless otherwise specified on the signature page hereto.

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5.Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right (subject to the provisions of Section 2.2 of the Credit Agreement) to make Competitive Bid Loans on behalf of the Designor pursuant to Section 2.2 of the Credit Agreement after the Borrowers have accepted a Competitive Bid Quote (or portion thereof) of the Designor; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee which are then due and payable.  Notwithstanding the foregoing, the Designor, as administrative agent for the Designee, shall be and remain obligated to the Borrowers, the Administrative Agent and the other Lenders for each and every of the obligations of the Designee and the Designor with respect to the Credit Agreement, including, without limitation, any indemnification obligations under Section 10.7 of the Credit Agreement and any sums otherwise payable to the Borrowers by the Designee.

6.The Designee may not assign or transfer all or any portion of its interest under the Credit Agreement or under any other Credit Document, other than assignments to the Designor.

7.This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

8.This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:

_________________, 20___

[NAME OF DESIGNOR], as Designor

By:

Name:_______________________________

Title:

[NAME OF DESIGNEE] as Designee

By:

Name:_______________________________

Title:

[ADDRESS]

Accepted this _____ day

of ____________, 20___

BANK OF AMERICA, N.A., acting in its capacity as Administrative Agent and individually as a Lender

By:

Name:_______________________________

Title:

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Exhibit 11.3(e)-2

FORM OF DESIGNATED BANK NOTE

$________________________ ____, 20__

FOR VALUE RECEIVED, the undersigned BRANDYWINE REALTY TRUST, a Maryland real estate investment trust and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (collectively, the “Borrowers”), hereby promise to pay to __________________ (the “Designated Bank”), or to the Designated Bank’s registered assigns, at the Administrative Agent’s address (as set forth in Schedule 11.1 of the Credit Agreement defined below):

(a)  on [insert applicable date, which is the last day of the Interest Period] (the “Bid Maturity Date”) the principal amount of __________________________ Dollars ($_______________) or, if less, the unpaid principal amount of the Competitive Bid Loan advanced by the Designated Bank to the Borrowers pursuant to the Amended and Restated Revolving Credit Agreement, dated as of July 17, 2018 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrowers, Bank of America, N.A., as Administrative Agent and Issuing Lender, Citibank, N.A., as Syndication Agent and Issuing Lender, and the other parties thereto; and

(b)  interest on the principal balance hereof from time to time outstanding from the date hereof through and including the Bid Maturity Date hereof at the rate and at the times provided in the Credit Agreement.

This Designated Bank Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement.  The Designated Bank and any holder hereof pursuant to the Credit Agreement or by operation of law is entitled to the benefits of the Credit Agreement and the other Credit Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.  All capitalized terms used in this Designated Bank Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrowers irrevocably authorize the Designated Bank to make or cause to be made, at or about the date of borrowing of any Competitive Bid Loan made by the Designated Bank or at the time of receipt of any payment of principal of this Designated Bank Note, an appropriate notation on the grid attached to this Designated Bank Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Competitive Bid Loan or the receipt of such payment.  The

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outstanding amount of the Competitive Bid Loan set forth on the grid attached to this Designated Bank Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Designated Bank with respect to any Competitive Bid Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Designated Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Designated Bank Note when due to the extent of the unpaid principal and interest amount as of any date of determination.

The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Designated Bank Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Designated Bank Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Designated Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Designated Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrowers and every endorser and guarantor of this Designated Bank Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Designated Bank Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

This Designated Bank Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded thereon.

THIS DESIGNATED BANK NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS DESIGNATED BANK NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURT AND TO SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN SCHEDULE 11.1 OF THE CREDIT AGREEMENT.  EACH OF

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THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DESIGNATED BANK NOTE, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

This Designated Bank Note shall be deemed to take effect as a sealed instrument under the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Designated Bank Note to be sealed and signed in its name by its duly authorized officer as of the day and year first above written.

BRANDYWINE REALTY TRUST,
a Maryland real estate investment trust

By:

Name:

Title:

BRANDYWINE OPERATING PARTNERSHIP,

L.P., a Delaware limited partnership

By:Brandywine Realty Trust, a Maryland

real estate investment trust, its general partner

By:

Name:

   Title:

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		Amount of	Balance of
	Amount	Principal Paid	Principal	Notation
Date	of Loan	or Prepaid	Unpaid	Made By:

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